Exhibit 10.3

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement, dated as of February 19, 2020 (this “Agreement”, as the same may hereafter be modified, supplemented, extended, amended, restated or amended and restated from time to time), is entered into by and among DoorDash, Inc., a Delaware corporation (the “Company”), Caviar, LLC, a Delaware limited liability company, and the persons and entities listed on the schedule of investors attached hereto as Schedule I (as updated from time to time in accordance with Section 10(d)) (each an “Investor” and collectively, the “Investors”).

RECITALS

A. On the terms and subject to the conditions set forth herein, each Investor is willing to purchase from the Company, and the Company is willing to sell to such Investor, a convertible promissory note in the principal amount set forth opposite such Investor’s name on Schedule I hereto.

B. Capitalized terms not otherwise defined herein shall have the meaning set forth in Appendix 1 attached hereto.

C. Owl Rock Capital and Benefit Street Partners are acting as Joint Lead Arrangers in connection with the transactions contemplated under the Transaction Documents.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Notes.

(a) Issuance of Notes. Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to each of the Investors, and each of the Investors severally agrees to purchase, a Note in the principal amount set forth opposite the respective Investor’s name on Schedule I hereto. The obligations of the Investors to purchase Notes are several and not joint. The aggregate principal amount for all Notes issued hereunder shall be $340,000,000.

(b) Delivery. The sale and purchase of the Notes shall take place at a closing (the “Closing”) to be held at such place and time as the Company and the Investors may determine (the “Closing Date”). At the Closing, the Company will deliver to each Investor the Note to be purchased by such Investor, against receipt by the Company of the corresponding purchase price set forth on Schedule I hereto (the “Purchase Price”). The Company shall register each Note in such Investor’s name in the Company’s records. All of the transactions set forth herein to be taken at the Closing, including the delivery of documents, shall be deemed to take place simultaneously at the Closing.

(c) Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on the Disclosure Letter:

(a) Organization; Good Standing and Qualification.

(i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(ii) Each Guarantor is duly organized, validly existing and in good standing under the laws of its state of formation and has all requisite corporate or other entity power and authority to carry on its business as conducted as of the date of execution hereof. Each Guarantor is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b) Capitalization and Voting Rights.

(i) Authorized Stock. As of November 30, 2019, the authorized capital stock of the Company consisted of: 72,000,000 shares of Common Stock, of which 8,775,667 shares are issued and outstanding, and 47,171,928 shares of Preferred Stock, par value $0.00001 (the “Preferred Stock”), 5,431,674 of which have been designated Series A Preferred Stock (the “Series A Preferred Stock”), all of which are issued and outstanding, 2,666,047 of which have been designated Series A-1 Preferred Stock (the “Series A-1 Preferred Stock”), all of which are issued and outstanding, 1,584,981 of which have been designated Series B Preferred Stock (the “Series B Preferred Stock”), all of which are issued and outstanding, 5,367,833 of which have been designated Series C Preferred Stock (the “Series C Preferred Stock”), all of which are issued and outstanding, 19,601,592 of which have been designated Series D Preferred Stock (the “Series D Preferred Stock”), all of which are issued and outstanding, 3,611,042 of which have been designated Series E Preferred Stock (the “Series E Preferred Stock”), all of which are issued and outstanding, 3,637,197 of which have been designated Series F Preferred Stock (the “Series F Preferred Stock”), all of which are issued an outstanding, and 5,271,562 of which have been designated Series G Preferred Stock (the “Series G Preferred Stock”), 4,233,064 of which are issued and outstanding. The rights, privileges and preferences of the Preferred Stock are as stated in the Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate”).

(ii) The outstanding shares of Common Stock and Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Act”), and any relevant state securities laws, or pursuant to valid exemptions therefrom.

(iii) Except for (i) the conversion privileges of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, (ii) the rights provided in Section 3.4 of that certain Sixth Amended and Restated Investors’ Rights Agreement, dated as of May 21, 2019 (the “Investors’ Rights Agreement”), (iii) currently outstanding options to purchase 7,276,316 shares of Common Stock granted to employees and other service providers pursuant to the Company’s 2014 Stock Plan (the “Option Plan”), (iv) 3,108,899 currently outstanding restricted stock units and (v) a warrant to purchase 21,066 shares of Common Stock, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock except for restricted stock units to be issued or options to be granted pursuant to the Option Plan, in each case, after January 31, 2020. In addition, the Company has reserved 2,156,351 shares of Common Stock for purchase upon exercise of options to be granted in the future or for issuance pursuant to restricted stock awards under the Option Plan. Other than that certain Sixth Amended and Restated Voting Agreement, dated as of May 21, 2019, as amended to date, the Company is not a party or subject to any agreement or understanding, and, to the Company’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

(iv) All outstanding securities of the Company, including, without limitation, all outstanding shares of the capital stock of the Company, all shares of the capital stock of the Company issuable upon the conversion or exercise of all outstanding convertible or exercisable securities and all other securities that the Company is obligated to issue (other than any shares of capital stock issuable upon conversion of the Notes), are subject to a one hundred eighty (180) day “market stand-off” restriction upon an initial public offering of the Company’s securities pursuant to a registration statement filed with the Securities and Exchange Commission (“SEC”) pursuant to the Act in a form substantially identical to Section 1.13 of the Investors’ Rights Agreement; provided, however, that the Investors shall not be subject to any lock-up in the event of a Public Company Event.

(v) Other than the Notes, no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any securities or rights exercisable or convertible for securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of the occurrence of any event.

(c) Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

(d) Authorization.

(i) All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Notes has been taken or will be taken prior to the Closing, and this Agreement and the Notes constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(ii) All corporate or other action on the part of each Guarantor, its officers, directors and stockholders or other equityholders, as applicable, necessary for the authorization, execution and delivery of this Agreement has been taken or will be taken prior to execution thereof, and this Agreement constitutes a valid and legally binding obligation of each Guarantor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(e) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) any filing pursuant to Regulation D promulgated by the SEC under the Act, and/or the filing pursuant to Section 25102(f) or 25102.1 of the California Corporate Securities Law of 1968, as amended, and the rules thereunder; (ii) the filings required by applicable state “blue sky” securities laws, rules and regulations; (iii) the filing and expiration or early termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; or (iv) such other post-closing filings as may be required.

(f) Offering

(i) Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Notes as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

(ii) The Company has exercised reasonable care, in accordance with SEC rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Act (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Act) connected with the Company in any capacity at the time of the sale of the Notes; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Notes (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

(iii) No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Letter, and no certificate furnished or to be furnished to Investors at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

(g) Litigation; Environmental Matters.

(i) There is no action, claim, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened in writing against the Company that questions the validity of this Agreement or any Transaction Document, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, claim, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

(ii) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, have not resulted and would not reasonably be expected to result in a Material Adverse Effect, neither Company nor any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, or (iii) has received notice of any claim with respect to any Environmental Liability.

(iii) Since the Closing Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Material Adverse Effect.

(h) Proprietary Information Agreements. Each present and former employee and officer of the Company has executed a proprietary information and inventions agreement, and each consultant to the Company has executed a consulting agreement (each containing customary confidentiality provisions and provisions relating to ownership of intellectual property). No current or former employee has expressly excluded works or inventions or other subject matter from his or her Proprietary Information and Inventions Agreement. The Company is not aware that any of its present and former employees, officers or consultants are in violation thereof, and the Company will use its commercially reasonable efforts to prevent any such violation.

(i) Patents and Trademarks. To its knowledge with respect to patents, trademarks, services marks and trade names only (but without having conducted any special investigation or patent or trademark search), the Company has sufficient title and ownership of or licenses to all patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, information, software, proprietary rights and processes necessary for its business as now conducted, without any violation or infringement of the rights of others in each case except to the extent it could not reasonably be expected to have a material adverse effect or except for such items as have yet to be conceived or developed or that are expected to be available for licensing on reasonable terms from third parties. There are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership of interests of any kind relating to anything referred to above in this Section 2(i) that is to any extent owned by or exclusively licensed to the Company, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information, proprietary rights and/or processes of any other person or entity, except, in either case, for standard end-user, object code, internal-use software license and support/maintenance agreements. The Company has not received any communications alleging that the Company has violated or would violate any of the patents, trademarks, service marks, domain names, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity that could reasonably be expected to have a material adverse effect. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted. Neither the execution nor delivery of this Agreement or the Notes, nor the carrying on of the Company’s business by the employees of the Company, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated except to the extent it could not reasonably be expected to have a material adverse effect. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees made prior to or outside the scope of their employment by the Company. To the extent the Company uses any “open source” or “copyleft” software or is a party to “open” or “public source” or similar licenses, the Company is in compliance with the terms of any such licenses, and the Company is not required (and, even if it distributed its software, would not be required) under any such license to (a) make or permit any disclosure or to make available any source code for its (or any of its licensors’) proprietary software or (b) distribute or make available any of the Company’s proprietary software or intellectual property (or to permit any such distribution or availability).

(j) Compliance with Other Instruments. The Company is not in violation, default, conflict or breach of any provision of its Restated Certificate or Bylaws of the Company, or in any material respect of any instrument, judgment, order, writ, decree, privacy policy or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any law, federal or state statute, rule or regulation applicable to the Company (including, without limitation, those related to privacy, personally identifiable information, export control or digital tokens, coins, cryptocurrency or other blockchain-based assets). The execution, delivery and performance of this Agreement and the Notes, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation, default, conflict or breach, nor will such consummation constitute, with or without the passage of time and giving of notice, an event that results in (a) the creation of any lien, charge or encumbrance upon any assets of the Company or (b) the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties. The Company has obtained valid waivers of any rights by other parties to purchase any of the Notes covered by this Agreement or shares of Common Stock issuable upon exchange or conversion thereof.

(k) Agreements; Action.

(i) Except for (A) standard employee benefits generally made available to all employees, (B) standard director and officer indemnification agreements approved by the Board of Directors, (C) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock or restricted stock units with respect to the Company’s Common Stock, in each instance, approved pursuant to written consent or in the written minutes of the Board of Directors, (D) proprietary information and inventions agreements and (E) agreements explicitly contemplated hereby and by the Transaction Documents, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

(ii) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (A) obligations (contingent or otherwise) of, or payments to the Company in excess of, $1,000,000, or (B) any material license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than (1) the nonexclusive license of the Company’s software and products in object code form in the ordinary course of business pursuant to standard end-user agreements or (2) the nonexclusive license to the Company of standard, generally commercially available, “off-the-shelf” third party products that are not and will not to any extent be part of any product, service or intellectual property offering of the Company), or (C) provisions materially restricting the business of the Company or the development, manufacture or distribution of the Company’s products or services.

(iii) The Company has not (A) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (B) other than as contemplated by the Notes, incurred any indebtedness for money borrowed or any other liabilities individually in excess of $1,000,000 or, in the case of indebtedness and/or liabilities individually less than $1,000,000, in excess of $1,500,000 in the aggregate, (C) made any loans or advances to any person, other than ordinary advances for travel expenses, or (D) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business

(iv) For the purposes of subsections (ii) and (iii) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(v) There are no agreements, understandings or proposed transactions to which the Company is a party that will terminate or provide a right of the Company or another party thereto to terminate (either with or without the passage of time or the giving of notice, or both) as a result of the transactions hereby contemplated. All agreements, understandings or proposed transactions to which the Company is a party will continue to be valid, binding, in full force and effect and enforceable against the Company (and to the Company’s knowledge, to each other party thereto) in accordance with their respective terms immediately following the consummation of the transactions contemplated hereby.

(l) Related-Party Transactions. No employee, officer, or director of the Company (a “Related Party”) or member of such Related Party’s immediate family, or any corporation, partnership or other entity in which such Related Party is an officer, director or partner, or in which such Related Party has significant ownership interests or otherwise controls, is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of such Related Party’s immediate families may own stock in publicly traded companies that may compete with the Company. No Related Party or member of their immediate family is directly or indirectly interested in any material contract with the Company.

(m) Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

(n) Registration Rights. Except as provided in the Investors’ Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

(o) Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances. The Company does not own any real property.

(p) Financial Statements. The Company has delivered to each Investor its unaudited financial statements (balance sheet and income statement) at its consolidated balance sheet and statements of operations, stockholders equity and cash flows (i) as of and for the fiscal years ended December 31, 2017 and

December 31, 2018, reported on by KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarters ended March 31, 2019, June 30, 2019 and September 30, 2019 (the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements and except for the Notes, the Company has no material liabilities or obligations, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to September 30, 2019 (the “Financial Statement Date”) and (b) obligations not required under GAAP to be reflected in financial statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

(q) Changes. Since the Financial Statement Date there has not been:

(i) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except for the contemplated issuance of Notes and changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

(ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

(iii) any waiver by the Company of a valuable right or of a material debt owed to it;

(iv) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

(v) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject

(vi) any material change in any compensation arrangement or agreement with any executive officers;

(vii) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(viii) any resignation or termination of employment of any key officer of the Company; and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer or key employee;

(ix) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(x) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(xi) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(xii) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

(xiii) to the Company’s knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted); or

(xiv) any agreement or commitment by the Company to do any of the things described in this Section 2(q).

(r) Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in ERISA.

(s) Tax Returns, Payments and Elections. The Company has filed all Tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects. The Company has paid all Taxes and other assessments due, except those contested by it in good faith that are listed in the Disclosure Letter and to the extent that a reserve has been reflected therefor on the Company’s Financial Statements in accordance with GAAP. The provision for Taxes of the Company as shown in the Financial Statements is adequate for Taxes due or accrued as of the date thereof. The Company is not a party to any contract and/or has not granted any compensation, equity or award that could be deemed deferred compensation subject to the additional twenty percent (20%) tax under Section 409A of the Code, and neither the Company nor any person that is a member of the same controlled group as the Company or under common control with the Company within the meaning of Section 414 of the Code has any liability or obligation to make any payments or to issue any equity award or bonus that could be deemed deferred compensation subject to the additional twenty percent (20%) tax under Section 409A of the Code.

(t) Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

(u) Labor Agreements and Actions; Employee Compensation. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. The Company is not obligated to pay severance or any other additional compensation upon the termination of any employee. The Company is not delinquent in payments to any of its employees or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees or independent contractors.

(v) Section 83(b) Elections. To the Company’s knowledge, all individuals who have purchased unvested shares of the Company’s Common Stock have timely filed elections under Section 83(b) of the Code and any analogous provisions of applicable state tax laws.

(w) Foreign Corrupt Practices Act. Neither the Company nor, to the Company’s knowledge, any of the Company’s directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor, to the Company’s knowledge, any of its directors, officers, employees or agents have made or authorized any illegal bribe, payoff, influence payment, kickback or other unlawful payment of funds to help the Company obtain or retain business. The Company further represents that it has maintained, and has caused each of its subsidiaries and affiliates to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) designed to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law. Neither the Company, or, to the Company’s knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law.

(x) Data Privacy. In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), the Company is and has been, to the Company’s knowledge, in compliance with all applicable laws in all relevant jurisdictions, the Company’s privacy policies and the requirements of any contract or codes of conduct to which the Company is a party. The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. The Company is and has been in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations.

(y) Real Property Holding Corporation. The Company is not now and has never been a “United States real property holding corporation” as defined in Section 897 of the Code and any applicable regulations promulgated thereunder (without regard to the applicable period specified in Section 897(c)(1)(A)(ii) of the Code).

(z) Investment Company Status. None of Company or any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

(aa) ERISA.

(i) Each Plan is in compliance in form and operation with its terms and with ERISA and the Code (including the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations, except where any failure to comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all applicable tax law changes or is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS, and nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would materially adversely affect the issuance of a favorable determination letter or otherwise materially adversely affect such qualification), other than, in each case, as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred, or is reasonably expected to occur, other than as would not reasonably be expected to result in a Material Adverse Effect.

(ii) There exists no material Unfunded Pension Liability with respect to any Plan, except as would not reasonably be expected to result in a Material Adverse Effect.

(iii) No Credit Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the five calendar years immediately preceding the date this assurance is given or deemed given, made or accrued an obligation to make contributions to any Multiemployer Plan, other than as would not reasonably be expected to result in a Material Adverse Effect.

(iv) There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of the Company, any Credit Party or any ERISA Affiliate, threatened, which have resulted or would reasonably be expected either singly or in the aggregate to result in a Material Adverse Effect.

(v) Each Credit Party and each ERISA Affiliate have made all contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, the terms of such Plan or Multiemployer Plan, respectively, or any contract or agreement requiring contributions to a Plan or Multiemployer Plan save where any failure to comply, individually or in the aggregate, has not resulted and would not reasonably be expected to result in a Material Adverse Effect.

(vi) No Plan which is subject to Section 412 of the Code or Section 302 of ERISA has applied for or received an extension of any amortization period, within the meaning of Section 412 of the Code or Section 302 or 304 of ERISA other than where such extension would not reasonably be expected to result in a Material Adverse Effect. No Credit Party or any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions, other than as would not reasonably be expected to result in a Material Adverse Effect. No Credit Party or any

ERISA Affiliate have incurred or reasonably expect to incur any liability to PBGC except as has not resulted in and would not reasonably be expected to result in a Material Adverse Effect, and no Lien imposed under the Code or ERISA on the assets of any Credit Party or any ERISA Affiliate exists or, to the knowledge of the Company, is likely to arise on account of any Plan other than as would not reasonably be expected to result in a Material Adverse Effect. None of the Credit Parties or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, other than as would not reasonably be expected to result in a Material Adverse Effect.

(vii) Each Non-U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except as has not resulted in and would not reasonably be expected to result in a Material Adverse Effect. All contributions required to be made with respect to a Non-U.S. Plan have been timely made, except as has not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Restricted Subsidiaries has incurred any material obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan, other than as would not reasonably be expected to result in a Material Adverse Effect. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan, determined as of the end of the Non-U.S. Plan’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities, except as would not reasonably be expected to result in a Material Adverse Effect.

(bb) Disclosure. All written information (other than any projected financial information and other than information of a general economic or industry specific nature) furnished by or on behalf of Company to any Investor in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished and when taken as a whole), when furnished, does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading; provided that, with respect to any projected financial information, Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time furnished (it being understood that such projected financial information is subject to significant uncertainties and contingencies, any of which are beyond Company’s control, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projected financial information may differ significantly from the projected results and such differences may be material).

(cc) Subsidiaries. Schedule 2(cc) to the Disclosure Letter sets forth as of the Closing Date a list of all Restricted Subsidiaries (identifying all Restricted Subsidiaries and Immaterial Subsidiaries) and the percentage ownership (directly or indirectly) of Company therein. Except as has not resulted and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the shares of capital stock or other ownership interests of all Restricted Subsidiaries are fully paid and nonassessable and are owned by Company (other than minority interests held by other Persons that do not violate any provision of this Agreement), directly or indirectly, free and clear of all Liens other than Liens permitted under Section 8(b).

(dd) Anti-Terrorism Laws; USA Patriot Act. To the extent applicable, the Company and each Subsidiary is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the USA Patriot Act.

(ee) Anti-Corruption Laws and Sanctions. Company has implemented and maintains in effect policies and procedures designed to promote compliance by the Credit Parties and their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each Credit Party, its Subsidiaries and its and their respective directors and officers and, to the knowledge of Company, its and their respective employees, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) Company, any Subsidiary of Company or any of its or their respective directors or officers, or (ii) to the knowledge of Company, any employee of Company or any Subsidiary of Company that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

(ff) Margin Stock.

(i) None of Company or any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock.

(ii) No part of the proceeds of the purchase of any Note will be used to purchase or carry any Margin Stock or to extend credit for the purposes of purchasing or carrying Margin Stock in violation of the provisions of the regulations of the Board, including Regulation T, U or X.

(gg) Solvency. As of the Closing Date, Company is, individually and together with its Restricted Subsidiaries, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be, Solvent.

(hh) No Side Agreements. There are no binding agreements by, among or between the Company or any of its Affiliates, on the one hand, and any Investor or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Transaction Documents.

(ii) No Brokers or Finders. None of the Company or any of its Subsidiaries has retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by any of the Transaction Documents whose fees the Investors would be required to pay.

(jj) Guarantors. As of the Closing Date, Caviar, LLC is the sole guarantor of the Company’s obligations under the Credit Agreement.

3. Representations and Warranties of Investors. Each Investor, for that Investor alone, represents and warrants to the Company, as of the acquisition of a Note, as follows:

(a) Authorization. Such Investor has all requisite power and authority to enter into the Transaction Documents, to purchase the Notes and to carry out and perform its obligations under the terms of the Transaction Documents. All action on the part of such Investor, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Transaction Documents has been taken or will be taken prior to the Closing, and the Transaction Documents constitute valid and legally binding obligations of such Investor, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of such Investor is required in connection with the consummation of the transactions contemplated by the Transaction Documents.

(b) Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon, among other things, such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Notes, the New Notes issuable upon exchange of such securities or any shares of Common Stock issuable upon conversion of the Notes (collectively, the “Securities”), in each case, will be acquired for investment for such Investor’s own account, not as a nominee or agent, and, in the case of the Notes or the New Notes, not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing, the Notes or the New Notes. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

(c) Reliance Upon the Investor’s Representations. Such Investor acknowledges that the Notes are not, and any shares acquired on conversion thereof at the time of issuance may not be, registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act and that the Company’s reliance on such exemption is based, in part, on such Investor’s representations set forth herein.

(d) Receipt of Information. Such Investor acknowledges that there has been provided or made available to it all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Such Investor further represents that through its representatives it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of such Investor to rely thereon.

(e) Investment Experience. Such Investor is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities and is able, without impairing such Investor’s financial condition, to hold the Securities to be purchased by such Investor for an indefinite period of time and to suffer a complete loss of such Investor’s investment. Such Investor also represents it has not been organized solely for the purpose of acquiring the Securities.

(f) Understanding of Risk. Such Investor is fully aware of (i) the highly speculative nature of the Securities, (ii) the financial hazards involved, (iii) the lack of liquidity of the Securities and the restrictions on the transferability of the Securities (e.g. that such Investor may not be able to sell or dispose of the Securities), (iv) the qualifications and backgrounds of the management of the Company and (v) the tax consequences of acquiring the Securities.

(g) Accredited Investor. Such Investor represents and warrants that it is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D of the Securities Act. Such Investor has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to accredited investor status. Such Investor covenants to (i) provide prompt written notice to the Company in the event it ceases to be an accredited investor at any time in the future during which it continues to hold any of the Securities or any other securities of the Company and (ii) complete and deliver to the Company an accredited investor questionnaire on or before November 15 of each calendar year during which it holds the Securities or any other securities of the Company and provide such other evidence of its accredited investor status as the Company may request from time to time.

(h) No Control or Access.

(i) Such Investor is not a foreign entity, as defined in the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); and

(ii) Such Investor is not controlled by a foreign person, as defined in the DPA; and

(iii) Such Investor does not permit any foreign person affiliated with such Investor, whether affiliated as a limited partner or otherwise, to obtain through such Investor any of the following with respect to the Company: (A) control (as defined in 31 C.F.R. § 800.204) of the Company, including the power to determine, direct or decide any important matters for the Company; (B) access to any material nonpublic technical information (as defined in 31 C.F.R. § 801.208) in the possession of the Company (which shall not include financial information about the Company), including access to any information not already in the public domain that is necessary to design, fabricate, develop, test, produce, or manufacture Company products, including processes, techniques, or methods; (C) membership or observer rights on the Company’s Board of Directors or the right to nominate an individual to a position on the Company’s Board of Directors; or (D) any involvement (other than through voting of shares) in substantive decision-making of the Company regarding the use, development, acquisition, or release of any of the Company’s critical technologies (as defined in 31 C.F.R. § 801.204)

(i) No Public Market. Such Investor understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Securities or other securities of the Company.

(j) Restricted Securities. Such Investor understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the Securities Act and applicable state securities laws or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. Investor acknowledges that the Company has no obligation to make or keep “current public information” (as defined in Rule 144 under the Securities Act).

(k) Legends. To the extent applicable, each certificate or other document evidencing any of the Notes shall be endorsed with the legend set forth below, and such Investor covenants that, except to the extent such restrictions are waived by the Company, such Investor shall not transfer the Notes without complying with the restrictions on transfer described in the legends endorsed on any such Note (except that the Company shall not require an opinion of counsel in connection with a transfer to an affiliated entity or pursuant to Rule 144):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE, ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE SECURITIES OR NEW NOTES ISSUABLE UPON EXCHANGE OF THE SECURITIES, IN EACH CASE, HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.”

(l) Tax Advisors. Such Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, such Investor relies solely on any such advisors and is not relying on any statements or representations of the Company or any of its agents, written or oral, as tax advice.

(m) Exculpation. Such Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

(n) No “Bad Actor” Disqualification Events. Neither (i) such Investor, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by such Investor is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (a “Disqualification Event”), except for Disqualification Events covered by Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company. Such Investor covenants to provide such information to the Company as the Company may reasonably request in order to comply with the disclosure obligations set forth in Rule 506(e) of the Securities Act.

(o) No Restricted Entities. Such Investor represents that neither it, nor any of its officers, directors or beneficial owners, is an individual or entity with whom the transactions described herein would be prohibited by a governmental authority, as identified on the United States Government Consolidated Screening List, or any other applicable governmental list or regulation that would prohibit or restrict the transactions described herein, including any prohibitions or restrictions based on the nationality of an entity or individual.

(p) No Brokers or Finders. Except as previously disclosed to the Company prior to the date of this Agreement, neither such Investor nor any of its Affiliates has retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

4. Conditions to Closing of the Investors. Each Investor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by such Investor with respect to itself:

(a) Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made and shall be true and correct on the Closing Date.

(b) Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

(c) Compliance Certificate. The Chief Executive Officer of the Company shall deliver to the Investors at such Closing a certificate certifying that the conditions specified in Section 4(a) and Section 4(b) have been fulfilled.

(d) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

(e) Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by such Investor, of the Notes shall be legally permitted by all laws and regulations to which such Investor or the Company are subject.

(f) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors.

(g) Transaction Documents. The Company shall have duly executed and delivered to the Investors the following documents:

(i) This Agreement; and

(ii) Each Note issued hereunder.

(h) The Company shall have obtained any necessary approvals by the Company’s Board of Directors, the Company’s stockholders or applicable third parties.

(i) The Company shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights with respect to the issuance of Notes.

(j) [reserved].

(k) Secretary’s Certificate. The Secretary of the Company shall have delivered to the Investors at Closing a certificate certifying (i) a true and complete copy of the Bylaws and (ii) resolutions of the Board of Directors approving the Transaction Documents and the transactions contemplated under the Transaction Agreements.

(l) On the Closing Date, the Investors shall have received a Solvency Certificate executed by the chief financial officer of the Company in the form of Exhibit D.

(m) The Investors (as of the date hereof) shall have received a written opinion (addressed to the Investors and dated the Closing Date) of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Company, in form and substance reasonably satisfactory to OR Tech Lending LLC (the “Lead Investor”). The Company hereby requests such counsel to deliver such opinions.

5. Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes at the Closing to each respective Investor is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a) Representations and Warranties. The representations and warranties made by such Investor in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

(c) Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Notes shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

(d) Purchase Price. Such Investor shall have delivered to the Company the Purchase Price in respect of the Notes being purchased by such Investor referenced in Section 1(b) hereof.

6. Right of First Offer.

(a) Subject to the terms and conditions of this Section 6 and any applicable securities laws, if the Company proposes to offer, sell or issue any debt security or other instrument for cash that is senior to, or pari passu with, the Notes (any such security or instrument, a “New Debt Security” and, collectively, the “New Debt Securities”), the Company shall first offer such New Debt Securities to the Investors to the extent and pursuant to the procedures set forth in Section 6(b). For the avoidance of doubt, New Debt Securities shall not include any Revolving Credit Facility or any equipment financing or similar financing transaction, notwithstanding the fact that such transaction may include the execution of a note by the Company. Each Investor shall be entitled to apportion the right of first offer hereby granted to it pursuant to this Section 6 in such proportions as it deems appropriate, among (i) itself and (ii) its Affiliates.

(b) The Company shall give notice (the “Offer Notice”) to the Investors, stating (i) its bona fide intention to offer, sell or issue such New Debt Securities, (ii) the amount of such New Debt Securities to be offered, sold or issued, and (iii) the price and terms, if any, upon which it proposes to offer, sell or issue such New Debt Securities. The Company shall deliver the Offer Notice (x) if the proposed offer, sale or issuance of New Debt Securities occurs prior to the occurrence of a Public Company Event, not less than 20 calendar days prior to the anticipated issuance date of such New Debt Securities; and (y) if the proposed offer, sale or issuance of New Debt Securities occurs after the occurrence of a Public Company Event, not less than seven (7) calendar days prior to the Company’s anticipated public announcement or entry into definitive documentation for such New Debt Securities (the “Anticipated Launch Date”) of such offer, sale or issuance of such New Debt Securities (such notice, the “Public Company Offer Notice”). The Company shall not be required to deliver a Public Company Offer Notice or offer any such New Debt Securities to the Investors if (1) the terms of the New Debt Securities provide, (A) in the case of non-convertible New Debt Securities, for an all-in yield (including any interest rate, margin, original issue discount, upfront fees but excluding arrangement fees, structuring fees, commitment fees, underwriting fees or other fees payable solely to any lead arranger (or its affiliates) in connection with the commitment or syndication of such New Debt Securities) of less than 10% per annum or (B) in the case of convertible New Debt Securities, for a coupon of 3% per annum or less and a conversion premium (expressed as a percentage of the price of a share of the Company’s Common Stock) of 30% or more, such pricing terms, in the case of clauses (A) and (B), to be based on the indicative terms of the New Debt Securities presented to the Company by the lead investment bank involved in the proposed sale of such New Debt Securities and agreed to by Lead Investor (or any Affiliate thereof) acting reasonably and in good faith at least seven (7) calendar days prior to the Anticipated Launch Date, or (2) the Company has delivered a notice of Optional Redemption pursuant to the terms of the Notes or New Notes on or prior to the seventh (7th) calendar day prior to the Anticipated Launch Date.

(c) To elect to purchase New Debt Securities in connection with the Company’s delivery of a Private Company Offer Notice, the Investor shall notify the Company of such Investor’s Maximum Subscription Amount within 20 days after the Private Company Offer Notice is given. To elect to purchase New Debt Securities in connection with the Company’s delivery of a Public Company Offer Notice, the Investor shall notify the Company of such Investor’s Maximum Subscription Amount prior to the Anticipated Launch Date.

(d) Each Investor shall be entitled to purchase its Pro Rata Share of New Debt Securities to the extent it has timely submitted a notice as set forth in Section 6(c); provided that, for the avoidance of doubt, no Investor shall be required to purchase New Debt Securities in excess of its Maximum Subscription Amount. If any Investor does not elect to purchase the full amount of such Investor’s Pro Rata Share of New Debt Securities, the Company shall allocate to other Investors that have indicated a Maximum Subscription Amount in excess of such other Investor’s Pro Rata Share of New Debt Securities such portion of such unallocated portion of New Debt Securities on a pro rata basis (based on the relative Maximum Subscription Amounts of each Investor). Notwithstanding anything to the contrary in this Section 6, if, in connection with a Public Company Offer Notice, the Maximum Subscription Amounts of all Investors is less than the aggregate principal amount of the New Debt Securities proposed to be offered (inclusive of any option to purchase additional New Debt Securities), no Investor shall be entitled to purchase any New Debt Securities pursuant to this Section 6. For the avoidance of doubt, nothing herein shall obligate the Company to issue New Debt Securities in any minimum principal amount.

(e) If any or all of the New Debt Securities referred to in the Offer Notice are not elected to be issued to the Investor and/or its Affiliates as provided in Section 6(c), the Company may, during the 180 day period following the expiration of the period provided in Section 6(c), issue and sell the remaining unsubscribed portion of such New Debt Securities to any Person or Persons at a price not less than, and upon terms (including without limitation, the size of the round, the pricing, the security, and so on) no more favorable to the offeree than, those specified in the Offer Notice; provided that such 180 day period may be extended by an additional 90 days if and to the extent that the Company continues to negotiate and pursue in faith to pursue the sale and issuance of the applicable New Debt Securities. If the Company does not enter into an agreement for the sale or issuance of the New Debt Securities within such period, the right provided hereunder shall be deemed to be reinstated and such New Debt Securities shall not be offered or issued unless first reoffered to the Investors in accordance with this Section 6.

7. Affirmative Covenants. Until the Initial Conversion Date shall have occurred or the principal of and interest on each Note and all fees payable hereunder have been paid in full, the Company covenants and agrees with the Investors that:

(a) Financial Statements; Other Information.

(i) (A) in each fiscal year prior to an IPO, within 120 days after the end of such fiscal year of the Company and (B) in each fiscal year following an IPO, within 90 days after the end of such fiscal year of Company, it shall furnish its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (other than a qualification related to the maturity of the Notes at the Maturity Date) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Company, it shall furnish its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(iii) concurrently with any delivery of financial statements under clause (i) or (ii) above, it shall furnish a certificate of a Financial Officer of Company in substantially the form of Exhibit B attached hereto (A) certifying as to whether a Default has occurred and is continuing as of the date thereof and, if a Default has occurred and is continuing as of the date thereof, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (B) setting forth calculations illustrating compliance with Section 8(h), and (C) if and to the extent that any change in GAAP that has occurred since the date of the audited financial statements referred to in Section 2(p) had a material impact on such financial statements, specifying the effect of such change on the financial statements accompanying such certificate;

(iv) promptly after the same become publicly available, it shall furnish copies of all periodic and other reports, proxy statements and other materials filed by Company or any Restricted Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, as the case may be, in each case that is not otherwise required to be delivered to the Investors pursuant hereto; provided that such information shall be deemed to have been delivered on the date on which such information has been posted on Company’s website on the Internet at https://www.doordash.com (or any new address identified by the Company) or at http://www.sec.gov;

(v) within a reasonable period of time following any request in writing (including any electronic message) therefor, it shall furnish information and documentation reasonably requested by any Investor for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act;

(vi) if any Subsidiary has been designated as an Unrestricted Subsidiary, concurrently with each delivery of financial statements under clause (i) or (ii) above, it shall furnish financial statements (in substantially the same form as the financial statements delivered pursuant to clauses (i) and (ii) above) prepared on the basis of consolidating the accounts of Company and its Restricted Subsidiaries and treating any Unrestricted Subsidiaries as if they were not consolidated with Company and otherwise eliminating all accounts of Unrestricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail; and

(vii) until the principal of and interest on the Notes and all fees payable thereunder have been paid in full, the Company covenants and agrees with each Investor that the Company shall deliver to such Investor: (a) within 60 days after the end of each fiscal year of the Company, an annual budget of the Company for upcoming fiscal year, prepared on a quarterly basis (beginning with an annual budget for the fiscal year of the Company ending December 31, 2020 to be delivered by April 1, 2020); and (b) within 30 days after the end of each of the first three fiscal quarters of each fiscal year of the Company in which the Company is required to deliver an annual budget pursuant to clause (a), an updated budget of the Company prepared on a quarterly basis for the remaining fiscal quarters with a comparison of the previously budgeted numbers against the actual results of the most recently completed fiscal quarter. Notwithstanding anything else in this paragraph to the contrary, the Company may cease providing the information set forth in Section 7(a)(vii) beginning on the date that is 90 days before the Company’s good-faith estimate of the date of public filing of a registration statement in connection with a Public Company Event; provided further, that the Company’s covenants under this Section 7(a)(vii) shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

Information required to be delivered pursuant to Section 7(a)(i) or Section 7(a)(ii) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Company posts such information, or provides a link thereto on Company’s website on the Internet at https://www.doordash.com (or any new address identified by Company) or at http://www.sec.gov; or (ii) on which such information is posted on Company’s behalf on an Internet or intranet website, if any, to which the Investors have been granted access.

(b) Notices of Material Events. Company will furnish to the Investors prompt written notice of the following:

(i) the occurrence of any Default;

(ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Company or any Subsidiary of Company thereof that would reasonably be expected to result in a Material Adverse Effect; and

(iii) any other development that becomes known to any officer of Company or any of its Subsidiaries that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer or other executive officer of Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(c) Existence; Conduct of Business. Company will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that (i) the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 8(c) and (ii) none of Company or any of its Restricted Subsidiaries shall be required to preserve, renew or keep in full force and effect its rights, licenses, permits, privileges or franchises where failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(d) Payment of Taxes. Company will, and will cause each of its Restricted Subsidiaries to, pay all Tax liabilities, including all Taxes imposed upon it or upon its income or profits or upon any properties belonging to it that, if not paid, would reasonably be expected to result in a Material Adverse Effect, before the same shall become delinquent or in default, and all lawful claims other than Tax liabilities which, if unpaid, would become a Lien upon any properties of Company or any of its Restricted Subsidiaries not otherwise permitted under Section 8(b), in both cases except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) to the extent required by GAAP, Company or such Restricted Subsidiary of Company has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

(e) Maintenance of Properties; Insurance. Company will, and will cause each of its Restricted Subsidiaries to, (i) keep and maintain all property used in the conduct of its business in good working order and condition, ordinary wear and tear and casualty events excepted, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (ii) maintain insurance with financially sound and reputable insurance companies or through self-insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

(f) Books and Records; Inspection Rights. Company will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which entries full, true and correct in all material respects are made and are sufficient to prepare financial statements in accordance with GAAP. Company will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Required Investors, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (provided that Company or such Restricted Subsidiary shall be afforded the opportunity to participate in any discussions with such independent accountants), all at such reasonable times and as often as reasonably requested (but no more than once annually if no Event of Default exists). Notwithstanding anything to the contrary in this Section, none of Company or any of its Restricted Subsidiaries shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Investors (or their respective representatives) is prohibited by applicable law or any third party consent legally binding on Company or its Restricted Subsidiaries or (iii) is subject to attorney, client or similar privilege or constitutes or includes attorney work-product.

(g) ERISA-Related Information. The Company shall supply to the Investors: (i) if requested by the Required Investors, within 30 days of such request, a copy of IRS Form 5500 (including schedules thereto) in respect of a Plan with Unfunded Pension Liabilities, and (ii) promptly and in any event within 30 days after a Credit Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred that would reasonably be expected to result in a Material Adverse Effect, a certificate of a Financial Officer of Company describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC, the IRS or Department of Labor pertaining to such ERISA Event and any notices received by such Credit Party or ERISA Affiliate from the PBGC or any other governmental agency with respect thereto; provided that, in the case of ERISA Events under paragraph (d) of the definition thereof, the 30-day period set forth above shall be a 10-day period, and, in the case of ERISA Events under paragraph (b) of the definition thereof, in no event shall notice be given later than the occurrence of the ERISA Event; (iii) promptly, and in any event within 30 days, after becoming aware that there has been (A) a material increase in aggregate Unfunded Pension Liabilities under all Plans (taking into account only Pension Plans with positive Unfunded Pension Liabilities) since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable; (B) the existence of potential withdrawal liability under Section 4201 of ERISA, if the Credit Parties and the ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans that would reasonably be expected to result in a Material Adverse Effect, (C) the adoption of, or the commencement of contributions to, any Plan subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA by a Credit Party or any ERISA Affiliate that would reasonably be expected to result in a Material Adverse Effect, or (D) the adoption of any amendment to a Plan subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA which results in a material increase in contribution obligations of a Credit Party or any ERISA Affiliate, a detailed written description thereof from a senior Financial Officer of Company; and (iv) as soon as practicable, and in any event within 10 days, notice if, at any time after the Closing Date, a Credit Party or any ERISA Affiliate maintains, or contributes to (or incurs an obligation to contribute to), a Pension Plan or Multiemployer Plan to which such party did not maintain or contribute to prior to the Closing Date.

(h) Compliance with Laws and Agreements. Company will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Company will maintain in effect and enforce policies and procedures designed to promote compliance by Company, its Subsidiaries and its and their respective directors, officers, and employees of the foregoing with Anti-Corruption Laws and applicable Sanctions.

(i) Use of Proceeds. The proceeds of the issuance of the Notes will be used for working capital and general corporate purposes of Company and its Restricted Subsidiaries, including for stock repurchases under stock repurchase programs approved by the Company and permitted under this Agreement and for Acquisitions. No part of the proceeds of the sale of any Note will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. The Company will not use the proceeds of any sale of Notes, (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(j) Further Assurances. Subject to the limitations set forth in any Transaction Document, each Credit Party shall take such actions as the Required Investors may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors.

(k) Designation of Restricted and Unrestricted Subsidiaries.

(i) The Board of Directors or chief financial officer of Company may designate any Subsidiary of the Company, including a newly acquired or created Subsidiary of Company, to be an Unrestricted Subsidiary if it meets the following qualifications:

(A) such Subsidiary does not own any Equity Interest of Company or any other Restricted Subsidiary of Company;

(B) Company would be permitted to make an Investment at the time of the designation in an amount equal to the aggregate fair market value (as determined by the Company in good faith) of all Investments of Company or its Restricted Subsidiaries in such Subsidiary (valued at Company’s and its Restricted Subsidiaries’ proportional share of the fair market value (as determined by the Company in good faith) of such Subsidiary’s assets less liabilities);

(C) any Guarantee or other credit support thereof by Company or any Restricted Subsidiary of Company is permitted under Section 8(a) or Section 8(g);

(D) neither Company nor any Restricted Subsidiary of Company has any obligation to subscribe for additional Equity Interests of such Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results except to the extent permitted by Section 8(a) or Section 8(g);

(E) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing or would result from such designation; and

(F) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “restricted subsidiary” or a “guarantor” (or any similar designation) for any other Indebtedness of Company or a Restricted Subsidiary of Company.

Once so designated, the Subsidiary will remain an Unrestricted Subsidiary, subject to subsection (ii).

(ii) A Subsidiary previously designated as an Unrestricted Subsidiary which fails to meet the qualifications set forth in subsections (i)(A), (i)(C), (i)(D) or (i)(F) of this Section 7(k) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in subsection (iv) of Section 7(k).

(iii) The Board of Directors of Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if no Event of Default exists at the time of the designation and the designation would not cause an Event of Default.

(iv) Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,

(A) all existing Investments of Company and the Restricted Subsidiaries of Company therein (valued at Company’s and its Restricted Subsidiaries’ proportional share of the fair market value of its assets less liabilities) will be deemed made at that time;

(B) all existing Equity Interest or Indebtedness of Company or a Restricted Subsidiary of Company held by it will be deemed issued or incurred, as applicable, at that time, and all Liens on property of Company or a Restricted Subsidiary of Company securing its obligations will be deemed incurred at that time;

(C) all existing transactions between it and Company or any Restricted Subsidiary of Company will be deemed entered into at that time;

(D) it will be released at that time from its Guaranty; and

(E) it will cease to be subject to the provisions of this Agreement as a Restricted Subsidiary.

(v) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary pursuant to Section 7(k)(ii),

(A) all of its Indebtedness and Liens will be deemed incurred at that time for purposes of Section 8(a) and Section 8(g), as applicable;

(B) all Investments therein previously charged under Section 8(g) will be credited thereunder;

(C) it shall be required to become a Guarantor pursuant to Section 8(i) if required thereunder; and

(D) it will be subject to the provisions of this Agreement as a Restricted Subsidiary.

(vi) Any designation by the Board of Directors or chief financial officer of Company of a Subsidiary as an Unrestricted Subsidiary after the Closing Date will be evidenced to the Investors by promptly filing with the Investors a copy of the resolutions of the Board of Directors giving effect to the designation and a certificate of a Responsible Officer certifying that the designation complied with the foregoing provisions.

(l) Investor Calls. Prior to an IPO, the Company shall conduct a quarterly telephonic meeting that the Investors may attend to discuss the financial condition and results of operations of the Company, including a discussion of enterprise- and industry-level topics that were relevant to the Company during the applicable period, for the most recently ended fiscal year or fiscal quarter, as applicable, for which financial statements have been delivered pursuant to Section 7(a)(i) or (ii) above, at a date and time as soon as reasonably practicable after each date that financial statements are required to be delivered pursuant to Section 7(a)(i) or (ii) above to be determined by the Company with reasonable advance notice to the Investors. Notwithstanding anything else in this paragraph to the contrary, the Company may cease providing the information set forth in this Section 7(l) beginning on the date that is 90 days before the Company’s good-faith estimate of the date of public filing of a registration statement in connection with a Public Company Event; provided further, that the Company’s covenants under this Section 7(l) shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

8. Negative Covenants. Until the Initial Conversion Date shall have occurred or the principal of and interest on each Note and all fees payable hereunder have been paid in full, the Company covenants and agrees with the Investors that:

(a) Indebtedness. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, create, incur or assume, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(i) (A) the Obligations and (B) Indebtedness under any Revolving Credit Facility and Incremental Equivalent Debt in an aggregate principal amount outstanding not to exceed $300,000,000 (plus $100,000,000 of Available Incremental Amount and/or Incremental Equivalent Debt (as defined in the Credit Agreement) at any time after an IPO);

(ii) Indebtedness of Company or its Restricted Subsidiaries with respect to Capital Lease Obligations and purchase money Indebtedness in an aggregate principal amount outstanding not to exceed, at the time of incurrence thereof, the greater of (x) $200,000,000 and (y) 20% of Consolidated Total Assets of Company and its Restricted Subsidiaries as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 2(p) or Section 7(a)(i) or (ii) and calculated on a Pro Forma Basis; provided that any such Indebtedness shall be secured only by the asset (including all accessions, attachments, improvements and the proceeds thereof) acquired, constructed or improved in connection with the incurrence of such Indebtedness;

(iii) Indebtedness of any Credit Party in an aggregate outstanding principal amount not to exceed, at the time of incurrence, the sum of (1) $650,000,000 (inclusive of the aggregate Outstanding Principal Balance (as defined in the Notes) of the Notes), plus (2) an amount such that, after giving effect to the incurrence of such amount (an “Incurrence Event”), the Senior Net Leverage Ratio would not exceed 2.5 to 1.0 for the most recently ended four fiscal quarter period for which financial statements have been delivered pursuant to Section 7(a)(i) or (ii) or Section 2(p) and calculated on a Pro Forma Basis (without giving effect to any substantially simultaneous incurrence of Indebtedness made pursuant to any Revolving Credit Facility or, without duplication, Incremental Equivalent Debt); provided, that the Company may elect to use clause (1) or clause (2) above, and if both clause (1) and clause (2) are available, unless otherwise elected by the Company, then the Company will be deemed to have elected to use clause (1) above first; provided, further, that if the Company incurs Indebtedness under clause (2) or reclassifies any Indebtedness under clause (2), the Company shall use the proceeds of such incurrence or the reclassified amount to immediately prepay, (x) if the Notes are outstanding, all or a portion of the Notes (ratably among the Investors) pursuant to Section 5(b) of the Notes, or (y) if the New Notes are outstanding, all or a portion New Notes (ratably among the Investors) in an amount equal to the aggregate Outstanding Principal Balance (as defined in the New Notes) of the New Notes being prepaid, plus any accrued and unpaid interest thereon;

(iv) Indebtedness of any Restricted Subsidiary to Company or to any other Restricted Subsidiary, or of Company to any Restricted Subsidiary; provided that all such Indebtedness owing by a Credit Party to any Restricted Subsidiary that is not a Guarantor shall be unsecured and subordinated in right of payment to the payment in full of the Obligations;

(v) Indebtedness which may be deemed to exist pursuant to any Guarantees, performance, statutory or similar obligations (including in connection with workers’ compensation) or obligations in respect of letters of credit, surety bonds, bank guarantees or similar instruments related thereto incurred in the ordinary course of business, or pursuant to any appeal obligation, appeal bond or letter of credit in respect of judgments that do not constitute an Event of Default;

(vi) Indebtedness in connection with cash management or custodial agreements, netting services, overdraft protections and otherwise similarly in connection with deposit accounts and Indebtedness in connection with credit card, debit card or other similar cards or payment processing services;

(vii) Guarantees by Company of Indebtedness of a Restricted Subsidiary of Company or Guarantees by a Restricted Subsidiary of Company of Indebtedness of Company or another Restricted Subsidiary of Company with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 8(a); provided that if the Indebtedness that is being guarantied is unsecured and/or subordinated to the Obligations, the Guarantee shall also be unsecured and/or subordinated to the Obligations;

(viii) Indebtedness existing on the Closing Date and described in Schedule 8(a) to the Disclosure Letter;

(ix) obligations under any Swap Agreement, provided, that with respect to obligations other than obligations under a Permitted Call Spread Transaction, such obligations are entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Company or any Restricted Subsidiary of Company, or to hedge currency exposure or to hedge energy costs or exposure, which, in any case, are not entered into for speculative purposes; and

(x) other Indebtedness of Restricted Subsidiaries of Company that are not Credit Parties in an aggregate principal outstanding amount not to exceed $25,000,000; provided that any such Indebtedness is not guaranteed by Company or any Restricted Subsidiary of Company that is a Guarantor.

(b) Liens. Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it except:

(i) Permitted Encumbrances and Liens securing obligations under any Revolving Credit Facility (provided that the Notes, and, in the case of a Guarantor, such Guarantor’s guarantee of the Notes, as applicable, are secured with Liens that are pari passu with the Liens then securing the Revolving Credit Facility);

(ii) any Lien on any property or asset of Company or any Restricted Subsidiary existing on the Closing Date and set forth in Schedule 8(b) to the Disclosure Letter (provided that Liens securing Indebtedness or other obligations of less than $250,000 individually and $2,500,000 in the aggregate do not need to be set forth in Schedule 8(b) to the Disclosure Letter to be permitted Liens under this clause (ii)) and any modifications, renewals and extensions thereof and any Lien granted as a replacement or substitute therefor; provided that (A) such replacement, renewal or extension Lien shall not apply to any other property or asset of Company or any Restricted Subsidiary other than (y) improvements thereon or proceeds thereof and (z) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) the obligations secured or benefited by such modified, replacement, renewal or extension Lien are permitted by Section 8(a);

(iii) any Lien existing on any property or asset prior to the acquisition thereof by Company or any Restricted Subsidiary of Company or existing on any property or asset of any Person that becomes a Restricted Subsidiary of Company (other than pursuant to a redesignation or deemed redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary as provided in Section 7(k)), in each case after the Closing Date and prior to the time such Person becomes a Restricted Subsidiary of Company and any modifications, replacements, renewals or extensions thereof; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary of Company, as the case may be, (B) such Lien shall not apply to any other property or assets of Company or any other Restricted Subsidiary of Company (other than any replacements of such property or assets and additions and accessions thereto, the proceeds or products thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or include, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary of Company, as the case may be, and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced, and (D) if such Liens secure Indebtedness, such Indebtedness is permitted by Section 8(a);

(iv) Liens on fixed or capital assets acquired, constructed or improved by Company or any Restricted Subsidiary of Company; provided that (A) such Liens secure Indebtedness that is permitted by Section 8(a), (B) such Liens and the Indebtedness secured thereby are initially incurred prior to or within 180 days after the acquisition or the completion of the construction or improvement of such fixed or capital assets, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and customary related expenses, and (D) such Liens shall not apply to any other property or assets of Company or any Restricted Subsidiary of Company other than additions, accessions, parts, attachments or improvements on or proceeds of such fixed or capital assets; provided that clause (B) shall not apply to any refinancing, extension, renewal or replacement thereof;

(v) easements, licenses, sublicenses, leases or subleases granted to others not otherwise interfering in any material respect with the business of Company and its Restricted Subsidiaries, taken as a whole provided, that no exclusive license or sublicense shall transfer all or substantially all of the economic value of Company’s material Intellectual Property on a global basis or within the United States, it being understood that the foregoing limitation shall specifically not prevent exclusive licenses and sublicenses (A) with respect to specific geographic areas outside of the United States, (B) for specific fields of use outside the existing platform of the Company and its Restricted Subsidiaries, (C) for specific business fields not interfering in any material respect with the existing business of the Company and its Restricted Subsidiaries, taken as a whole and (D) of Intellectual Property conceived, developed or reduced to practice in connection with a specific commercial relationship;

(vi) the interest and title of a lessor under any lease, license, sublease or sublicense entered into by Company or any Restricted Subsidiary of Company in the ordinary course of its business and other statutory and common law landlords’ Liens under leases;

(vii) in connection with the sale or transfer of any assets in a transaction not prohibited hereunder, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(viii) [reserved];

(ix) Liens securing Indebtedness to finance insurance premiums owing in the ordinary course of business to the extent such financing is not prohibited hereunder;

(x) Liens on earnest money deposits of cash or Cash Equivalents or Marketable Securities made in connection with any Acquisition not prohibited hereunder;

(xi) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents or other securities on deposit in one or more accounts maintained by Company or any Restricted Subsidiary of Company, in each case granted in the ordinary course of business in favor of the bank or banks, securities intermediaries or other depository institutions with which such accounts are maintained, securing amounts owing to institutions with respect to cash management operating account arrangements and similar arrangements;

(xii) Liens in the nature of the right of setoff in favor of counterparties to contractual agreements not otherwise prohibited hereunder with Company or any of its Restricted Subsidiaries in the ordinary course of business;

(xiii) Liens securing the Obligations pursuant to any Transaction Document;

(xiv) other Liens; provided that, at the time of incurrence of the obligations secured thereby, the aggregate outstanding principal amount of obligations secured by Liens in reliance on this clause (xiv) does not exceed the greater of (A) $50,000,000 and (B) 5% of Consolidated Total Assets of Company and its Restricted Subsidiaries as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 2(p) or Section 7(a)(ii) and calculated on a Pro Forma Basis;

(xv) [reserved];

(xvi) Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 8(g) to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any disposition (including any letter of intent or purchase agreement with respect to such Investment or disposition), or (B) consisting of an agreement to dispose of any property in a disposition, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(xvii) Liens granted by a Restricted Subsidiary that is not a Credit Party in favor of any Restricted Subsidiary and Liens granted by a Credit Party in favor of any other Credit Party;

(xviii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xix) Receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(xx) Liens on cash or Investments permitted under Section 8(g) securing Swap Agreements in the ordinary course of business submitted for clearing in accordance with applicable law; and

(xxi) customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to Indebtedness not prohibited under this Agreement.

(c) Fundamental Changes. Company will not, and will not permit any Restricted Subsidiary of Company to, (A) merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, (B) sell, transfer, lease, enter into any sale-leaseback transactions with respect to, exclusively license or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of Company and its Restricted Subsidiaries, taken as a whole, or all or substantially all of the Equity Interests of any of its Restricted Subsidiaries (in each case, whether now owned or hereafter acquired), or (C) liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing:

(i) any Subsidiary of Company (other than the Company) or any other Person may merge into or consolidate with the Company in a transaction in which the surviving entity is (x) the Company or (y) a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, which corporation shall expressly assume, by a written instrument, all the Obligations of the Company under the Transaction Documents;

(ii) any Person (other than the Company) may merge into or consolidate with any Restricted Subsidiary of Company (other than the Company) in a transaction in which the surviving entity is a Restricted Subsidiary (provided that any such merger or consolidation involving a Guarantor must result in a Guarantor as the surviving entity);

(iii) any Credit Party may sell, transfer, lease or otherwise dispose of its assets to any other Credit Party, and any Restricted Subsidiary that is not a Credit Party may sell, transfer, lease or otherwise dispose of its assets to any Credit Party or a Restricted Subsidiary;

(iv) in connection with any Acquisition, any Restricted Subsidiary of Company (other than the Company) may merge into or with, or consolidate with any other Person, and any other Person may merge into such Restricted Subsidiary, so long as the Person surviving such merger or consolidation shall be a Restricted Subsidiary (provided that any such merger or consolidation involving a Guarantor must result in a Guarantor as the surviving entity);

(v) any Restricted Subsidiary of Company (other than the Company) may merge into or consolidate with any other Person, or have any other Person merge into or consolidate with it, in a transaction in which such Restricted Subsidiary ceases to be a direct or indirect Subsidiary of Company if such transaction is also permitted by clauses (ix) or (x) below;

(vi) any Restricted Subsidiary of Company (other than the Company) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Investors;

(vii) [reserved];

(viii) any Restricted Subsidiary that is not a Guarantor may sell or transfer Equity Interests owned by such Restricted Subsidiary to any other Restricted Subsidiary that is not a Guarantor or to any Credit Party;

(ix) Company and any Restricted Subsidiary may dispose of Equity Interests of a Restricted Subsidiary acquired in connection with (or owned by a Person that is acquired in connection with) an Acquisition for the fair market value thereof (as determined in good faith by the Company);

(x) Company and any Restricted Subsidiary may sell, transfer or dispose of the Equity Interests of any Restricted Subsidiary owned by such Person for fair market value (as determined in good faith by the Company); provided that (A) Company is in compliance with the financial covenant set forth in Section 8(h) hereof on a Pro Forma Basis, (B) no Default or Event of Default has occurred and is continuing or would result therefrom and (C) the sum of (1) the aggregate consideration received or to be received in respect of such sale, transfer or disposition plus (2) the aggregate consideration received or to be received in respect of all other dispositions effected in reliance on this clause prior to or concurrently with such disposition shall not exceed 10% of Consolidated Total Assets of Company and its Restricted Subsidiaries at the time of such disposition; provided, however, that the sale, transfer or disposition of the Equity Interests of any Restricted Subsidiary acquired, or holding primarily assets acquired, after August 1, 2019 shall be excluded from the requirements of and calculations with respect to this clause (C); and

(xi) any Foreign Subsidiary may sell or transfer Equity Interests owned by such Foreign Subsidiary to a Credit Party or another Foreign Subsidiary.

(d) Restricted Payments. Company will not, and will not permit any of its Restricted Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, except:

(i) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Restricted Payments in an amount not to exceed $100,000,000 in any 12-month period and $200,000,000 (less any amounts previously utilized) in the aggregate at any time from the date of this Agreement until the Maturity Date;

(ii) any Restricted Subsidiary of Company may declare and pay dividends or make other Restricted Payments ratably to (A) its equity holders, (B) the Company or (C) any Guarantor;

(iii) Company may make Restricted Payments to redeem in whole or in part any of its Equity Interests (including Disqualified Equity Interests) for another class of its Equity Interests or rights to acquire its Equity Interests (other than, in each case, Disqualified Equity Interests) or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests (other than Disqualified Equity Interests); provided that the only consideration paid for any such redemption is Equity Interests of Company or the proceeds of any substantially concurrent equity contribution or issuance of Equity Interest (other than, in each case, Disqualified Equity Interests);

(iv) Restricted Payments made in connection with equity compensation that consist solely of the withholding of shares to any employee (or other provider of services) in an amount equal to the employee’s (or other provider of services’) tax obligation on such compensation and the payment in cash to the applicable Governmental Authority of an amount equal to such tax obligation;

(v) Company may declare and make dividends payable solely in additional shares of Company’s Qualified Equity Interests and may exchange Equity Interests for its Qualified Equity Interests;

(vi) following a Qualified Public Company Event, Company may make any Restricted Payment that has been declared by it, so long as (A) such Restricted Payment would be otherwise permitted under clause (i) or clause (xii) of this Section 8(d) at the time so declared and (B) such Restricted Payment is made within 60 days of such declaration;

(vii) following an IPO, Company may repurchase Equity Interests pursuant to any accelerated stock repurchase or similar agreement; provided that the payment made by Company with respect to such repurchase would be otherwise permitted under clause (i) of this Section 8(d) at the time such agreement is entered into and at the time such payment is made;

(viii) [reserved];

(ix) [reserved];

(x) Company may (A) repurchase fractional shares of its Equity Interests arising out of stock dividends, splits or combinations, business combinations or conversions of convertible securities, exercises of warrants or options, or settlements of restricted stock units or (B) “net exercise” or “net share settle” warrants or options;

(xi) the receipt or acceptance by Company or any Subsidiary of Company of the return of Equity Interests issued by Company or any Subsidiary of Company to the seller of a Person, business or division as consideration for the purchase of such Person, business or division, which return is in settlement of indemnification claims owed by such seller in connection with such acquisition;

(xii) following a Qualified Public Company Event, Company may make Restricted Payments of no greater than 6% per annum of the net proceeds received by the Company in such Qualified Public Company Event; provided that immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(xiii) Company may make any payments of cash or deliveries in shares of Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock) (and cash in lieu of fractional shares) pursuant to the terms of, and otherwise perform its obligations under, any Permitted Convertible Indebtedness (including, without limitation, making payments of interest and principal thereon, making payments due upon required repurchase thereof and/or making payments and deliveries upon conversion or settlement thereof); provided such Permitted Convertible Indebtedness is permitted under Section 8(a); and

(xiv) Company may pay the premium in respect of, make any payments (of cash or deliveries in shares of Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock and cash in lieu of fractional shares)) required by, and otherwise perform its obligations under, any Permitted Call Spread Transaction, including in connection with any settlement, unwind or termination thereof; provided such Permitted Call Spread Transaction is permitted under Section 8(a).

(e) Restrictive Agreements. Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Company or any Restricted Subsidiary of Company to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, (ii) [reserved], or (iii) the ability of any Restricted Subsidiary of Company to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to Company or any other Restricted Subsidiary of Company or of any Restricted Subsidiary of Company to Guarantee any Indebtedness of the Company or any other Restricted Subsidiary of Company under the Transaction Documents; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or any other Transaction Document, (B) the foregoing shall not apply to restrictions and conditions existing on the Closing Date identified on Schedule 8(e) to the Disclosure Letter (and shall apply to any extension or renewal of, or any amendment or modification materially expanding the scope of, any such restrictions or conditions taken as a whole), (C) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary of Company or assets of Company or any Restricted Subsidiary of Company pending such sale; provided that such restrictions and conditions apply only to the Restricted Subsidiary or assets to be sold and such sale is not prohibited hereunder, (D) the foregoing shall not apply to any agreement or restriction or condition in effect at the time any Person becomes a Restricted Subsidiary of Company, so long as such agreement was not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of Company, (E) the foregoing shall not apply to customary provisions in joint venture agreements and other similar agreements applicable to Joint Ventures, (F) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Incremental Equivalent Debt or any other secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (G) clause (i) of the foregoing shall not apply to customary provisions in leases, licenses, sub-leases and sub-licenses and other contracts restricting the assignment thereof or restricting the grant of Liens in such lease, license, sub-lease, sub-license or other contract, (H) the foregoing shall not apply to restrictions or conditions set forth in any agreement governing any other Indebtedness not prohibited by Section 8(a); provided that such restrictions and conditions are customary for such Indebtedness as determined in the good faith judgment of Company, and (I) the foregoing shall not apply to restrictions on cash or other deposits (including escrowed funds) imposed under contracts entered into in the ordinary course of business.

(f) Transactions with Affiliates. Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than between or among Company and its Restricted Subsidiaries and not involving any other Affiliate, or as otherwise permitted hereunder, including as a Permitted IP Transfer), except (i) on terms and conditions not less favorable to Company or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties as determined in good faith by the independent directors of the Board of Directors of Company, (ii) payment of customary directors’ fees, customary out-of-pocket expense reimbursement, indemnities (including the provision of directors and officers insurance) and compensation arrangements for members of the board of directors, officers, employees or other providers of services of Company or any of its Restricted Subsidiaries, (iii) any transaction involving amounts less than $500,000 individually or $5,000,000 in the aggregate in any fiscal year, and (iv) any Restricted Payment permitted by Section 8(d).

(g) Investments. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

(i) Investments in cash and Cash Equivalents and Marketable Securities;

(ii) Investments (including intercompany loans) in Company or any Restricted Subsidiary of Company;

(iii) other Investments (including Investments in Unrestricted Subsidiaries and Joint Ventures); provided that, at the time any such Investment is made,

(A) such Investment does not exceed an aggregate amount equal to (1) the greater of (x) $50,000,000 and (y) 5% of Consolidated Total Assets of Company and its Restricted Subsidiaries as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 7(a)(i) or (ii) or Section 2(p) and calculated on a Pro Forma Basis, plus (2) any return of capital from previous Investments made under subclause (A)(1), less (3) any amount previously utilized under subclauses (A)(1) and (A)(2), or

(B) such Investment is an Investment in a Joint Venture with a non-affiliate (including a Joint Venture that is minority-owned or majority-owned and including one structured as an Unrestricted Subsidiary) and such Investment does not exceed an aggregate amount equal to (1) the greater of (x) $250,000,000 and (y) 20% of Consolidated Total Assets of Company and its Restricted Subsidiaries as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 7(a)(i) or (ii) or Section 2(p) and calculated on a Pro Forma Basis, plus (2) any return of capital from previous investments made under this subclause (B), less (3) any amounts previously utilized under subclauses (B)(1) and (B)(2); provided that (x) the equity of any such Joint Venture shall be held directly by the Company or a Guarantor, and (y) any such Joint Venture shall not have or incur any Indebtedness other than a de minimus amount;

provided that, amounts available under clause (iii)(A) may also be utilized for an Investment under clause (iii)(B) as designated by Company;

(iv) loans and advances to employees or other providers of services of Company and its Restricted Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $10,000,000;

(v) Investments described in Schedule 8(g) to the Disclosure Letter;

(vi) Swap Agreements which constitute Investments;

(vii) trade receivables in the ordinary course of business;

(viii) guarantees to insurers required in connection with worker’s compensation and other insurance coverage arranged in the ordinary course of business;

(ix) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(x) intercompany Investments by any Foreign Subsidiary in any other Foreign Subsidiary;

(xi) lease, utility and other similar deposits in the ordinary course of business;

(xii) Investments of any Person in existence at the time such Person becomes a Restricted Subsidiary; provided such Investment was not made in connection with or anticipation of such Person becoming a Restricted Subsidiary; and

(xiii) the purchase of any Permitted Call Spread Transaction by Company and the performance of its obligations thereunder; provided that such Permitted Call Spread Transaction is permitted under Section 8(a).

For purposes of covenant compliance with this Section 8(g), the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.

(h) Financial Covenant. Company will not permit the aggregate amount of Liquidity, as of the last day of each fiscal quarter, to be less than $250,000,000.

(i) Limitation on Guarantees. The Company shall not permit any Person to become a guarantor with respect to any Revolving Credit Facility or Material Capital Markets Indebtedness unless such Person substantially concurrently becomes a Guarantor under this Agreement by executing and delivering a Counterpart Agreement.

9. Guaranty.

(a) Guaranty of the Obligations. The Guarantors jointly and severally hereby irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”); provided that the Guaranteed Obligations of the Company in its capacity as a Guarantor shall exclude any Direct Company Obligations.

(b) Payment by Guarantors. The Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Company or any other Guarantor to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, Guarantors will upon demand pay, or cause to be paid, in cash, ratably to the Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed

Obligations (including interest which, but for the Company’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to the Beneficiaries as aforesaid.

(c) Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(i) this Guaranty is a guaranty of payment when due and not of collectability and this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(ii) the Credit Party may enforce this Guaranty during the continuation of an Event of Default notwithstanding the existence of any dispute between the Company and any Beneficiary with respect to the existence of such Event of Default;

(iii) the obligations of each Guarantor hereunder are independent of the obligations of the Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Company, any such other guarantor or any other Person and whether or not the Company, any such other guarantor or any other Person is joined in any such action or actions;

(iv) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Beneficiaries are awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(v) any Beneficiary, upon such terms as it deems appropriate under the relevant Transaction Document, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other Credit Party or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Transaction Documents; and

(vi) this Guaranty and the obligations of the Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made)), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Transaction Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Transaction Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Transaction Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Transaction Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) the change, reorganization or termination of the corporate structure or existence of the Company or any of its Restricted Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations, whether or not consented to by any Beneficiary; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which the Company or any other Person may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor in respect of its Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Agreement subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any similar federal or state law; provided, however, that this limitation shall not apply to the Company with respect to its Direct Company Obligations.

(d) Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of the Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (1) proceed against the Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of any Credit Party or any other Person, or (4) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith, gross negligence or willful misconduct; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) any rights to set offs, recoupments and counterclaims, (iii) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto, and (iv) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Company and notices of any of the matters referred to in Section 9(c) and any right to consent to any thereof; and (f) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof, in each case other than the indefeasible payment in full of the Guaranteed Obligations.

(e) Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Guaranteed Obligations shall have been paid in full (other than contingent indemnification obligations for which no claim has been made), each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including, (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Company with respect to the Guaranteed Obligations, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against the Company, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been paid in full (other than contingent indemnification obligations for which no claim has been made), each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against the Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made) shall not have been paid in full, such amount shall be held in trust for the Beneficiaries and shall forthwith be paid over to Beneficiaries to be credited and applied ratably against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

(f) Subordination of Other Obligations. Any Indebtedness of the Company or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Beneficiaries and shall forthwith be paid over to the Beneficiaries to be ratably credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

(g) Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made) shall have been paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

(h) Authority of Guarantors or the Company. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or the Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

(i) Financial Condition of the Company. Any Note may be sold by the Company, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of the Company or any other Credit Party at the time of any such grant or continuation, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Company or any other Credit Party. Each Guarantor has adequate means to obtain information from the Company and the other Credit Parties on a continuing basis concerning the financial condition of the Company and the other Credit Parties and their respective ability to perform their obligations under the Transaction Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Company and each other Credit Party and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of the Company or any other Credit Party now known or hereafter known by any Beneficiary.

(j) Bankruptcy, Etc.

(i) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Required Investors, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Company or any other Credit Party. The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Company or any other Credit Party or by any defense which the Company or any other Credit Party may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(ii) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and the Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Company or any other Credit Party of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Investors in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

In the event that all or any portion of the Guaranteed Obligations are paid by the Company, Company or any Subsidiary of Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder

10. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Agreement and the Notes may be amended, waived or modified only upon the written consent of the Company and the Required Investors; provided, however, that no such amendment, waiver or consent shall without the affected Investor’s written consent: (i) reduce the principal amount of or change the Maturity Date of any Note, (ii) reduce the rate of or change the stated time for payment of interest of any Note, (iii) make any change that adversely affects the conversion rights of any Note, (iv) reduce the Floor Price of any Note or amend or modify in any manner adverse to the rights of the affected Investor the Company’s obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise, (v) make any Note payable in a currency other than that stated in such Note, (vi) change the ranking of any Note in any manner adverse to the rights of the affected Investor, (vii) modify in a manner adverse to the rights of any Investor the provisions related to the redemption of any Note, (viii) impair the right of any Investor to receive payment on, or with respect to, or delivery or payment due upon the conversion of, any Note or impair the right to initiate suit for the enforcement of any delivery or payment on, or with respect to, or due upon the conversion of, any Note, (ix) modify any Transaction Document in a manner that disproportionately adversely affects any Investor; provided, that treating all Investors in the same manner shall be deemed not to disproportionately adversely affect any Investor; or (x) waive compliance with or modify this Section 10(a) or Section 10(n) in a manner adverse to any Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto.

(b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

(c) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d) Successors and Assigns. Subject to the restrictions on transfer described in Sections 10(g) and the Notes, the rights and obligations of the Company and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. In connection with any assignment or transfer of the Notes by an Investor in accordance with the terms of the Notes, the Company shall update Schedule I to reflect such assignment or transfer.

(e) Dispute Resolution. In the event of a dispute between an Investor and the Company arising from or relating to this Agreement or the Transaction Documents (or any of the discussions or negotiations relating hereto) or any of the transactions contemplated hereby or thereby or otherwise involving or relating to the Company’s securities (“Claim”), a written notice of Claim (“Claim Notice”) must be provided to the party against whom the Claim is asserted. The Claim Notice must describe the nature and basis of the Claim and state the specific amount or other relief demanded. Following receipt of the Claim Notice, the parties shall endeavor to resolve the Claim informally. If the Claim cannot be resolved informally within sixty (60) days after receipt of the Claim Notice, the Claim shall be finally and exclusively settled by arbitration in the Borough of Manhattan in New York City, New York, in accordance with the Arbitration

Rules and Procedures of the Judicial Arbitration and Mediation Services, Inc. (“JAMS”) then in effect (“JAMS Rules”), by one commercial arbitrator with substantial experience in resolving complex commercial contract disputes and in the technology industry, who may or may not be selected from the appropriate list of JAMS arbitrators. Any Claim will be arbitrated on an individual basis. There will be no right or authority for any Claim to be arbitrated on a class action basis or on bases involving claims brought in a purported representative capacity on behalf of other of the Company’s securityholders or potential securityholders or other persons similarly situated. The arbitrator’s authority is limited to Claims between such Investor and the Company alone. Claims may not be joined or consolidated. An arbitration award and any judgment confirming it will apply only to the specific case and cannot be used in any other case except to enforce the award. Except with respect to the Company’s rights set forth in the last sentence of this Section 10(e), any emergency relief, preliminary injunctive relief and/or expedition related to any Claim must be sought under the applicable JAMS Rules then in effect (presently addressed in Rules 2.0(c), 16.1, 16.2 and 24). The arbitrator shall have the authority to grant injunctive relief and specific performance. The prevailing party shall be entitled to receive reimbursement of its reasonable expenses (including reasonable attorneys’ fees, expert witness fees and other expenses, including arbitration-specific fees). Judgment may be enforced exclusively in the United States Federal Courts located in the Southern District of New York. The parties expressly (a) agree not to commence any suit, action or other proceeding arising from or relating to this Agreement (or any of the discussions or negotiations relating hereto) or any of the transactions contemplated hereby or otherwise involving or relating to the Company’s securities, except in arbitration (or, as necessary, to enforce an arbitration award) in accordance with the terms set forth herein; provided, however, that this clause (a) shall in no way limit or restrict the Company’s rights set forth in the last sentence of this Section 10(e), (b) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such arbitration, suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the arbitral forum (or, in the case of enforcement of an arbitral award, the above-named courts), that its property is exempt or immune from attachment or execution, that the arbitration, suit, action or proceeding is brought in an inconvenient forum, that the venue of the arbitration, suit, action or proceeding is improper or that this Agreement, the Transaction Documents or the subject matter hereof or thereof may not be enforced in or by such arbitral forum or court, and (c) waive to the fullest extent permitted by law their right to a trial by jury. Notwithstanding the foregoing, the Company shall be entitled to enforce the terms of this Section 10(e) and Section 10(k) in the arbitral forum, the United States Federal Courts located in the Southern District of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York. Notwithstanding any statement to the contrary contained herein, this Section 10(e) shall not limit any Investor’s right to initiate suit for the enforcement of any delivery or payment on, or with respect to, or due upon the conversion of, any Note, and shall not require arbitration with respect to such matter.

(f) Tax Matters. For all U.S. federal and relevant state or local tax purposes, except as otherwise required by a tax authority or change in applicable law, the parties hereto shall treat the Notes as convertible debt and not contingent payment debt instruments, treat the accrual of interest as not constituting “contingent interest” within the meaning of Sections 871(h) and 881(c) of the Code, and file all relevant tax returns consistently with the foregoing.

(g) Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Required Investors.

(h) Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and the Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(i) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and mailed or delivered to each party as follows: (i) if to an Investor, at such Investor’s address set forth in the Register (as defined in the Notes), or (ii) if to the Company, at the address set forth on the Company’s signature page hereto, or at such other address as the Company shall have furnished to the Investors in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one Business Day after being deposited with an overnight courier service of recognized standing or (iv) four days after being deposited in the U.S. mail, first class with postage prepaid.

(j) Expenses. The Company will pay the reasonable costs and expenses of OR Tech Lending LLC relating to the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents (including legal fees and expenses); provided, that such amount to be paid by the Company that is incurred on or prior to the date hereof shall not exceed $200,000.

(k) Confidentiality. Notwithstanding anything in this Agreement to the contrary, no Investor shall have access to any trade secrets of the Company. Further, each Investor acknowledges and agrees that such Investor will keep confidential and will not disclose, divulge or use for any purpose (i) the existence of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and (ii) any business, technical, financial or other information or materials (whether written, oral or in any other form) provided to or learned by such Investor (whether by the Company or its advisors or other representatives) in connection with or pursuant to the preceding clause (i), together with all analyses, compilations, interpretations, notes, studies or other documents prepared by such Investor or its Permitted Disclosees (as defined below) which contain or otherwise reflect such information or materials or such Investor’s review of, or interest in, the Company or any of the foregoing (collectively, the “Confidential Information”), unless such Confidential Information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 10(k) by such Investor) or (b) is required to be disclosed by law or a governmental authority; provided, however, that an Investor may disclose Confidential Information to officers, directors, members, Affiliates or limited partners or their respective general partners, employees and legal, tax and accounting advisors of such Investor who have a need to know such information for the purpose of monitoring and evaluating such Investor’s investment in the Company (and/or advising such Investor in connection with such purpose) and who have expressly agreed to treat such Confidential Information confidentially in accordance with this Agreement (collectively, the “Permitted Disclosees”). For the avoidance of doubt, such Investor shall not be permitted to disclose, divulge or use any Confidential Information to any Person (1) in connection with or to solicit any interest in any proposed sale, assignment, encumbrance, pledge, gift or other transfer or disposition of any kind of any of its Notes or any of such Investor’s rights held thereunder or (2) if such Person, in the reasonable good faith determination of the Board of Directors, carries on any business that is substantially similar to the Company’s business. Even where any disclosure, divulgence or use of any Confidential Information is permitted pursuant hereto, each Investor agrees that it will not export or re-export any Confidential Information except in compliance with all United States and other export control laws and regulations. Each Investor further agrees to protect and maintain, and to cause each Permitted Disclosee to protect and maintain, the confidentiality and security of, and to exercise the highest standard of care as it exercises to prevent the unauthorized disclosure or unauthorized use of its own proprietary information, which shall be no less than reasonable care, with respect to, the Confidential Information. Each Investor shall be liable for any disclosure or unauthorized use by the Permitted Disclosees or other representatives of such Investor in contravention of this Section 10(k), and shall take reasonably appropriate steps to safeguard the Confidential Information from disclosure, misuse, espionage, loss and theft. Each Investor further agrees to notify the Company in writing of any actual or suspected misuse, misappropriation or unauthorized disclosure of the Confidential Information, which may come to its attention. In the event that an Investor or any of its Permitted Disclosees receives a request or is required by a governmental authority to disclose all or any Confidential Information, such Investor or its Permitted

Disclosees, as the case may be, agree to (A) immediately notify the Company of the existence, terms and circumstances surrounding such request, (B) consult with the Company on the advisability of taking legally available steps to resist or narrow such request and (C) assist the Company in seeking a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained or that the Company waives compliance with the provisions hereof, such Investor or its Permitted Disclosees, as the case may be, may disclose to any governmental authority only that portion of the Confidential Information which such Investor is advised by counsel is legally required to be disclosed, and such Investor shall exercise its best efforts to obtain assurance that confidential treatment will be accorded such Confidential Information. Nothing in this Section 10(k) shall in any way limit or otherwise modify any confidentiality covenants entered into by any Investor pursuant to any other agreement entered into with the Company. Notwithstanding anything to the contrary herein, the Company acknowledges and agrees that each Investor may disclose such information in respect of the Company and the Investor’s interest therein as is required under applicable securities laws, rules or regulations or rules of a national securities exchange. The Company consents in advance to such disclosure and any such disclosure shall not constitute a breach of this Section 10.

(l) Separability of Agreements; Severability of this Agreement. The Company’s agreement with each of the Investors is a separate agreement and the sale of the Notes to each of the Investors is a separate sale. Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Investor whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(m) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

(n) Payments for Consents. The Company shall not, and shall not permit any of its Subsidiaries to, pay or cause to be paid, and no Investor shall, directly or indirectly, receive, any consideration (including via exchange offer), whether by way of interest, fee or otherwise, as an inducement to any consent, waiver, exchange or amendment of any of the terms or provisions of this Agreement or the Notes or any of the documents related thereto unless such consideration is offered and paid to all Investors pro rata and the payment of such consideration is approved by the Required Investors.

(Signature Page Follows)

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

DOORDASH, INC., a Delaware corporation

By:	/s/ Prabir Adarkar

Name:	Prabir Adarkar
Title:	Chief Financial Officer
Address:

GUARANTOR:

CAVIAR, LLC, a Delaware limited liability company

By:	/s/ Prabir Adarkar

Name:	Prabir Adarkar
Title:	Chief Financial Officer
Address:

[Signature page to DoorDash, Inc. Note Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR:

OR TECH LENDING LLC

By:	/s/ Alexis Maged
Name: Alexis Maged
Title: Authorized Signatory

Address:

OR Tech Lending LLC 399 Park Avenue, 38th Floor New York, New York 10022
Attention: Matt Swatt
Email:

[Signature page to DoorDash, Inc. Note Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR:

KING STREET CAPITAL, L.P.

By:	King Street Capital Management, L.P. Its Investment Manager

By:	King Street Capital Management GP, L.L.C. Its General Partner

By:	/s/ Jay Ryan
Name: Jay Ryan
Title: Chief Financial Officer

Address:

King Street Capital Management GP, L.C.C
299 Park Avenue, 40th Floor
New York, NY 10171
Attention: Randy Stuzin, Member and General Counsel
Telephone:
Email:

[Signature page to DoorDash, Inc. Note Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR:

ATFORD RIDGE, LTD.

By:	/s/ Jay Ryan
Name: Jay Ryan
Title: Director

Address:

King Street Capital Management GP, L.C.C
299 Park Avenue, 40th Floor
New York, NY 10171
Attention: Randy Stuzin, Member and General Counsel
Telephone:
Email:

[Signature page to DoorDash, Inc. Note Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR:

BENEFIT STREET PARTNERS DEBT FUND IV LP

By: Benefit Street Partners Debt Fund IV GP LP, its general partner
By: Benefit Street Partners Debt Fund IV Ultimate GP Ltd., its general partner

By:	/s/ Ira Wishe

Name:	Ira Wishe
Title:	Authorized Signatory

[Signature page to DoorDash, Inc. Note Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR:

BENEFIT STREET PARTNERS SMA LM LP

By: Benefit Street Partners SMA LM GP L.P., its general partner
By: Benefit Street Partners SMA LM Ultimate GP LLC, its general partner

By:	/s/ Ira Wishe

Name:	Ira Wishe
Title:	Authorized Signatory

[Signature page to DoorDash, Inc. Note Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR:

BENEFIT STREET PARTNERS SMA-C II L.P.

By: Benefit Street Partners L.L.C. its investment advisor

By:	/s/ Ira Wishe

Name:	Ira Wishe
Title:	Authorized Signatory

[Signature page to DoorDash, Inc. Note Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR:

BENEFIT STREET PARTNERS SMA-K L.P.

By: Benefit Street Partners SMA-K GP L.P., its general partner
By: Benefit Street Partners SMA-K Ultimate GP LLC, its general partner

By:	/s/ Ira Wishe

Name:	Ira Wishe
Title:	Authorized Signatory

[Signature page to DoorDash, Inc. Note Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR:

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

By:	/s/ Ira Wishe

Name:	Ira Wishe
Title:	Authorized Signer

[Signature page to DoorDash, Inc. Note Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR:

BENEFIT STREET PARTNERS DEBT FUND IV MASTER (NON-US) L.P.

By: Benefit Street Partners Debt Fund IV (Non-US) GP LP, its general partner
By: Benefit Street Partners Debt Fund IV Ultimate GP Ltd., its general partner

By:	/s/ Ira Wishe

Name:	Ira Wishe
Title:	Authorized Signatory

[Signature page to DoorDash, Inc. Note Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR:

BENEFIT STREET PARTNERS SMA-C CO-INVEST L.P.

By: SMA-C II GP Ltd., its general partner

By:	/s/ Ira Wishe

Name:	Ira Wishe
Title:	Authorized Signer

[Signature page to DoorDash, Inc. Note Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR:

Petrus Yield Opportunity Fund, L.P.

By:	/s/ Jonathan Covin
Name: Jonathan Covin
Title: General Counsel

Address:

Petrus Yield Opportunity Fund, L.P.
3000 Turtle Creek Blvd.
Dallas, TX 75219
Attention: Jonathan Covin
Telephone:
Email:

With a copy (which shall not constitute notice) to:

Haynes and Bonne, LLP
2323 Victory Avenue
Suite 700
Dallas, TX 75219
Attention: Taylor Wilson
Telephone:
Email:

[Signature page to DoorDash, Inc. Note Purchase Agreement]

SCHEDULE I

SCHEDULE OF INVESTORS

Name and Address	Aggregate Principal Amount of Note	Purchase Price

~~OR TECH LENDING LLC~~

~~399 Park Avenue, 38th Floor~~

~~New York, New York 10022~~

~~Attention: Matt Swatt~~

~~Email:~~

~~With a copy (which shall not constitute notice) to:~~

~~Latham & Watkins LLP~~

~~505 Montgomery Street~~

~~Suite 2000~~

~~San Francisco, California 94111~~

~~Attention: Haim Zaltzman~~

~~Email:~~

	~~$100,000,000~~ [Transferred to Owl Rock Technology Finance Corp., February 28, 2020]	~~$98,300,000.00~~

OWL ROCK TECHNOLOGY FINANCE CORP. 399 Park Avenue, 38th Floor New York, New York 10022 Attention: Matt Swatt Email: With a copy (which shall not constitute notice) to: Latham & Watkins LLP 505 Montgomery Street Suite 2000 San Francisco, California 94111 Attention: Haim Zaltzman Email:	$100,000,000 [Transferred from OR Tech Lending LLC, February 28, 2020]	$98,300,000.00

KING STREET CAPITAL, L.P. King Street Capital Management GP, L.L.C 299 Park Avenue, 40th Floor New York, NY 10171 Attention: Randy Stuzin, Member and General Counsel Telephone: Email: With a copy (which shall not constitute notice) to: Simpson Thacher & Bartlett LLP 2475 Hanover Street Palo Alto, CA 94304 Attention: Daniel N. Webb Telephone: Email:	$42,000,000	$41,370,000.00

ATFORD RIDGE, LTD. King Street Capital Management GP, L.L.C 299 Park Avenue, 40th Floor New York, NY 10171 Attention: Randy Stuzin, Member and General Counsel Telephone: Email: With a copy (which shall not constitute notice) to: Simpson Thacher & Bartlett LLP 2475 Hanover Street Palo Alto, CA 94304 Attention: Daniel N. Webb Telephone: Email:	$58,000,000	$57,130,000.00

BENEFIT STREET PARTNERS DEBT FUND IV L.P. Mike Frick Benefit Street Partners 399 Boylston Street, Floor 9 Boston, MA 02116 Telephone: Email: Fax:	$22,610,000	$22,270,850.00

BENEFIT STREET PARTNERS SMA LM L.P. Mike Frick Benefit Street Partners 399 Boylston Street, Floor 9 Boston, MA 02116 Telephone: Email: Fax:	$1,325,000	$1,305,125.00

BENEFIT STREET PARTNERS SMA-C II L.P. Mike Frick Benefit Street Partners 399 Boylston Street, Floor 9 Boston, MA 02116 Telephone: Email: Fax:	$3,542,000	$3,488,870.00

BENEFIT STREET PARTNERS SMA-K LP Mike Frick Benefit Street Partners 399 Boylston Street, Floor 9 Boston, MA 02116 Telephone: Email: Fax:	$2,667,000	$2,626,995.00

BUSINESS DEVELOPMENT CORPORATION OF AMERICA Mike Frick Benefit Street Partners 399 Boylston Street, Floor 9 Boston, MA 02116 Telephone: Email: Fax:	$22,525,000	$22,187,125.00

BENEFIT STREET PARTNERS DEBT FUND IV MASTER (NON-US) L.P. Mike Frick Benefit Street Partners 399 Boylston Street, Floor 9 Boston, MA 02116 Telephone: Email: Fax:	$32,331,000	$31,846,035.00

BENEFIT STREET PARTNERS SMA-C CO-INVEST L.P. Mike Frick Benefit Street Partners 399 Boylston Street, Floor 9 Boston, MA 02116 Telephone: Email: Fax:	$15,000,000	$14,775,000.00

PETRUS YIELD OPPORTUNITY FUND, L.P. 3000 Turtle Creek Blvd. Dallas, TX 75219 Attention: Jonathan Covin Telephone: Email: With a copy (which shall not constitute notice) to: Haynes and Boone, LLP 2323 Victory Avenue Suite 700 Dallas, TX 75219 Attention: Taylor Wilson Telephone: Email:	$40,000,000	$39,400,000.00

APPENDIX 1

DEFINITIONS

As used in this Agreement, the following terms have the meanings specified below:

“10% Convertible Notes” means the 10% Convertible Notes in the form of Exhibit A attached hereto and issued hereunder.

“Acquisition” means any transaction or series of related transactions resulting in the acquisition by Company or any of its Restricted Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Anti-Corruption Laws” means all applicable laws, rules and regulations concerning or relating to bribery, corruption or money laundering.

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.“Beneficiary” means each holder of a Note.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means the board of directors or comparable governing body of the Company or any committee thereof duly authorized to act on its behalf.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that, all obligations that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of the Transaction Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in the financial statements to be delivered pursuant to the Transaction Documents.

“Cash Equivalents” means

(1) United States dollars, or money in other currencies received in the ordinary course of business,

(2) U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding one year from the date of acquisition,

(3) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any State thereof having capital, surplus and undivided profits in excess of $500 million whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s,

(4) repurchase obligations with a term of not more than thirty days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,

(5) commercial paper rated at least P-1 by Moody’s or A-1 by S&P and maturing within one year after the date of acquisition,

(6) securities with maturities of one year or less from the date of acquisition which (or the issuer of which) are rated at least A or A-1 by S&P or A2 or P-1 by Moody’s,

(7) money market funds at least 90% of the assets of which consist of investments of the type described in clauses (1) through (6) above; and

(8) in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.

“CFC” means (a) each Subsidiary that is a “controlled foreign corporation” (within the meaning of Section 957), but only if a U.S. Person that is an Affiliate of a Credit Party is, with respect to such Person, a “United States shareholder” (within the meaning of Section 951(b)) described in Section 951(a)(1) and (b) each Subsidiary of any such controlled foreign corporation described in clause (a) above. For purposes of this definition, all Section references are to the Code.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Common Stock” means the common stock, par value $0.00001 per share, of Company.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Consolidated Credit EBITDA” means, for any period, Consolidated Net Income for such period plus, all as determined on a consolidated basis, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of: (a) consolidated tax expense based on income, profits or capital, including state franchise, capital and similar taxes and foreign withholding taxes paid or accrued during such period, (b) total interest expense, and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of gains on such hedging obligations or such derivative instruments, and financial institution and letter of credit fees and costs of surety bonds in connection with financing activities plus expenses associated with the equity component of, and any mark to market losses with respect to, convertible debt instruments, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill), (e) extraordinary, unusual or non-recurring costs, fees, charges and other expenses, including fees, charges and expenses incurred that are (or are expected to be within one year of the end of such period with a deduction in the subsequent period to the extent not so reimbursed or paid) reimbursed or actually paid by a third party or under indemnification or reimbursement provisions, (f) costs or expenses reasonably identified by Company as incurred in connection with entry into or expansion of new markets, strategic initiatives and contracts, software development and new systems design, new product offerings, project start-up costs, and related integration and systems establishment costs, including any on-going operating losses in respect thereof for a period of no more than 24 months after commencement of such operations or expansion, (g) non-cash equity-based compensation expenses and payroll tax expense related to equity-based compensation expenses, (h) any other non-cash charges, non-cash expenses or non-cash losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of, or a reserve for, cash charges for any future period); provided, however that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of, or a reserve for, cash charges for any future period) shall be subtracted from Consolidated Net Income in calculating Consolidated Credit EBITDA in the period when such payments are made, (i) transition, integration, business optimization and similar fees, charges and expenses related to acquisitions, business combinations, dispositions and exiting lines of business, (j) restructuring, discontinued operations or similar charges, (k) pro forma “run rate” cost savings, operating expense reductions and synergies (including expected revenue enhancements) relating to Acquisitions, business combinations, dispositions and other initiatives that are reasonably identifiable and projected in good faith by Company to result from actions that have been taken or with respect to which substantial steps have been taken or initiated or are expected to be taken with the first eight full fiscal quarters after such event, (l) accruals or expenses related to settlements or payment of legal claims, (m) transaction costs associated with this Agreement and the transactions contemplated hereby and with any actual, proposed or contemplated issuance of Equity Interests (including any expense relating to enhanced accounting functions or other costs associated with becoming a public company), the making of any Investment, Acquisition, Joint Venture or disposition, or the issuance or incurrence of Indebtedness (including Incremental Equivalent Debt, Permitted Convertible Indebtedness and any Permitted Call Spread Transactions) or refinancings, (n) in connection with Acquisitions of foreign Subsidiaries, expenses recognized on conversion from IFRS to GAAP for items capitalized under IFRS but expensed under GAAP, and (o) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in the calculation of Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated Credit EBITDA pursuant to clause (iii) below for any previous period and not added back; provided that, for any period, the aggregate amount added pursuant to clauses (f), (i), (j) and (k) shall not exceed 25% of Consolidated Credit EBITDA for the applicable period (calculated after giving effect to such addbacks); and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of: (i) interest income, (ii) any extraordinary income or gains determined in accordance with GAAP, and (iii) any other non-cash income other than accrual of revenue in the ordinary course of business (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (h) above).

“Consolidated Net Income” means for any period, the net income (loss) of Company and its Subsidiaries on a consolidated basis determined in conformity with GAAP; provided, however, that there will not be included in the determination of Consolidated Net Income the effect of: (a) with respect to any Subsidiary that is not wholly owned but whose net income is consolidated in whole or in part with the net income of Company, the income of such Subsidiary solely to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its organizational documents or any law applicable to such Subsidiary; provided that Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid by such Subsidiary to Company or any other Subsidiary; (b) any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations (including pursuant to any sale and leaseback) which is not sold or otherwise disposed of in the ordinary course of business; (c) the cumulative effect of a change in accounting principles; and (d) any recapitalization or purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements, as a result of any consummated Acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development). In addition, proceeds from any business interruption insurance received in such period or which is reasonably expected to be received in a subsequent period and within one year of the underlying loss shall be added to Consolidated Net Income; provided, that if not so received within such one-year period, such amount shall be subtracted in the subsequent calculation period.

“Consolidated Total Assets” means, at any date of determination, the total amount of assets of Company and its Restricted Subsidiaries (or of any Subsidiary of Company and its Restricted Subsidiaries, as the context requires), as set forth on the most recent financial statements delivered pursuant to Section 2(p) or Section 7(a)(i) or (ii).

“Consolidated Total Indebtedness” means, as of any date of determination, the aggregate principal amount of Indebtedness of Company and its Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting only of Indebtedness for borrowed money, Capital Lease Obligations and purchase money Indebtedness; provided, Consolidated Total Indebtedness will not include Indebtedness that is non-recourse to Company and its Subsidiaries, undrawn amounts under revolving credit facilities and Indebtedness in respect of any (1) letter of credit, bank guarantees and performance or similar bonds, except to the extent of obligations in respect of drawn standby letters of credit which have not been reimbursed within three (3) Business Days and (2) obligations under Swap Agreements. The dollar-equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Swap Agreements for currency exchange risks with respect to the applicable currency in effect on the date of determination of the dollar-equivalent principal amount of such Indebtedness.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit C delivered by a Credit Party pursuant to Section 9.

“Credit Agreement” means the Revolving Credit and Guaranty Agreement, dated as of November 19, 2019, by and among the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent without giving effect to any amendment, restatement or modification after the date hereof.

“Credit Parties” means the Company and the other Guarantors.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Direct Company Obligations” means any Obligations of the Company in its capacity as the issuer of the Notes under this Agreement.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 2(g) to the Disclosure Letter.

“Disclosure Letter” means the disclosure letter, dated the Closing Date, delivered by the Company to the Investors.

“Disqualified Equity Interest” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests and the payment in cash in lieu of the issuance of fractional shares of such Equity Interests), in whole or in part, or (iii) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 181 days after the Maturity Date then in effect; provided that (a) Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the date that is 181 days after the latest Maturity Date then in effect if the payment upon such redemption or repurchase is contractually subordinated in right of payment to the Obligations and (b) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of Company that is incorporated or organized under the laws of the United States, any state thereof or in the District of Columbia.

“Employee Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the generation, use, handling, transportation, storage, treatment, disposal, management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation, reclamation or remediation, fines, penalties or indemnities), of Company or any Subsidiary of Company directly or indirectly resulting from or based upon (a) compliance or noncompliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence, release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest; provided that Equity Interests shall not include (a) any debt securities that are convertible into or exchangeable for any combination of Equity Interests and/or cash and (b) Permitted Call Spread Transactions.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a single employer or otherwise aggregated with a Credit Party or a Subsidiary of Company under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“ERISA Event” means any one or more of the following: (a) any reportable event, as defined in Section 4043 of ERISA, with respect to a Plan; (b) the termination of any Plan under Section 4041 of ERISA; (c) the institution of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (d) the failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; (e) any Credit Party, or any ERISA Affiliate requests a minimum funding waiver or fails to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA (whether or not waived); (f) a determination that any Plan is, or is reasonably expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (g) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to a Plan; (h) the complete or partial withdrawal of any Credit Party, Subsidiary of Company or any ERISA Affiliate from a Multiemployer Plan; or (i) a determination that any Multiemployer Plan is in endangered or critical status under Section 432 of the Code or Section 305 of ERISA or is, or is expected to be, “insolvent” within the meaning of Section 4245 of ERISA.

“Event of Default” has the meaning set forth in the Notes.

“Excluded Subsidiary” means any Subsidiary that is not required to guarantee the Obligations pursuant to Section 9.

“Financial Officer” means the chief financial officer, treasurer, chief accounting officer, head of finance, vice president of finance or corporate controller of the Company or Company, as the case may be.

“Foreign Subsidiary” means (a) any Subsidiary of Company that is not a Domestic Subsidiary, (b) any Subsidiary of Company that is a Subsidiary of a CFC and (c) any Subsidiary of Company whose provision of a Guarantee would result in an investment in “United States property” (within the meaning of Section 956 of the Code) or would otherwise result in a material adverse tax consequence to Company or any of its Affiliates, as reasonably determined by Company.

“GAAP” means generally accepted accounting principles in the United States of America applied on a consistent basis.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business, or customary indemnification obligations entered into in connection with any Acquisition or disposition of assets or of other entities (other than to the extent that the primary obligations that are the subject of such indemnification obligation would be considered Indebtedness hereunder). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligation” has the meaning set forth in Section 9(a).

“Guarantor” means each Person that shall have become a party hereto as a “Guarantor” and shall have provided a Guaranty of the Obligations by executing and delivering a Counterpart Agreement; provided that (a) for purposes of Section 9, the term “Guarantors” shall also include the Company (except with respect to the Direct Company Obligations), and (b) a Foreign Subsidiary shall at no time be a Guarantor.

“Guaranty” means the guaranty of each Guarantor set forth in Section 9.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“IFRS” means international financial reporting standards within the meaning of IAS Regulation 1606/2002.

“Immaterial Subsidiary” means, at any time of determination, each Restricted Subsidiary of Company (other than the Company) (a) whose Consolidated Total Assets as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 7(a)(i) or (a)(ii) or Section 2(p) were less than 5% of the Consolidated Total Assets of Company and its Restricted Subsidiaries at such date and (b) whose consolidated gross revenues for the most recent period of four fiscal quarters in respect of which financial statements have been delivered pursuant to Section 7(a)(i) or (a)(ii) or Section 2(p) were less than 5% of the consolidated gross revenues of Company and its Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, as of the most recent date or period referred to in clause (a) or (b) above, the combined Consolidated Total Assets or the combined consolidated gross revenues of all Restricted Subsidiaries that would constitute Immaterial Subsidiaries in accordance with clause (a) and (b) above shall have exceeded 20% of the Consolidated Total Assets of Company and its Restricted Subsidiaries at such date or 20% of consolidated gross revenues of Company and its Restricted Subsidiaries for such period, then one or more of such Restricted Subsidiaries that would otherwise be an Immaterial Subsidiary shall for all purposes of this Agreement automatically be deemed to not be an Immaterial Subsidiary in descending order based on the amounts of their Consolidated Total Assets or consolidated gross revenues, as the case may be, until such excess shall have been eliminated.

“Incremental Equivalent Debt” has the meaning set forth in the Credit Agreement, or any equivalent term set forth in any Revolving Credit Facility.

“Incurrence Event” has the meaning set forth in Section 8(a)(iii)(2).

“Indebtedness” of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than (i) accounts payable incurred in the ordinary course of business, (ii) purchase price adjustments, earnouts, holdbacks and other similar deferred consideration payable in connection with Acquisitions and (iii) deferred or equity compensation arrangements payable to directors, officers, employees, advisors, consultants or other providers of services), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of bankers’

acceptances, letters of credit, surety bonds or similar arrangements, (g) all Guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above, and (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned or acquired by such Person, whether or not such Person has assumed or become liable for the payment of such obligation. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For all purposes hereof, the Indebtedness of the Company and its Restricted Subsidiaries shall exclude intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Indebtedness. “Indebtedness” shall not include the obligations or liabilities of any Person to pay rent or other amounts with respect to any lease of office space (or other arrangement conveying the right to use office space) or other operating lease, which obligations (x) would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of the ASU (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in the financial statements to be delivered pursuant to the Transaction Documents, or (y) would be required to be classified and accounted for as a capital lease at any time due to build-to-suit accounting rules, “failed” sale and leaseback accounting rules, other lease classification rules or other similar rules so long as such obligations are not entered into for a financing purpose, are unsecured (other than the provision of any letters of credit required to support such obligations), and do not otherwise constitute “Indebtedness” pursuant to clauses (a), (b), (c) or (d) above.

“Initial Conversion Date” shall have the meaning specified in the Notes.

“Intellectual Property” means all Patents, Trademarks, Copyrights and any other intellectual property.

“Investment” means any loan, advance (other than advances to employees or other providers of services for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), extension of credit (by way of Guarantee or otherwise) or capital contributions by Company or any of its Restricted Subsidiaries to any other Person (other than any Credit Party); provided that Investment shall not include any Acquisitions.

“IPO” means the sale on a bona fide nationally recognized securities exchange of common stock of Company or the listing for trading of common stock of Company on a bona fide nationally recognized securities exchange.

“IRS” means the U.S. Internal Revenue Service.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that, in no event shall any corporate subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Lien” means, with respect to any asset, including any Intellectual Property, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, (c) any assignment, license, or other transfer of Intellectual Property and (d) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidity” means, at any time, the sum of (a) Unrestricted cash and Cash Equivalents held by Company and its Restricted Subsidiaries plus (b) Marketable Securities, plus (c) so long as the conditions to borrowing in connection therewith are satisfied at such time, the amounts available for borrowing under any Revolving Credit Facility.

“Margin Stock” has the meaning assigned to such term in Regulation U of the Board as in effect from time to time.

“Marketable Securities” means, without duplication of any of the items described in the definition of Cash Equivalents, investments permitted pursuant to the Company’s investment policy as approved by the Board of Directors (or committee thereof) of the Company from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the business, property, financial condition or results of operations of Company and its Restricted Subsidiaries taken as a whole or (b) the rights and remedies of the Investors under this Agreement or the Transaction Documents.

“Material Capital Markets Indebtedness” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (1) a public offering registered under the Securities Act of 1933, as amended, or (2) a private placement to institutional investors, in each case, of clause (1) or (2) above in aggregate principal amount in excess of $50,000,000. The term “Material Capital Markets Indebtedness” shall not include any Indebtedness under commercial bank facilities or similar Indebtedness, Capital Lease Obligations, Non-Capitalized Lease Obligations or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering.”

“Maturity Date” means March 1, 2025.

“Maximum Subscription Amount” means the maximum aggregate principal amount of New Debt Securities an Investor is willing to purchase. For the avoidance of doubt, an Investor’s Maximum Subscription Amount may exceed such Investor’s Pro Rata Share of New Debt Securities.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or could be an obligation to contribute of) a Credit Party or an ERISA Affiliate, and each such plan for the five- year period immediately following the latest date on which a Credit Party or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.

“New Notes” means the 10% Notes in the form of Exhibit A to the 10% Convertible Notes, which may be exchanged for the 10% Convertible Notes pursuant to Section 4(b) of the 10% Convertible Notes.

“Non-Capitalized Lease Obligations” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For avoidance of doubt, a straight-line or operating lease shall be considered a Non-Capitalized Lease Obligation.

“Non-U.S. Plan” means any plan, fund (including any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by Company or one or more Subsidiaries, primarily for the benefit of employees of Company or such Subsidiaries or any Credit Party residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Notes” means the 10% Convertible Notes issued under this Agreement, and after any exchange of the 10% Convertible Notes for New Notes as provided in Section 4(b) of the 10% Convertible Notes, the New Notes.

“Obligations” means all amounts owing by any Credit Party to the Investors under the Notes or this Agreement and all interest which accrues after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable.

“Obligee Guarantor” has the meaning set forth in Section 9(f).

“OFAC” means the United States Treasury Department Office of Foreign Assets Control.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all licenses of the foregoing whether as licensee or licensor; (e) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (f) all rights to sue for past, present, and future infringements thereof; and (g) all rights corresponding to any of the foregoing throughout the world.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Plan” means any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA and is maintained or contributed to (or obligated to be contributed) in whole or in part by any Credit Party or any ERISA Affiliate or with respect to which any of Company, any Credit Party or any ERISA Affiliate has actual or contingent liability or had any such liability for the five-year period immediately following the latest date on which a Credit Party or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Permitted Call Spread Transaction” means (a) any call or capped call option (or substantively equivalent derivative transaction) relating to the Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock) purchased by Company in connection with the issuance of any Permitted Convertible Indebtedness and settled in Common Stock (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Common Stock or such other securities or property), and cash in lieu of fractional shares of Common Stock, and (b) any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock) sold by Company substantially concurrently with any purchase by Company of a Permitted Call Spread Transaction described in clause (a) and settled in Common Stock (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Common Stock or such other securities or property), and cash in lieu of fractional shares of Common Stock; provided that the terms, conditions and covenants of each such transaction described in clause (a) or clause (b) shall be such as are customary for transactions of such type (as determined by the board of directors of Company, or a committee thereof, in good faith).

“Permitted Convertible Indebtedness” means unsecured Indebtedness of Company that is convertible into shares of Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock), cash or a combination thereof (such amount of cash determined by reference to the price of the Common Stock or such other securities or property), and cash in lieu of fractional shares of Common Stock; provided that (x) the final maturity date of such Permitted Convertible Indebtedness is not prior to the date ninety-one (91) days after the Maturity Date and (y) the terms, conditions and covenants of such Permitted Convertible Indebtedness shall be such as are customary for transactions of such type (as determined by the board of directors of Company, or a committee thereof, in good faith).

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes, assessments or governmental charges or levies that are not yet due or are being contested in compliance with Section 7(d);

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s, supplier’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested;

(c) Liens incurred or pledges and deposits made in the ordinary course of business (i) in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or employment laws or to secure other public, statutory or regulatory obligations or (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instrument for the benefit of) insurance carriers providing property, casualty or liability insurance to Company or any Restricted Subsidiary of Company or otherwise supporting the payment of items set forth in the foregoing clause (i);

(d) Liens incurred or pledges and deposits to secure the performance of bids, trade and commercial contracts (other than for the payment of Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, in each case incurred in the ordinary course of business or consistent with past practice;

(e) Liens securing, or otherwise arising from, judgments and deposits to secure obligations under appeal bonds or letters of credit in respect of judgments that do not constitute an Event of Default;

(f) Uniform Commercial Code financing statements filed (or similar filings under applicable law) solely as a precautionary measure in connection with operating leases;

(g) easements, zoning restrictions, rights-of-way, encroachments and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the conduct of business of Company or any Subsidiary of Company;

(h) rights of recapture of unused real property in favor of the seller of such property set forth in customary purchase or lease agreements and related arrangements;

(i) to the extent constituting a Lien, Permitted IP Transfers;

(j) rights of setoff, banker’s lien, netting agreements and other Liens arising by operation of law or by of the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments;

(k) Liens arising from the right of distress enjoyed by landlords or Liens otherwise granted to landlords, in either case, to secure the payment of arrears of rent or performance of other obligations in respect of leased properties, so long as such Liens are not exercised or except where the exercise of such Liens would not reasonably be expected to have a Material Adverse Effect;

(l) Liens or security given to public utilities or to any municipality or Governmental Authority when required by the utility, municipality or Governmental Authority in connection with the supply of services or utilities to the Company and any other Restricted Subsidiaries;

(m) servicing agreements, development agreements, site plan agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other agreements pertaining to the use or development of any of the assets of Company or any of its Subsidiaries, in each case that do not secure any obligations for money borrowed and do not materially detract from the value of the affected property or interfere with the conduct of business of Company or any Subsidiary of Company; and

(n) Liens on any assets securing any obligation in favor of a Governmental Authority, including any such Lien securing amounts owing for wages, vacation pay, severance pay, employee deductions, sales tax, excise tax, other Taxes, workers compensation, governmental royalties or pension fund obligations.

“Permitted IP Transfer” means (i) non-exclusive licenses of Intellectual Property, (ii) sales, dispositions, transfers or exclusive licenses of Intellectual Property that would not have a material adverse effect on the assets or business of the Company and the Restricted Subsidiaries, taken as a whole (it being understood that the foregoing shall specifically permit exclusive licenses (A) with respect to specific geographic areas outside of the United States, (B) for specific fields of use outside the existing platform of the Company and its Restricted Subsidiaries, (C) for specific business fields not interfering in any material respect with the existing business of the Company and its Restricted Subsidiaries, taken as a whole and (D) of intellectual property conceived, developed or reduced to practice in connection with a specific commercial relationship), (iii) sales, dispositions, transfers or exclusive licenses made pursuant to the Company or a Guarantor’s existing buy-in license agreements, research and development cost sharing agreements and related agreements, as amended or restated from time to time, or comparable agreements with any Excluded Subsidiary (or other transactions where assets or rights of any Excluded Subsidiary are transferred to the Company, any Guarantor or another Excluded Subsidiary and then subsequently transferred to another Excluded Subsidiary); provided that such amended, restated or comparable agreement would not have a material adverse effect on the assets of the Company and the

Restricted Subsidiaries, taken as a whole, (iv) sales, dispositions, transfers or exclusive licenses that are treated as a disposition of assets for U.S. federal income tax purposes by any entity that is not a Credit Party; or (v) storing, holding, transferring, processing, operating or managing data or information outside the U.S., including for regulatory, tax or operational purposes.

“Person” means any natural person, corporation, limited liability company, trust, Joint Venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (other than a Multiemployer Plan).

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pro Forma Basis” means, with respect to the calculation of Consolidated Total Assets, Liquidity or Senior Net Leverage Ratio as of any date, that such calculation shall give pro forma effect to all Acquisitions, all issuances, incurrences or assumptions of Indebtedness, all Investments and all sales, transfers or other dispositions of any Equity Interests in a Subsidiary or all or substantially all the assets of a Subsidiary or division or line of business of a Subsidiary outside the ordinary course of business (and any related prepayments or repayments of Indebtedness) that have occurred during the applicable fiscal period of Company (or subsequent to such fiscal period of Company and prior to or simultaneously with the event for which such calculation is being calculated) as if they occurred on the first day of such applicable period of Company.

“Pro Rata Share” means, with respect to any Investor, the proportion that the aggregate principal amount of Notes held by such Investor bears to the aggregate principal of all Notes outstanding as of the date of the applicable Offer Notice.

“Public Company Event” shall have the meaning specified in the Notes.

“Qualified Equity Interests” means Equity Interests other than Disqualified Equity Interests.

“Qualified Public Company Event” shall have the meaning specified in the Notes.

“Related Parties” or “Related Party” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Investors” means the Investors holding a majority of the aggregate outstanding principal amount of the then-outstanding Notes.

“Responsible Officer” means any of the President, Chief Executive Officer, Vice President or Financial Officer of the Company, or any person designated by the Company in writing from time to time.

“Restricted” means, when referring to cash or Cash Equivalents of Company and its Restricted Subsidiaries, that such cash or Cash Equivalents (a) appear (or would be required to appear) as “restricted” on the consolidated balance sheet of Company, (b) are subject to any Lien in favor of any Person (other than a Lien permitted under Section 8(b)(xi)) or (c) are not otherwise generally available for use by Company or any Restricted Subsidiary of Company so long as such Restricted Subsidiary of Company is not prohibited by applicable law, contractual obligation or otherwise from transferring such cash or Cash Equivalents to Company.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Company or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund, similar deposit or withholding of shares for tax purposes, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in Company or any such Subsidiary. The conversion of, or payment for (including, without limitation, payments of principal and payments upon redemption or repurchase), or paying any interest with respect to, any debt securities that are convertible into or exchangeable for any combination of Equity Interests and/or cash shall not constitute a Restricted Payment.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“Revolving Credit Facility” means (i) the Credit Agreement, or (ii) any revolving credit facility refinancing or replacing the facility described in clause (i) hereof on substantially similar terms to the Credit Agreement.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any comprehensive Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person organized or resident in a Sanctioned Country or (c) any Person owned 50% or more or otherwise controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom.

“Senior Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness outstanding on such date minus the aggregate amount of Unrestricted cash and Cash Equivalents and Marketable Securities of Company and its Restricted Subsidiaries on such date, determined on a consolidated basis in accordance with GAAP, to (b) Consolidated Credit EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date.

“Solvency Certificate” means a Solvency Certificate of a Financial Officer of Company substantially in the form of Exhibit D.

“Solvent” means, with respect to Company and its Restricted Subsidiaries on a particular date, that on such date (a) the fair value of the present assets of Company and its Restricted Subsidiaries, taken as a whole, is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of Company and its Restricted Subsidiaries, taken as a whole, (b) the present fair saleable value of the assets of Company and its Restricted Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liability of Company and its Restricted Subsidiaries, taken as a whole, on their debts as they become absolute and matured, (c) Company and its Restricted Subsidiaries, taken as a whole, do not intend to, and do not believe that they will, incur debts or liabilities (including current obligations and contingent liabilities) beyond their ability to pay such debts and liabilities as they mature in the ordinary course of business and (d) Company and its Restricted Subsidiaries, taken as a whole, are not engaged in business or a transaction, and are not about to engage in business or a transaction, in relation to which their property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Subsidiary” means any subsidiary of the Company.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity (including by value) or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the partnership interests are, as of such date, owned (directly or indirectly), controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent and which is required by GAAP to be consolidated in the consolidated financial statements of the parent.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or other providers of services of Company or the Subsidiaries of Company shall be a Swap Agreement.

“Taxes” shall have the meaning specified in the Notes.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“Transaction Documents” means this Agreement (including any amendment hereto or waiver hereunder) and the Notes.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof; provided that the full faith and credit of the United States of America is pledged in support thereof.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unrestricted” means, when referring to cash or Cash Equivalents, that such cash or Cash Equivalents are not Restricted.

“Unrestricted Subsidiary” means any Subsidiary that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with Section 7(k).

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended from time to time.

“wholly owned”, when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly owned subsidiary of such Person or any combination thereof.

EXHIBIT A

FORM OF 10% CONVERTIBLE NOTE

NEITHER THIS SENIOR CONVERTIBLE NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE, IF ANY, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE, IF ANY, MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED OR PLEDGED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE SECURITIES ACT OR TO PERSONS OUTSIDE OF THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT.

THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO TREAS. REG. SECTION 1.1275-3: THIS DEBT INSTRUMENT IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE COMPANY WILL MAKE AVAILABLE ON REQUEST TO THE HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD. THE ADDRESS OF THE COMPANY IS DOORDASH INC., 303 2ND STREET, SOUTH TOWER, 8TH FLOOR, SAN FRANCISCO, CA 94107, ATTENTION: PRABIR ADARKAR.

THE HOLDER MAY NOT, DIRECTLY OR INDIRECTLY, TRANSFER THIS NOTE, EXCEPT IN ACCORDANCE WITH SECTIONS 16 AND 17 HEREOF.

SENIOR CONVERTIBLE NOTE

Issuance Date: February 19, 2020 (the “Issuance Date”)

Original Principal Amount: $[_____________] (the “Original Principal Amount”)

Note No.: [_]

FOR VALUE RECEIVED, DoorDash, Inc., a corporation incorporated under the laws of Delaware (the “Company”), hereby promises to pay [_____________] or its registered assigns (the “Holder”) the amount set out above as the Original Principal Amount, as such amount may be (i) increased pursuant to the payment in kind of any interest as provided in Section 3 or (ii) reduced pursuant to any conversion, redemption or repayment effected in accordance with the terms hereof (the balance of such amount from time to time being the “Outstanding Principal Balance”), when due, whether upon the Maturity Date, redemption, acceleration or otherwise (in each case in accordance with the terms hereof). This senior convertible note (including all senior convertible notes issued in exchange, transfer or replacement hereof, this “Note”) is issued pursuant to the Note Purchase Agreement (as defined below).

SECTION 1. DEFINITIONS. Capitalized terms used herein and not defined below shall have the meaning set forth in the Note Purchase Agreement. The following terms used in this Note will have the respective meanings set forth below:

“Affiliate Transfer” shall have the meaning specified in Section 16(a).

“Automatic Conversion Event” shall mean the date of initial trading of the Listed Securities on the Principal Market in connection with a Qualified Public Company Event.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of, or interest in (howsoever designated), the equity of such Person, but excluding any debt securities convertible into such equity and any non-convertible preferred stock or equity of such Person.

“Change of Control Effective Time” means the point in time at which a Change of Control Event closes or is otherwise consummated.

“Change of Control Event” means (i) prior to a Public Company Event, the failure by the holders of the Company’s Equity Interests as of the Issuance Date to continue to own, beneficially and of record, Equity Interests in the Company representing at least 50.1% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Company; (ii) after the consummation of a Public Company Event, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder), other than the Permitted Holders, individually or in the aggregate, of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Company; (iii) persons who were (A) directors of the Company on the Issuance Date, (B) nominated by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by the Board of Directors of the Company at any time before such persons actually commenced their service as directors or (C) appointed by directors that were directors of the Company or directors nominated as provided in the preceding subclause (B), ceasing to occupy a majority of the seats (excluding vacant seats) on the Board of Directors of the Company; or (iv) on and following the consummation of a Holdco Transaction, Holdings shall cease to beneficially own and control, directly or indirectly, 100% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company free and clear of all Liens; provided that neither the consummation of a Holdco Transaction nor the consummation of a Public Company Event shall be a Change of Control Event.

“Close of Business” means 5:00 p.m., New York City time.

“COC Redemption Amount” shall mean an amount equal to, (i) prior to the one-year anniversary of the Issuance Date, (x) the Note Obligations Amount as of the date of the applicable Change of Control Event plus (y) the present value of all future interest amounts that would accrue on the Notes from the date of the applicable Change of Control Event through the one-year anniversary of the Issuance Date (assuming all interest is paid in kind), using a discount rate equal to the Treasury Rate plus 50 basis points, and (ii) on or after the one-year anniversary of the Issuance Date, the Note Obligations Amount as of the date of such Change of Control Event.

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“Common Equity” of any Person means, if such Person is a corporation, all common stock of such Person (including voting, limited voting and non-voting stock) or, if such Person is not a corporation, the equivalent Capital Stock of such Person.

“Company” shall have the meaning specified in the introductory paragraph.

A “Conversion Date” means each of the Initial Conversion Date and the 39 consecutive Trading Days immediately following the Initial Conversion Date.

“Conversion Date Amount” means, for any given Conversion Date, the sum of (x) 1/40th of the Note Obligations Amount as of the Business Day immediately prior to the Initial Conversion Date, plus (y) any accrued and unpaid interest on the remaining Note Obligations Amount of the Note through such Conversion Date.

“Conversion Reference Price” means the arithmetic average of the Reference Price for the ten Trading Days immediately prior to the Initial Conversion Date.

“Conversion Securities” has the meaning set forth in Section 4(a).

“Debtor Relief Laws” means the Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Event of Default” shall have the meaning specified in Section 10.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Note (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing and any law or regulation or official rules or practices adopted pursuant to any such intergovernmental agreement.

“Floor Price” means a price per share equal to (x) $10,000,000,000 divided by (y) the number of outstanding shares of Listed Securities disclosed in the Company’s most recent public filing with the SEC. For the avoidance of doubt, such number shall be pro forma for shares of Listed Securities to be issued or become outstanding in connection with any event disclosed in such public filing (whether by conversion or otherwise), including, without limitation, as a result of a Qualified Public Company Event.

“Holdco Transaction” means a transaction (or series of transactions) which will, among other things, cause 100% of the Equity Interests in the Company and its existing Subsidiaries to be held by a newly-formed entity organized under the laws of any political subdivision of the United States (“Holdings”); provided that (a) the owners of 100% of the Equity Interests in Holdings immediately after giving effect to such

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transaction (and the amount of such Equity Interests owned by each such person) are identical to the owners of 100% of the Equity Interests in the Company immediately prior to giving effect to such transaction (and the amount of such Equity Interests owned by each such person); provided that, such Equity Interests of such owners may be held in different classes or series of Equity Interests of Holdings (with different voting and other governance rights and different liquidation preferences, dividend rights and other economic rights), and (b) Holdings, immediately prior to the consummation of such transaction, expressly assumes this Note and the conversion and payment obligations of the Company under this Note, and (c) such transaction and assumption is effected in a manner that is tax neutral for the Holder or the Company compensates the Holder for any detrimental tax or economic effects of such transaction and assumption; and (d) the Company shall have entered executed and delivered to the Holders a Counterpart Agreement and shall have provided such other documentation as would be required in connection with a joinder of a Guarantor pursuant to Note Purchase Agreement; provided that any assignment and assumption of this Note in connection with a HoldCo Transaction that satisfies clauses (a), (b), (c) and (d) shall be deemed to be consented to by the Holder.

“Holder” shall have the meaning specified in the introductory paragraph.

“Increased Cost of Stock Borrow” shall have the meaning specified in Section 7(d).

“Incurrence Event” shall have the meaning set forth in the Note Purchase Agreement.

“Incurrence Event Redemption Amount” shall mean an amount in cash equal to the product of (x) 1.06 multiplied by (y) the Note Obligations Amount.

“Initial Conversion Date” means, if an Automatic Conversion Event has occurred, the date that is the later of (i) the one (1)-year anniversary of the Issuance Date (or if not a Trading Day, the first Trading Day immediately thereafter), and (ii) the Trading Day that is the tenth Trading Day immediately following such Automatic Conversion Event.

“Intentional Event of Default” means any Event of Default that the Company intentionally causes or allows (directly or indirectly and whether through act or omission) to occur; provided that any Event of Default set forth under Section 10(a), 10(e) (but in the case of Section 10(e), only to the extent that the Company fails to comply with its obligations under Section 8 of the Note Purchase Agreement or Section 4(c)), or 10(l) (but in the case of Section 10(l), only to extent that the Company asserts that this Note or the Note Purchase Agreement cease to be in full force and effect and enforceable in accordance with its terms) of this Note shall be deemed to be an “Intentional Event of Default” hereunder.

“Interest Payment Due Date” shall have the meaning specified in Section 3(b).

“Issuance Date” shall have the meaning specified in the preamble of this Note.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, code, ruling, or order of, including the administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, or any agreement with, any Governmental Authority.

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“Lead Investor” means OR Tech Lending LLC, or an Affiliate that becomes a holder of a Note pursuant to an Affiliate Transfer.

“Listed Securities” means shares of the Common Stock or any other class of Common Equity of the Company that is the subject of the applicable Qualified Public Company Event.

“Make-Whole Amount” means an amount equal to (x) the Note Obligations Amount on any Redemption Date, plus (y) the present value (calculated using the standard Excel function for present values or otherwise calculated in a manner reasonably satisfactory to the Required Investors) of all remaining PIK Interest Payments that would accrue on this Note from such Redemption Date through the Maturity Date (assuming all such interest is paid in kind for purposes of calculating each future PIK Interest Payment), using a discount rate equal to the Treasury Rate plus 50 basis points.

“Maturity Date” shall have the meaning specified in Section 6.

“New Note” shall have the meaning specified in Section 4(b).

“New Note Exchange” shall have the meaning specified in Section 4(b).

“Non-Qualified Public Company Event” means any transaction pursuant to which the Common Stock or any other class of Common Equity of the Company becomes or is registered under Section 12(b) of the Exchange Act other than a Qualified Public Company Event.

“Note” shall have the meaning specified in the introductory paragraph.

“Note Obligations Amount” means, as of any date, an amount equal to the sum of (i) the Outstanding Principal Balance as of the Close of Business on such date plus (ii) all accrued and unpaid interest on this Note through, but excluding, such date, which interest is not otherwise included in such Outstanding Principal Balance.

“Note Purchase Agreement” shall mean the Note Purchase Agreement, dated as of February 19, 2020 (as amended, modified or supplemented), by and among the Company, Caviar, LLC and the Investors party thereto.

“Notes” shall mean the senior convertible notes issued pursuant to the Note Purchase Agreement.

“Open of Business” means 9:00 a.m., New York City time.

“Optional Redemption” shall have the meaning specified in Section 9(b).

“Optional Redemption Date” shall have the meaning specified in Section 9(b).

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“Original Principal Amount” shall have the meaning specified in the introductory paragraph.

“Outstanding Principal Balance” shall have the meaning specified in the introductory paragraph.

“Permitted Holders” means (i) any Person listed on Schedule 1.1 to the Disclosure Letter, (ii) any trust or partnership created solely for the benefit of any natural person listed on Schedule 1.1 to the Disclosure Letter and/or members of the family of any natural person listed on Schedule 1.1 to the Disclosure Letter and (iii) any Person which is a controlled Affiliate of any of the foregoing.

“PIK Interest Payment” shall have the meaning specified in Section 3(b).

“PIK Interest Payment Due Date” shall have the meaning specified in Section 3(b).

“Principal Market” means the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market.

“Public Company Event” means a Qualified Public Company Event or a Non-Qualified Public Company Event.

“Qualified Public Company Event” means any transaction (including a firm commitment underwritten initial public offering pursuant to a registration statement on Form S-1 under the Securities Act or a direct listing) pursuant to which the Listed Securities first become registered under Section 12(b) of the Exchange Act, where such transaction results in, (i) in the case of a firm commitment underwritten initial public offering, net proceeds to the Company of at least $100,000,000 and (ii) such Listed Securities being listed on a Principal Market; provided that the Required Investors may elect to treat any Non-Qualified Public Company Event as a Qualified Public Company Event for all Notes.

“Quotation Agent” shall have the meaning specified in Section 7(d).

“Redemption Date” means the date on which this Note is redeemed against payment therefor, which, for the avoidance of doubt, shall be, (i) in the case of a redemption pursuant to Section 5(a), the effective date of the Change of Control Event; (ii) in the case of a redemption pursuant to Section 5(b), the date of the Incurrence Event; and (iii) in the case of an Optional Redemption pursuant to Section 9(b), the Optional Redemption Date.

“Reference Price” means, on a given date, the daily VWAP per share of the Listed Securities on the applicable Principal Market on such date.

“Register” shall have the meaning specified in Section 16(b).

“Registered Notes” shall have the meaning specified in Section 16(b).

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“Replacement Notes” shall have the meaning specified in Section 17(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Period” means each distinct period of five (5) consecutive Trading Days beginning on the Initial Conversion Date and every five (5) Trading Days thereafter (for a total of eight (8) Settlement Periods).

“Stock Borrow Average” shall have the meaning specified in Section 7(d).

“Stock Borrow Quotation” shall have the meaning specified in Section 7(d).

“Stock Borrow Threshold” shall have the meaning specified in Section 7(d).

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Trading Day” means, with respect to any class or series of Common Equity, a day on which trading in such Common Equity generally occurs on the Principal Market.

“Transferee” means the transferee designated by the Holder.

“Treasury Rate” means the rate per annum, as determined by the Company in good faith, equal to the quarter-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding the applicable Redemption Date) of the United States Treasury security having an actual or interpolated maturity comparable to the period from the Redemption Date to the Maturity Date (with such rate to be as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week (or, if such Statistical Release is no longer published, any publicly available source of similar market data)).

“VWAP” mean, with respect to the Listed Securities and any Trading Day, the daily dollar volume-weighted average sale price for one share of the Listed Securities on the Principal Market on that particular Trading Day during the period beginning at 9:30 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg Financial Markets (or, if not available, a similar service provider of national recognized standing mutually selected by the Holder and Company) through its “Volume at Price” functions. If the VWAP cannot be calculated for such security on such date on the foregoing basis, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations of VWAP shall be appropriately and equitably adjusted in accordance with the provisions set forth herein.

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SECTION 2. PAYMENT OF PRINCIPAL. If this Note has not yet been converted, redeemed or otherwise repaid, the Note Obligations Amount, as of the Maturity Date, shall be due and payable on the Maturity Date. Except as expressly permitted herein, the Company may not voluntarily prepay or redeem this Note prior to the Maturity Date.

SECTION 3. PAYMENT OF INTEREST.

(a) During the term of this Note, interest shall accrue daily on the Outstanding Principal Balance at a rate of 10.0% per annum from, and including, the Issuance Date until, but excluding, the Maturity Date, or such earlier date of redemption or conversion. The accrual of interest on this Note as of any date will be calculated based on the Outstanding Principal Balance of this Note as of the Close of Business on the immediately preceding Interest Payment Due Date (or, if no preceding Interest Payment Due Date, on the Issuance Date).

(b) Accrued and unpaid interest shall be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on March 1, 2020 (each, an “Interest Payment Due Date”), by, at the Company’s election, either (i) adding such accrued interest to the Outstanding Principal Balance under this Note on such Interest Payment Due Date (such payment, a “PIK Interest Payment,” and such Interest Payment Due Date, a “PIK Interest Payment Due Date”), which addition of accrued interest will be effective as of the Open of Business on such PIK Interest Payment Due Date, or (ii) paying such accrued interest in cash on such Interest Payment Due Date in accordance with Section 20(b); provided that no interest previously paid pursuant to a PIK Interest Payment may be paid following the relevant PIK Interest Payment Due Date as accrued interest. In the event that the Company does not elect whether to pay interest in kind or in cash on or before an Interest Payment Due Date, the Company shall be deemed to elect to pay such accrued interest due on such Interest Payment Due Date in kind and to have made a PIK Interest Payment (and shall update the Register accordingly). Interest shall accrue and shall be computed on the basis of a 360-day year composed of twelve (12) 30-day months.

(c) On each PIK Interest Payment Due Date, if applicable, the Company shall make a record on its books of the increase in the Outstanding Principal Balance of this Note due to the accrual of interest, which addition of accrued interest will be effective as of the Open of Business on such PIK Interest Payment Due Date, each Note shall represent the increased Outstanding Principal Balance, and no separate Note will be issued with respect to such accrued interest.

SECTION 4. QUALIFIED PUBLIC COMPANY EVENT.

(a) Automatic Conversion into Listed Securities. Subject to Section 4(b), following the occurrence of a Qualified Public Company Event, on each Conversion Date, an amount equal to the Conversion Date Amount shall automatically convert into a number of shares of the Listed Securities (such securities, the “Conversion Securities”) determined by dividing (x) the Conversion Date Amount, by (y) the Reference Price, in each case, as of such Conversion Date. Such conversion shall be effected pursuant to Section 7.

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(b) Conversion into New Note. Upon the occurrence of a Qualified Public Company Event where the Conversion Reference Price is less than the Floor Price, this Note shall automatically be exchanged for a new note substantially in the form attached hereto as Exhibit A (the “New Note”) in an aggregate principal amount equal to the Note Obligations Amount of the Note as of the Initial Conversion Date (a “New Note Exchange”).

(c) Subsidiary Public Company Event. Notwithstanding anything to the contrary in this Note, in no event may a Subsidiary effect a transaction that would be a Public Company Event if effected by the Company unless (i) such Subsidiary, immediately prior to the consummation of such transaction, expressly assumes this Note and the conversion and payment obligations under this Note, (ii) such Subsidiary owns, directly or indirectly, all or substantially all of the assets of the Company (on a consolidated basis) and (iii) such transaction and assumption is effected in a manner that is tax neutral for the Holder or the Company compensates the Holder for any detrimental tax or economic effects of such transaction and assumption; provided that any such assignment and assumption that satisfies clauses (i), (ii) and (iii) shall be deemed to be consented to by the Holder.

SECTION 5. MANDATORY REDEMPTION.

(a) Redemption upon a Change of Control Event. Subject to, and immediately upon, the occurrence of a Change of Control Event prior to the Maturity Date or the final Conversion Date, if any, the Company shall redeem this Note (in full and not in part) for an amount in cash equal to the COC Redemption Amount in accordance with Section 5(c) and Section 9(c). For the avoidance of doubt, the Company shall not be required to redeem, pursuant to this Section 5(a), any portion of the Note Obligations Amount that constitutes a Conversion Date Amount that has been converted on a Conversion Date that occurred prior to the effectiveness of such Change of Control Event.

(b) Redemption upon an Incurrence Event. Subject to, and immediately upon, the occurrence of an Incurrence Event prior to the Maturity Date or any Initial Conversion Date, the Company shall redeem this Note (or portion thereof, as determined as set forth in the Note Purchase Agreement) for an amount in cash equal to the Incurrence Event Redemption Amount in accordance with Section 5(c) and Section 9(c). For the avoidance of doubt, the Company shall not be required to redeem, pursuant to this Section 5(b), any portion of the Note Obligations Amount that constitutes a Conversion Date Amount that has been converted on a Conversion Date that occurred prior to the effectiveness of such Incurrence Event.

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(c) Change of Control and Incurrence Event Notice. The Company shall deliver to the Holder notice of a Change of Control Event or Incurrence Event, as applicable, not less than ten (10) calendar days prior to any anticipated Change of Control Effective Time or Incurrence Event; provided, that if the Company does not have ten (10) calendar days’ prior knowledge of such Change of Control Effective Time or Incurrence Event, as applicable, it shall provide such notice as soon as practicable after obtaining knowledge thereof. The date of the anticipated Change of Control Effective Time or Incurrence Event, as applicable, will be determined in good faith by the Company. To the extent that the Change of Control Event or Incurrence Event, as applicable, does not occur on the anticipated date contemplated in the notice delivered pursuant to this Section 5(c), the Company shall deliver notice upon the consummation of the Change of Control Event or Incurrence Event, as applicable, and shall make payment of the COC Redemption Amount or Incurrence Event Redemption Amount, as applicable, on such date.

SECTION 6. MATURITY DATE EVENT. This Note will mature on March 1, 2025, unless earlier converted, redeemed or repaid pursuant to and in accordance with this Note (the “Maturity Date”).

SECTION 7. SETTLEMENT UPON CONVERSION PURSUANT TO SECTION 4(A).

(a) Settlement Upon Conversion Pursuant to Section 4(a). Following the occurrence of an Automatic Conversion Event pursuant to Section 4(a), the Note Obligations Amount shall be converted into fully paid and nonassessable shares of Listed Securities on each Settlement Date pursuant to the relevant terms set forth herein applicable to such Automatic Conversion Event. If the issuance of the Conversion Securities would result in the issuance of a fractional share of the Conversion Security, the Company shall pay cash in lieu of such fractional share in an amount equal to the portion of the Note Obligations Amount otherwise represented by such fractional share. The Company shall pay any transfer, stamp or similar Tax due on the issuance or delivery of the Conversion Securities upon conversion, except any such transfer, stamp or similar Tax that is due because the converting Holder requests those shares to be registered in a name other than the Holder’s name, in which case the Company shall not be required to make any such issuance or delivery of the Conversion Securities upon conversion unless and until the Person otherwise entitled to such issuance or delivery has paid to the Company the amount of any such transfer, stamp and similar Tax or has established, to the satisfaction of the Company, that such transfer, stamp and similar Tax has been paid or is not payable.

(b) Mechanics of Conversion Pursuant to Section 4(a). In connection with any conversion of this Note pursuant to Section 4(a), the Holder shall (i) deliver instructions for delivery of the Conversion Securities and (ii) surrender this Note to the Company (or in the case of the loss, theft or destruction of this Note, provide an indemnification undertaking with respect to this Note that is

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reasonably satisfactory to the Company) no later than the Business Day immediately preceding the Initial Conversion Date to be held in escrow until the final Conversion Date; provided that failure to timely deliver instructions for delivery of the Conversion Securities or to surrender this Note shall not release the Company of its obligations hereunder. The Person or Persons entitled to receive the Conversion Securities issuable upon a conversion of this Note on each Conversion Date in connection with an Automatic Conversion Event pursuant to Section 4(a) shall be treated for all purposes as the beneficial owner or owners of such Conversion Securities on such Conversion Date. From and after the time at which the Conversion Securities with respect to the final Conversion Date are delivered to the Holder, upon satisfaction of the Company’s conversion obligations, this Note shall be deemed to be delivered to the Company and shall cease to be outstanding for any purpose whatsoever. Upon conversion of this Note in connection with an Automatic Conversion Event, the Company shall deliver shares of Conversion Securities to the Person or Persons entitled to receive the Conversion Securities no later than 12:00 p.m. New York time on the Trading Day immediately following the later of (x) the last Trading Day of the applicable Settlement Period and (y) the Trading Day the Holder delivers to the Company settlement instructions pursuant to clause (i) above; provided that if an Increased Cost of Stock Borrow exists for a particular Settlement Period, the Company shall deliver the applicable number of Conversion Securities for each Conversion Date in such Settlement Period by 12:00 p.m. New York time on the Trading Day immediately following the later of (x) such Conversion Date and (y) the Trading Day on which the Holder delivers to the Company settlement instructions pursuant to clause (i) above. Delivery of Conversion Securities shall, unless otherwise requested in writing by the Holder, be by means of delivery of book entry shares to the account of the Holder or to the account of the securities intermediary of the Holder for the benefit of the Holder, in each case, pursuant to the instructions provided pursuant to this Section 7(b). Any Conversion Securities shall be delivered without any legends and shall be freely tradeable (except to the extent that the Holder is, or has been during the immediately preceding three months, an affiliate of the Company).

(c) Special Limitation on Conversion. Unless consented to in writing by the Holder, in connection with any Automatic Conversion Event, on any given Conversion Date, the Conversion Date Amount under this Note shall not be converted to the extent that such conversion would cause Holder and its Affiliates to collectively have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 10% or more of any class of equity security (as defined for purposes of Section 16 of the Exchange Act) of the Company that is registered pursuant to Section 12 of the Exchange Act immediately following such Conversion Date (any such period during which a portion of the Note shall not be convertible, a “Stay Period”). Any such unconverted amounts shall be converted on the same terms and conditions as the previously converted amount (calculated as of such original Conversion Date) only at (i) such time as Holder consents in writing or (ii) such conversion would not result in the Holder and its Affiliates having beneficial ownership (as defined in Rule 13d-3 under the Exchange Act)

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of 10% or more of any such class of equity securities of the Company (in each case, a “Stay Period Termination”). During any Stay Period, any unconverted portion of this Note shall cease to be outstanding and shall cease to accrue interest and the Company’s sole obligation with respect to such portion of this Note shall be the delivery of any undelivered Conversion Securities by 12:00 p.m. New York Time on the second (2nd) Trading Day following the Stay Period Termination.

(d) Determination of Increased Cost of Stock Borrow. Prior to and after the Initial Conversion Date, the Lead Investor shall consult with an independent nationally recognized securities dealer (the identity of which is mutually agreed by the Lead Investor and the Company acting reasonably and in good faith prior to the Initial Conversion date) (the “Quotation Agent”) to obtain, and provide to the Company, market quotations (the “Stock Borrow Quotation”) for the daily average cost to borrow shares of Listed Securities calculated on an annualized basis (the “Stock Borrow Average”) with respect to each Settlement Period. The Lead Investor shall obtain a Stock Borrow Quotation after the close of trading on the Principal Market on each Conversion Date in a Settlement Period and, based on each Stock Borrow Quotation so obtained for each Conversion Date in the Settlement Period, calculate the Stock Borrow Average. If the Stock Borrow Average so determined exceeds a rate per annum of 3.00% (the “Stock Borrow Threshold”) with respect to any Settlement Period, then an “Increased Cost of Stock Borrow” shall be deemed to occur for the immediately following Settlement Period; provided that if the Quotation Agent is unable to obtain a Stock Borrow Quotation on any Conversion Date in a Settlement Period, an Increased Cost of Stock Borrow shall be deemed to exist for the immediately following Settlement Period; provided, further, that the Quotation Agent shall provide the Lead Investor with the Stock Borrow Average for the five (5) Trading Day period immediately prior to the Initial Conversion Date (obtained in a manner consistent with the immediately preceding sentence) and if either (x) the Stock Borrow Average exceeds the Stock Borrow Threshold for such five (5) Trading Day period or (y) the Quotation Agent is unable to provide a Stock Borrow Quotation for any Trading Day in such five (5) Trading Day period, then an Increased Cost of Stock Borrow shall be deemed to occur for the Settlement Period beginning on the Initial Conversion Date. In the event the Lead Investor fails or is unable to perform its obligations under this Section 7(d), the Company shall use commercially reasonable efforts to designate another Holder to perform such obligations.

(e) Cash Settlement in Lieu of Conversion. The Company may, in its sole discretion, by written notice to the Holder, elect to deliver cash in lieu of Conversion Securities deliverable upon conversion of this Note pursuant to Section 4(a) in an amount equal the Note Obligations Amount of this Note as of the Initial Conversion Date. The Company shall provide notice to Holder of its election to deliver cash in lieu of such Conversion Securities no later than 8:00 a.m. New York time on the Initial Conversion Date. Payment of such cash shall be made by wire transfer of immediately available funds on the later of (i) the Initial Conversion Date and (ii) the Business Day immediately following the Business Day on which the Holder provides wire transfer instructions to the Company prior to the Close of Business on such day.

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SECTION 8. SETTLEMENT UPON EXCHANGE PURSUANT TO SECTION 4(B). Upon the occurrence of a New Note Exchange pursuant to Section 4(b), the Note Obligations Amount shall be exchanged for a New Note on the Initial Conversion Date in the aggregate principal amount set forth in Section 4(b). The Company shall pay any transfer, stamp or similar Tax on the issuance or delivery of the New Note upon exchange, except any such transfer, stamp or similar Tax that is due because the exchanging Holder requests the New Note to be registered in a name other than the Holder’s name, in which case the Company shall not be required to make any such issuance or delivery of the New Note upon exchange unless and until the Person otherwise entitled to such issuance or delivery has paid to the Company the amount of any such transfer, stamp and similar Tax or has established, to the satisfaction of the Company, that such transfer, stamp and similar Tax has been paid or is not payable. In connection with any exchange of this Note pursuant to Section 4(b), the Holder shall surrender this Note to the Company (or in the case of the loss, theft or destruction of this Note, provide an indemnification undertaking with respect to this Note that is reasonably satisfactory to the Company) no later than the Business Day immediately preceding the Initial Conversion Date; provided that failure to timely surrender this Note shall not release the Company of its obligations hereunder.

SECTION 9. REDEMPTION AND REPAYMENT MECHANICS.

(a) Prepayment. Except as otherwise expressly provided for herein, this Note may not be redeemed or prepaid at the option of the Company.

(b) Optional Redemption. At any time prior to the occurrence of any conversion pursuant to Section 4 or any redemption in full pursuant to Section 5, the Company may, at its option, redeem this Note for an amount in cash equal to the Make-Whole Amount in accordance with this Section 9(b) (an “Optional Redemption”). In order to effect an Optional Redemption, the Company shall select the date that such Optional Redemption shall occur (the “Optional Redemption Date”) and deliver written notice of such Optional Redemption, and the related Optional Redemption Date, to the Holder not less than five (5) Business Days prior to the Optional Redemption Date.

(c) Mechanics of Redemption or Repayment of this Note. The following procedures shall apply to redemptions pursuant to Sections 5(a), 5(b) and 9(b) and other repayments of the amounts due and payable under this Note:

(i) In connection with any redemption or the repayment of this Note, the Holder shall surrender this Note to the Company (or in the case of the loss, theft or destruction of this Note, provide an indemnification undertaking with respect to this Note that is reasonably satisfactory to the Company) no later than the Business Day immediately preceding the Redemption Date or Maturity Date, as applicable; provided that failure to timely surrender this Note shall not release the Company of its obligations hereunder.

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(ii) On the Redemption Date, the Company shall pay any amount due and payable under the terms of this Note in cash as of such Redemption Date. On the Maturity Date, the Company shall pay any amount due and payable under the terms of this Note in cash as of such Maturity Date.

SECTION 10. EVENTS OF DEFAULT. Each of the following shall be an “Event of Default” (and collectively, “Events of Default”) with respect to this Note:

(a) The Company fails to pay any portion of the Note Obligations Amount or premium thereon when due, whether on the Maturity Date, upon redemption or acceleration, or otherwise.

(b) The Company elects to pay interest in cash and fails to pay such interest pursuant to Section 3(b) for fifteen (15) calendar days after the interest becomes due.

(c) The Company fails to deliver Conversion Securities as required and such failure continues for three (3) Business Days; provided, such grace period shall be extended to permit the performance of the dispute resolution procedures set forth and in compliance with Section 19.

(d) Any representation or warranty made by the Company in the Note Purchase Agreement or this Note or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate furnished pursuant to or in connection with this Note or the Note Purchase Agreement or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made (other than to the extent qualified by materiality or “Material Adverse Effect,” in which case, such representation or warranty shall prove to have been incorrect in any respect);

(e) The Company fails to comply with its obligations under Sections 7(b), 7(c), 7(i) and 8 of the Note Purchase Agreement or Section 4(c) of this Note.

(f) The Company fails to comply with its obligations under this Note or the Note Purchase Agreement (other than as otherwise expressly provided in Section 10(a), 10(b), 10(c), 10(d) or 10(e)) for 30 calendar days after the Required Investors have provided written notice to the Company of the failure to so comply.

(g) The Company or a Restricted Subsidiary shall fail to perform or comply with any term, covenant, condition or agreement contained in any agreement(s) or instrument(s) governing any Indebtedness for borrowed money in an amount in excess of $50,000,000, whether such Indebtedness now exists or is created after the Issuance Date, (i) that results in such Indebtedness becoming due and payable prior to its scheduled maturity or (ii) constitutes a failure to pay the principal of any such Indebtedness when due and payable.

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(h) (i) One or more judgments for the payment of money in excess of $50,000,000 in the aggregate, to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage, shall be rendered against the Company, any Restricted Subsidiary or any combination thereof (to the extent not paid or covered by a reputable and solvent independent third-party insurance company which has not disputed coverage) and the same shall remain undischarged for a period of 30 consecutive calendar days during which execution shall not be effectively stayed (or an action of similar effect in any jurisdiction outside the U.S.), or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Restricted Subsidiary to enforce any such judgment and such action shall not be stayed (or an action of similar effect in any jurisdiction outside the U.S.) or (ii) any nonmonetary judgment, writ or warrant of attachment or similar process shall be entered or filed against Company or any Restricted Subsidiary of Company or any combination thereof or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed (or an action of similar effect in any jurisdiction outside the U.S.) for a period of 90 consecutive calendar days and such non-monetary judgment, writ, warrant of attachment or similar process would reasonably be expected to have a Material Adverse Effect.

(i) one or more ERISA Events shall have occurred that would reasonably be expected to result in a Material Adverse Effect;

(j) If borrowings pursuant to the Revolving Credit Facility are in excess of $200 million in the aggregate (excluding any amounts for letters of credit drawn under the Revolving Credit Facility), any “Event of Default” (as defined in the Revolving Credit Facility) occurs and is continuing, after the expiration of any applicable grace period, for a period of five (5) business days;

(k) Any Guaranty shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms.

(l) This Note or the Note Purchase Agreement shall for any reason cease to be, or it shall be asserted by the Company not to be, in full force and effect and enforceable in accordance with its terms.

(m) The Company or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

(n) The Company or any Guarantor, pursuant to or within the meaning of any Debtor Relief Law:

(i) commences proceedings to be adjudicated bankrupt or insolvent;

(ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Debtor Relief Laws;

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(iii) consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; or

(iv) makes a general assignment for the benefit of its creditors.

(o) A court of competent jurisdiction enters an order or decree under any Debtor Relief Law (which order or decree remains unstayed and in effect for 60 consecutive calendar days) that:

(i) is for relief against the Company or any Guarantor in a proceeding in which the Company or any Guarantor is to be adjudicated bankrupt or insolvent;

(ii) appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Guarantor, or for all or substantially all of the property of the Company or any Guarantor; or

(iii) orders the liquidation, dissolution or winding up of the Company or any Guarantor.

SECTION 11. REMEDIES. Upon the occurrence of an Event of Default that has not been timely cured as provided herein:

(a) Acceleration of Note. In the case of an Event of Default of the type specified in Sections 10(m), 10(n) and 10(o), the outstanding Note Obligations Amount will become immediately due and payable, without any further notice and without any presentment, demand or protest of any kind, all of which are hereby expressly waived by the Company; provided, however, that if any such Event of Default constitutes an Intentional Event of Default, then, in lieu of the outstanding Note Obligations Amount, the Make-Whole Amount will become immediately due and payable, without any further notice and without any presentment, demand or protest of any kind, all of which are hereby expressly waived by the Company. If any other Event of Default occurs and is continuing, the Required Investors may declare the outstanding Note Obligations Amounts with respect to all Notes to be immediately due and payable, whereupon the same will become forthwith due and payable; provided, however, that if any such Event of Default constitutes an Intentional Event of Default, then, in lieu of the outstanding Note Obligations Amount, the Required Investors may declare the Make-Whole Amount with respect to all Notes to be immediately due and payable, whereupon the same will become forthwith due and payable.

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(b) Waiver of Default. The Required Investors may (upon execution of a written instrument) rescind an acceleration or waive any existing Event of Default, together with any of the consequences of such Event of Default; provided that an Event of Default of the type specified in Sections 10(m), 10(n) and 10(o) may only be waived and any acceleration with respect thereto only rescinded in respect of this Note by the Holder. In such event, the Holder and the Company will be restored to their respective former positions, rights and obligations hereunder.

(c) Cumulative Remedies. No failure on the part of the Holder or the Required Investors to exercise and no delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise by the Holder or Required Investors of any right hereunder preclude any other or further right of exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not alternative.

(d) Failure to Deliver. Without limiting Section 10(c), if the Company fails to deliver Conversion Securities as required under the terms hereof with respect to any Conversion Date (such Conversion Securities, the “Failed Securities”), the Company shall pay to the Holder the commercially reasonable cost of borrowing securities with respect to any short position relating to such Failed Securities solely to the extent such short positions exist from the time at which the Failed Securities were required to be delivered pursuant to the time hereof until such time as the Failed Securities are delivered, if ever.

SECTION 12. AUTHORIZED SHARES. So long as this Note is outstanding, the Company shall, on or immediately prior to the date of conversion of this Note, take all action necessary, including amending the Company’s governing documents to authorize and reserve the requisite number of shares of Common Equity, solely for the purpose of effecting the conversion of this Note, such that the number of shares of Conversion Securities shall be duly and validly authorized, reserved (to the extent applicable) and available for issuance at the time of the conversion of this Note, and upon issuance in accordance with the terms of this Note, the Conversion Securities will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws or liens or encumbrances created by or imposed by the Holder.

SECTION 13. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by New York Law.

SECTION 14. RANKING; PRIORITY. This Note will be senior Indebtedness of the Company, ranking equally in right of payment with any present and future senior Indebtedness (including the other Notes) and ranking senior in right of payment to any present and future subordinated Indebtedness and to any present or future equity securities or other interests in the Company.

SECTION 15. AMENDMENTS. This Note, and any of the terms and provisions hereof, may be amended from time to time as set forth in the Note Purchase Agreement.

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SECTION 16. TRANSFER RESTRICTIONS AND RELATED PROVISIONS.

(a) Prior to the one (1)-year anniversary of the Issuance Date, this Note may not be directly or indirectly sold, assigned or transferred by the Holder without the prior written consent of the Company, such consent to be given or withheld in the Company’s sole discretion; provided the Holder may transfer this Note in whole or in part to an affiliated investment fund or vehicle that is under common control with the Holder (such transfer an “Affiliate Transfer”); provided, further, that no change in the identity of the partners or stockholders of the Holder shall constitute an indirect sale or transfer of this Note so long as there is no change of control of such Holder. On or after the one (1)-year anniversary of the Issuance Date, this Note may not be directly or indirectly offered, sold, assigned or transferred by the Holder without the prior written consent of the Company, such consent not to be unreasonably withheld, delayed or conditioned by the Company; provided that the Company may withhold its consent in its sole discretion if and only if such transfer could require the Company to provide any confidential information to the transferee that the Company determines, in good faith, would be sensitive from a competitive perspective due to the identity or nature of the transferee; provided, further, no such consent shall be required in the case of an Affiliate Transfer or upon the occurrence of an Event of Default. No Holder of this Note shall use any confidential information provided by the Company pursuant to the Notes or Note Purchase Agreement in order to solicit any interest in a transfer of Notes without the prior written consent of the Company. In connection with any assignment or direct transfer of this Note (in whole or in part), the transferee shall agree to be bound by, and shall become party to, the Note Purchase Agreement by execution of a counterpart signature page thereto. Any offer, sale, assignment or other transfer of this Note is also subject to the restrictive legends of this Note.

(b) The Company shall maintain and keep updated a register (the “Register”) for the recordation of the names and addresses of the Holders of this Note and each Replacement Note and the Outstanding Principal Balance of this Note (and accrued interest) and any Replacement Note (the “Registered Notes”). The initial address for the Holder of this Note shall be the address set forth on the Holder’s signature page hereto and may be updated, from time to time, by written notice to the Company. The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the Holders of this Note and Replacement Notes shall treat each Person whose name is recorded in the Register as the owner of this Note or the applicable Replacement Note for all purposes, including, without limitation, the right to receive payments hereunder, notwithstanding notice to the contrary. Upon the written request of the Holder, the Company shall provide a copy of the Register to the Holder and backup calculations for the values relating to this Note in the Register. A Registered Note may be assigned or sold in whole or in part, to the extent permitted pursuant to Section 16(a) and any other terms hereof, only by registration of such assignment or sale on the Register. Upon its receipt of a satisfactory request to assign or sell all or part of any Registered Note by the Holder of the applicable Registered Note and the physical surrender of such applicable Registered Note to the Company,

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the Company shall record the information contained therein in the Register and issue one or more new Registered Notes, the aggregate Outstanding Principal Balance of which is the same as the entire Outstanding Principal Balance of the surrendered Registered Note, to the Transferee pursuant to Section 17. The provisions of this Section 16(b) are intended to cause the Note to be in “registered form” as defined in Treasury Regulations Sections 5f.103-1(c) and 1.871-14(c), or Proposed Section 1.163-5(b) (and any successor sections) and shall be interpreted and applied consistently therewith.

SECTION 17. REISSUANCE OF THE NOTE.

(a) Transfer. If this Note is permitted to be transferred, in whole or in part, the Holder shall surrender this Note to the Company, whereupon the Company will issue and deliver a Replacement Note to the Transferee (in accordance with Section 17(d)), representing the Outstanding Principal Balance of this Note being transferred by the Holder and, if less than the entire Outstanding Principal Balance of this Note held by the Holder is being transferred, a new note (in accordance with Section 17(d)) to the Holder, representing the portion of the Outstanding Principal Balance not being transferred (each, a “Replacement Note” and collectively, the “Replacement Notes”). The Holder and the Transferee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 17(d), following conversion or redemption of any portion of this Note, the Outstanding Principal Balance represented by this Note may be less than the Outstanding Principal Balance stated on the face of this Note.

(b) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for Replacement Notes representing in the aggregate the Outstanding Principal Balance of this Note in accordance with Section 17(d). Each such Replacement Note will represent such portion of such Outstanding Principal Balance as is designated by the Holder at the time of such surrender. The Original Principal Amount shall be allocated pro rata between such Replacement Notes based on the Outstanding Principal Balance designated for each.

(c) Lost, Stolen, Destroyed or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a Replacement Note (in accordance with Section 17(d)), representing the Outstanding Principal Balance.

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(d) Issuance of Replacement Notes. Whenever the Company is required to issue a Replacement Note pursuant to the terms of this Note, such Replacement Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such Replacement Note, the remaining Outstanding Principal Balance (or, in the case of a Replacement Note being issued pursuant to Section 17(a) or Section 17(c), the Outstanding Principal Balance designated by the Holder which, when added to the aggregate Outstanding Principal Balance represented by the other Replacement Notes issued in connection with such issuance, does not exceed the remaining Outstanding Principal Balance under this Note immediately prior to such issuance of Replacement Notes), (iii) shall be deemed to have an Original Principal Amount calculated in accordance with Section 17(b), (iv) shall have an issuance date, as indicated on the face of such Replacement Note, which is the same as the Issuance Date of this Note, (v) still be deemed to have accrued its proportional share of the interest under this Note from the immediately preceding Interest Payment Due Date, (vi) shall have the same rights and conditions as this Note and (vii) shall be timely prepared and issued by the Company, but in any event the Company shall issue such Replacement Note not later than five (5) Business Days after surrender of this Note or the receipt of the evidence reasonably satisfactory to the Company pursuant to Section 17(b), as the case may be.

SECTION 18. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES. The Holder shall not by any act or omission, whether by it or the Required Investors, be deemed to waive any of its rights or remedies under this Note unless such waiver shall be in writing and signed by the Holder or the Required Investors, as applicable, and then only to the extent specifically set forth therein. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at Law, in equity, in tort or otherwise, including injunctive relief or specific performance. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 19. DISPUTE RESOLUTION. If the Holder disagrees with any arithmetic calculations performed by the Company pursuant to this Note or if the Holder or Holders and the Company are unable to agree as to a value upon which they are required to agree hereunder, the Holder shall submit to the Company its calculations thereof. If the Holder and the Company are unable to agree upon such calculation within five (5) Business Days of the submission by the Holder, then the Company shall, within five (5) Business Days thereafter submit the disputed arithmetic calculation to an accountant (which is independent of both the Holder and the Company and is not the Company’s appointed outside accountant), reasonably satisfactory to the parties (which is ranked in the top twenty (20) accounting firms nationally, by revenue). The Company shall cause such accountant to perform the calculation and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed calculation. The Company shall pay the costs and expenses of such accountant unless the calculation of such accountant is mathematically closer to the Company’s calculation than the calculation submitted by the Holder, in which case, the costs and expenses of such accountant shall be paid by such Holder. Such calculation shall be binding upon all parties absent manifest error.

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SECTION 20. NOTICES AND PAYMENTS.

(a) Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally, by overnight courier, by facsimile or by electronic mail or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the Holder at the address as set forth on the Register.

(b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in cash via wire transfer of immediately available funds. The Holder shall provide the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Due Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date.

(i) All amounts payable or deliverable in respect of this Note, whether in respect of principal, interest (including accrued interest) or otherwise, upon conversion or otherwise, will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes unless the withholding or deduction of such Taxes is required by Law. Notwithstanding the foregoing, all such amounts paid or delivered by or on behalf of the Company to (A) any Person who is a “United States person” as defined in Section 7701(a)(30) of the Code who has timely provided, on behalf of itself, a properly completed and valid Internal Revenue Service Form W-9 and (B) any Person other than a United States person who has timely provided, on behalf of itself and/or its beneficial owners, as applicable, a properly completed and valid Internal Revenue Service Form W-8BEN or Form W-8BEN-E and such other information (such as that it and/or its beneficial owner is not a 10% shareholder of the Company, a controlled foreign corporation to which the Company is related, or a bank extending credit to the Company in the ordinary course of its trade or business) establishing an exemption from U.S. federal withholding tax, shall be free and clear of and without any deduction or withholding for or on account of, any and all Taxes, other than any Taxes imposed under FATCA, unless the withholding or deduction of such Taxes is required as a result of a change in Law after the date hereof; provided that, for the avoidance of doubt, any forms or other information provided by a transferor or predecessor with respect to a Person shall not satisfy the requirements of this sentence with respect to such Person.

(ii) The Company will make all withholdings and deductions required by Law and will timely remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law. The Company will furnish to the Holder, within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Company, or other evidence of payments (reasonably satisfactory to the Holder).

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(c) The Company will pay and indemnify the beneficial owner for any present or future stamp, issue, registration, court or documentary Taxes, or any other excise or property Taxes, charges or similar levies (including penalties, interest and any other reasonable expenses related thereto) levied on or in connection with the execution, delivery, issuance, registration or enforcement of this Note or the receipt of any payments with respect thereto.

SECTION 21. TAX MATTERS. For all U.S. federal and relevant state or local tax purposes, except as otherwise required by a tax authority or change in applicable law, the parties hereto shall treat the Notes as convertible debt and not contingent payment debt instruments, treat the accrual of interest as not constituting “contingent interest” within the meaning of Sections 871(h) and 881(c) of the Code, and file all relevant Tax returns consistently with the foregoing

SECTION 22. WAIVER OF NOTICE. To the extent permitted by Law, unless otherwise provided herein, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

SECTION 23. GOVERNING LAW, JURISDICTION AND SEVERABILITY. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state that would result in the application of the laws of a state other than the State of New York. The Company hereby submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in New York City for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. In the event that any provision of this Note is invalid or unenforceable under any applicable Law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such Law. Any such provision which may prove invalid or unenforceable under any Law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.

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SECTION 24. INTERPRETATION. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. In this Note, unless otherwise indicated or the context otherwise requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties required and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Note into Sections and Exhibits and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Note or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Note as a whole and not to any particular Section or Exhibit hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Exhibit or Section shall be construed as a reference to that specified Exhibit or Section of this Note; and all references to “$” or “dollars” shall be deemed references to United States dollars.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

DOORDASH, INC.

By:
Name:
Title:

Address:

DoorDash, Inc.
303 2nd Street, South Tower, 8th Floor, San
Francisco, CA 94107
Attention: Prabir Adarkar
Email:

With a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304
Attention:	Rezwan Pavri
Erik Franks
Telephone:
Email:

ACKNOWLEDGED AND ACCEPTED:

[__________________]

By:
Name: Title:

Address:

[___________] [Address] [Address] Attention: Telephone: Email:

With a copy (which shall not constitute notice) to:

[___________] [Address] [Address] Attention: Telephone: Email:

Exhibit A

Form of New Note

THIS SENIOR NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED OR PLEDGED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE SECURITIES ACT OR TO PERSONS OUTSIDE OF THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT.

THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO TREAS. REG. SECTION 1.1275-3: THIS DEBT INSTRUMENT WILL BE TREATED AS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE COMPANY WILL MAKE AVAILABLE ON REQUEST TO THE HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD. THE ADDRESS OF THE COMPANY IS DOORDASH INC., 303 2ND STREET, SOUTH TOWER, 8TH FLOOR, SAN FRANCISCO, CA 94107, ATTENTION: PRABIR ADARKAR. THE HOLDER MAY NOT, DIRECTLY OR INDIRECTLY, TRANSFER THIS NOTE, EXCEPT IN ACCORDANCE WITH SECTIONS 16 AND 17 HEREOF.

SENIOR NOTE

Issuance Date: [_____________], 20[__] (the “Issuance Date”)

Original Principal Amount: $[_____________] (the “Original Principal Amount”)

Note No.: [_]

FOR VALUE RECEIVED, DoorDash, Inc., a corporation incorporated under the laws of Delaware (the “Company”), hereby promises to pay [_____________] or its registered assigns (the “Holder”) the amount set out above as the Original Principal Amount, as such amount may be (i) increased pursuant to the payment in kind of any interest as provided in Section 3 or (ii) reduced pursuant to any redemption or repayment effected in accordance with the terms hereof (the balance of such amount from time to time being the “Outstanding Principal Balance”), when due, whether upon the Maturity Date, redemption, acceleration or otherwise (in each case in accordance with the terms hereof). This senior note (including all senior notes issued in exchange, transfer or replacement hereof, this “Note”) is being issued upon the exchange of that certain 10% Convertible Note held by the Holder that was issued pursuant to the Note Purchase Agreement (as defined below).

SECTION 1. DEFINITIONS. Capitalized terms used herein and not defined below shall have the meaning set forth in the Note Purchase Agreement. The following terms used in this Note will have the respective meanings set forth below:

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of, or interest in (howsoever designated), the equity of such Person, but excluding any debt securities convertible into such equity and any non-convertible preferred stock or equity of such Person.

“Change of Control Effective Time” means the point in time at which a Change of Control Event closes or is otherwise consummated.

“Change of Control Event” means the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder), other than the Permitted Holders, individually or in the aggregate, of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Company; (iii) persons who were (A) directors of the Company on the “Issuance Date” (as defined in the 10% Convertible Note for which this Note was issued), (B) nominated by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by the Board of Directors of the Company at any time before such persons actually commenced their service as directors or (C) appointed by directors that were directors of the Company or directors nominated as provided in the preceding subclause (B), ceasing to occupy a majority of the seats (excluding vacant seats) on the Board of Directors of the Company; or (iv) on and following the consummation of a Holdco Transaction, Holdings shall cease to beneficially own and control, directly or indirectly, 100% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company free and clear of all Liens; provided that the consummation of a Holdco Transaction shall not be a Change of Control Event.

“Close of Business” means 5:00 p.m., New York City time.

“Company” shall have the meaning specified in the introductory paragraph.

“Debtor Relief Laws” means the Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Event of Default” shall have the meaning specified in Section 10.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Note (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing and any law or regulation or official rules or practices adopted pursuant to any such intergovernmental agreement.

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“Holdco Transaction” means a transaction (or series of transactions) which will, among other things, cause 100% of the Equity Interests in the Company and its existing Subsidiaries to be held by a newly-formed entity organized under the laws of any political subdivision of the United States (“Holdings”); provided that (a) the owners of 100% of the Equity Interests in Holdings immediately after giving effect to such transaction (and the amount of such Equity Interests owned by each such person) are identical to the owners of 100% of the Equity Interests in the Company immediately prior to giving effect to such transaction (and the amount of such Equity Interests owned by each such person); provided that, such Equity Interests of such owners may be held in different classes or series of Equity Interests of Holdings (with different voting and other governance rights and different liquidation preferences, dividend rights and other economic rights), and (b) Holdings, immediately prior to the consummation of such transaction, expressly assumes this Note and the payment obligations of the Company under this Note, and (c) such transaction and assumption is effected in a manner that is tax neutral for the Holder or the Company compensates the Holder for any detrimental tax or economic effects of such transaction and assumption; and (d) the Company shall have entered executed and delivered to the Holders a Counterpart Agreement and shall have provided such other documentation as would be required in connection with a joinder of a Guarantor pursuant to Note Purchase Agreement; provided that any assignment and assumption of this Note in connection with a HoldCo Transaction that satisfies clauses (a), (b), (c) and (d) shall be deemed to be consented to by the Holder.

“Holder” shall have the meaning specified in the introductory paragraph.

“Incurrence Event” shall have the meaning set forth in the Note Purchase Agreement.

“Interest Payment Due Date” shall have the meaning specified in Section 3(b).

“Issuance Date” shall have the meaning specified in the preamble of this Note.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, code, ruling, or order of, including the administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, or any agreement with, any Governmental Authority.

“Maturity Date” shall have the meaning specified in Section 6.

“Note” shall have the meaning specified in the introductory paragraph.

“Note Obligations Amount” means, as of any date, an amount equal to the sum of (i) the Outstanding Principal Balance as of the Close of Business on such date plus (ii) all accrued and unpaid interest on this Note through, but excluding, such date, which interest is not otherwise included in such Outstanding Principal Balance.

“Note Purchase Agreement” shall mean the Note Purchase Agreement, dated as of February 19, 2020 (as amended, modified or supplemented), by and among the Company, Caviar, LLC and the Investors party thereto.

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“Notes” shall mean those certain senior notes issued upon exchange of the 10% Convertible Notes issued pursuant to the Note Purchase Agreement.

“Open of Business” means 9:00 a.m., New York City time.

“Optional Redemption” shall have the meaning specified in Section 9(b).

“Optional Redemption Date” shall have the meaning specified in Section 9(b).

“Original Principal Amount” shall have the meaning specified in the introductory paragraph.

“Outstanding Principal Balance” shall have the meaning specified in the introductory paragraph.

“PIK Interest Payment” shall have the meaning specified in Section 3(b).

“PIK Interest Payment Due Date” shall have the meaning specified in Section 3(b).

“Redemption Date” means the date on which this Note is redeemed against payment therefor, which, for the avoidance of doubt, shall be, (i) in the case of a redemption pursuant to Section 5(a), the effective date of the Change of Control Event; (ii) in the case of a redemption pursuant to Section 5(b), the date of the Incurrence Event; and (iii) in the case of an Optional Redemption pursuant to Section 9(b), the Optional Redemption Date.

“Register” shall have the meaning specified in Section 16(b).

“Registered Notes” shall have the meaning specified in Section 16(b).

“Replacement Notes” shall have the meaning specified in Section 17(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Surviving Person” means the surviving Person in a merger, consolidation or similar transaction involving the Company.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transferee” means the transferee designated by the Holder.

SECTION 2. PAYMENT OF PRINCIPAL. If this Note has not yet been redeemed or otherwise repaid, the Note Obligations Amount, as of the Maturity Date, shall be due and payable on the Maturity Date. Except as expressly permitted herein, the Company may not voluntarily prepay or redeem this Note prior to the Maturity Date.

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SECTION 3. PAYMENT OF INTEREST.

(a) During the term of this Note, interest shall accrue daily on the Outstanding Principal Balance at a rate of 10.0% per annum from, and including, the Issuance Date until, but excluding, the Maturity Date, or such earlier date of redemption. The accrual of interest on this Note as of any date will be calculated based on the Outstanding Principal Balance of this Note as of the Close of Business on the immediately preceding Interest Payment Due Date (or, if no preceding Interest Payment Due Date, on the Issuance Date).

(b) Accrued and unpaid interest shall be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on March 1, 2020 (each, an “Interest Payment Due Date”), by, at the Company’s election, either (i) adding such accrued interest to the Outstanding Principal Balance under this Note on such Interest Payment Due Date (such payment, a “PIK Interest Payment,” and such Interest Payment Due Date, a “PIK Interest Payment Due Date”), which addition of accrued interest will be effective as of the Open of Business on such PIK Interest Payment Due Date, or (ii) paying such accrued interest in cash on such Interest Payment Due Date in accordance with Section 20(b); provided that no interest previously paid pursuant to a PIK Interest Payment may be paid following the relevant PIK Interest Payment Due Date as accrued interest. In the event that the Company does not elect whether to pay interest in kind or in cash on or before an Interest Payment Due Date, the Company shall be deemed to elect to pay such accrued interest due on such Interest Payment Due Date in kind and to have made a PIK Interest Payment (and shall update the Register accordingly). Interest shall accrue and shall be computed on the basis of a 360-day year composed of twelve (12) 30-day months.

(c) On each PIK Interest Payment Due Date, if applicable, the Company shall make a record on its books of the increase in the Outstanding Principal Balance of this Note due to the accrual of interest, which addition of accrued interest will be effective as of the Open of Business on such PIK Interest Payment Due Date, each Note shall represent the increased Outstanding Principal Balance, and no separate Note will be issued with respect to such accrued interest.

SECTION 4. [Reserved].

SECTION 5. MANDATORY REDEMPTION.

(a) Redemption upon a Change of Control Event. Subject to, and immediately upon, the occurrence of a Change of Control Event prior to the Maturity Date, the Company shall redeem this Note (in full and not in part) for an amount in cash equal to the Note Obligations Amount in accordance with Section 5(c) and Section 9(c).

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(b) Redemption upon an Incurrence Event. Subject to, and immediately upon, the occurrence of an Incurrence Event prior to the Maturity Date, the Company shall redeem this Note (or portion thereof, as determined as set forth in the Note Purchase Agreement) for an amount in cash equal to the Note Obligations Amount in accordance with Section 5(c) and Section 9(c).

(c) Change of Control and Incurrence Event Notice. The Company shall deliver to the Holder notice of a Change of Control Event or Incurrence Event, as applicable, not less than ten (10) calendar days prior to any anticipated Change of Control Effective Time or Incurrence Event; provided, that if the Company does not have ten (10) calendar days’ prior knowledge of such Change of Control Effective Time or Incurrence Event, as applicable, it shall provide such notice as soon as practicable after obtaining knowledge thereof. The date of the anticipated Change of Control Effective Time or Incurrence Event, as applicable, will be determined in good faith by the Company. To the extent that the Change of Control Event or Incurrence Event, as applicable, does not occur on the anticipated date contemplated in the notice delivered pursuant to this Section 5(c), the Company shall deliver notice upon the consummation of the Change of Control Event or Incurrence Event, as applicable, and shall make payment of the Note Obligations Amount on such date.

SECTION 6. MATURITY DATE EVENT. This Note will mature on March 1, 2025, unless earlier redeemed or repaid pursuant to and in accordance with this Note (the “Maturity Date”).

SECTION 7. [Reserved].

SECTION 8. [Reserved].

SECTION 9. REDEMPTION AND REPAYMENT MECHANICS.

(a) Prepayment. Except as otherwise expressly provided for herein, this Note may not be redeemed or prepaid at the option of the Company.

(b) Optional Redemption. At any time prior to the occurrence of any redemption in full pursuant to Section 5, the Company may, at its option, redeem this Note for an amount in cash equal to the Note Obligations Amount in accordance with this Section 9(b) (an “Optional Redemption”). In order to effect an Optional Redemption, the Company shall select the date that such Optional Redemption shall occur (the “Optional Redemption Date”) and deliver written notice of such Optional Redemption, and the related Optional Redemption Date, to the Holder not less than five (5) Business Days prior to the Optional Redemption Date.

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(c) Mechanics of Redemption or Repayment of this Note. The following procedures shall apply to redemptions pursuant to Sections 5(a), 5(b) and 9(b) and other repayments of the amounts due and payable under this Note:

(i) In connection with any redemption or the repayment of this Note, the Holder shall surrender this Note to the Company (or in the case of the loss, theft or destruction of this Note, provide an indemnification undertaking with respect to this Note that is reasonably satisfactory to the Company) no later than the Business Day immediately preceding the Redemption Date or Maturity Date, as applicable; provided that failure to timely surrender this Note shall not release the Company of its obligations hereunder.

(ii) On the Redemption Date, the Company shall pay any amount due and payable under the terms of this Note in cash as of such Redemption Date. On the Maturity Date, the Company shall pay any amount due and payable under the terms of this Note in cash as of such Maturity Date.

SECTION 10. EVENTS OF DEFAULT. Each of the following shall be an “Event of Default” (and collectively, “Events of Default”) with respect to this Note:

(a) The Company fails to pay any portion of the Note Obligations Amount or premium thereon when due, whether on the Maturity Date, upon redemption or acceleration, or otherwise.

(b) The Company elects to pay interest in cash and fails to pay such interest pursuant to Section 3(b) for fifteen (15) calendar days after the interest becomes due.

(c) [Reserved].

(d) Any representation or warranty made by the Company in the Note Purchase Agreement or this Note or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate furnished pursuant to or in connection with this Note or the Note Purchase Agreement or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made (other than to the extent qualified by materiality or “Material Adverse Effect,” in which case, such representation or warranty shall prove to have been incorrect in any respect);

(e) The Company fails to comply with its obligations under Sections 7(b), 7(c), 7(i) and 8 of the Note Purchase Agreement.

(f) The Company fails to comply with its obligations under this Note or the Note Purchase Agreement (other than as otherwise expressly provided in Section 10(a), 10(b), 10(c), 10(d) or 10(e)) for 30 calendar days after the Required Investors have provided written notice to the Company of the failure to so comply.

(g) The Company or a Restricted Subsidiary shall fail to perform or comply with any term, covenant, condition or agreement contained in any agreement(s) or instrument(s) governing any Indebtedness for borrowed money in an amount in excess of $50,000,000, whether such Indebtedness now exists or is created after the Issuance Date, (i) that results in such Indebtedness becoming due and payable prior to its scheduled maturity or (ii) constitutes a failure to pay the principal of any such Indebtedness when due and payable.

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(h) (i) One or more judgments for the payment of money in excess of $50,000,000 in the aggregate, to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage, shall be rendered against the Company, any Restricted Subsidiary or any combination thereof (to the extent not paid or covered by a reputable and solvent independent third-party insurance company which has not disputed coverage) and the same shall remain undischarged for a period of 30 consecutive calendar days during which execution shall not be effectively stayed (or an action of similar effect in any jurisdiction outside the U.S.), or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Restricted Subsidiary to enforce any such judgment and such action shall not be stayed (or an action of similar effect in any jurisdiction outside the U.S.) or (ii) any nonmonetary judgment, writ or warrant of attachment or similar process shall be entered or filed against Company or any Restricted Subsidiary of Company or any combination thereof or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed (or an action of similar effect in any jurisdiction outside the U.S.) for a period of 90 consecutive calendar days and such non-monetary judgment, writ, warrant of attachment or similar process would reasonably be expected to have a Material Adverse Effect.

(i) one or more ERISA Events shall have occurred that would reasonably be expected to result in a Material Adverse Effect;

(j) If borrowings pursuant to the Revolving Credit Facility are in excess of $200 million in the aggregate (excluding any amounts for letters of credit drawn under the Revolving Credit Facility), any “Event of Default” (as defined in the Revolving Credit Facility) occurs and is continuing, after the expiration of any applicable grace period, for a period of five (5) business days;

(k) Any Guaranty shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms.

(l) This Note or the Note Purchase Agreement shall for any reason cease to be, or it shall be asserted by the Company not to be, in full force and effect and enforceable in accordance with its terms.

(m) The Company or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

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(n) The Company or any Guarantor, pursuant to or within the meaning of any Debtor Relief Law:

(i) commences proceedings to be adjudicated bankrupt or insolvent;

(ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Debtor Relief Laws;

(iii) consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; or

(iv) makes a general assignment for the benefit of its creditors.

(o) A court of competent jurisdiction enters an order or decree under any Debtor Relief Law (which order or decree remains unstayed and in effect for 60 consecutive calendar days) that:

(i) is for relief against the Company or any Guarantor in a proceeding in which the Company or any Guarantor is to be adjudicated bankrupt or insolvent;

(ii) appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Guarantor, or for all or substantially all of the property of the Company or any Guarantor; or

(iii) orders the liquidation, dissolution or winding up of the Company or any Guarantor.

SECTION 11. REMEDIES. Upon the occurrence of an Event of Default that has not been timely cured as provided herein:

(a) Acceleration of Note. In the case of an Event of Default of the type specified in Sections 10(m), 10(n) and 10(o), the outstanding Note Obligations Amount will become immediately due and payable, without any further notice and without any presentment, demand or protest of any kind, all of which are hereby expressly waived by the Company. If any other Event of Default occurs and is continuing, the Required Investors may declare the outstanding Note Obligations Amount with respect to all Notes to be immediately due and payable, whereupon the same will become forthwith due and payable.

(b) Waiver of Default. The Required Investors may (upon execution of a written instrument) rescind an acceleration or waive any existing Event of Default, together with any of the consequences of such Event of Default; provided that an Event of Default of the type specified in Sections 10(m), 10(n) and 10(o) may only be waived and any acceleration with respect thereto only rescinded in respect of this Note by the Holder. In such event, the Holder and the Company will be restored to their respective former positions, rights and obligations hereunder.

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(c) Cumulative Remedies. No failure on the part of the Holder or the Required Investors to exercise and no delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise by the Holder or Required Investors of any right hereunder preclude any other or further right of exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not alternative.

SECTION 12. [Reserved].

SECTION 13. [Reserved].

SECTION 14. RANKING; PRIORITY. This Note will be senior Indebtedness of the Company, ranking equally in right of payment with any present and future senior Indebtedness (including the other Notes) and ranking senior in right of payment to any present and future subordinated Indebtedness and to any present or future equity securities or other interests in the Company.

SECTION 15. AMENDMENTS. This Note, and any of the terms and provisions hereof, may be amended from time to time as set forth in the Note Purchase Agreement.

SECTION 16. TRANSFER RESTRICTIONS AND RELATED PROVISIONS.

(a) In connection with any assignment or direct transfer of this Note (in whole or in part), the transferee shall agree to be bound by, and shall become party to, the Note Purchase Agreement by execution of a counterpart signature page thereto. Any offer, sale, assignment or other transfer of this Note is also subject to the restrictive legends of this Note.

(b) The Company shall maintain and keep updated a register (the “Register”) for the recordation of the names and addresses of the Holders of this Note and each Replacement Note and the Outstanding Principal Balance of this Note (and accrued interest) and any Replacement Note (the “Registered Notes”). The initial address for the Holder of this Note shall be the address set forth on the Holder’s signature page hereto and may be updated, from time to time, by written notice to the Company. The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the Holders of this Note and Replacement Notes shall treat each Person whose name is recorded in the Register as the owner of this Note or the applicable Replacement Note for all purposes, including, without limitation, the right to receive payments hereunder, notwithstanding notice to the contrary. Upon the written request of the Holder, the Company shall provide a copy of the Register to the Holder and backup calculations for the values relating to this Note in the Register. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a satisfactory request to assign or sell all or part of any Registered Note by the Holder of the applicable Registered Note and the physical surrender of such applicable Registered Note to the Company, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes, the aggregate Outstanding Principal Balance of which is the same as the entire Outstanding Principal Balance of the surrendered Registered Note, to the Transferee pursuant to Section 17. The provisions of this Section 16(b) are intended to cause the Note to be in “registered form” as defined in Treasury Regulations Sections 5f.103-1(c) and 1.871-14(c), or Proposed Section 1.163-5(b) (and any successor sections) and shall be interpreted and applied consistently therewith.

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SECTION 17. REISSUANCE OF THE NOTE.

(a) Transfer. If this Note is permitted to be transferred, in whole or in part, the Holder shall surrender this Note to the Company, whereupon the Company will issue and deliver a Replacement Note to the Transferee (in accordance with Section 17(d)), representing the Outstanding Principal Balance of this Note being transferred by the Holder and, if less than the entire Outstanding Principal Balance of this Note held by the Holder is being transferred, a new note (in accordance with Section 17(d)) to the Holder, representing the portion of the Outstanding Principal Balance not being transferred (each, a “Replacement Note” and collectively, the “Replacement Notes”). The Holder and the Transferee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 17(d), following redemption of any portion of this Note, the Outstanding Principal Balance represented by this Note may be less than the Outstanding Principal Balance stated on the face of this Note.

(b) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for Replacement Notes representing in the aggregate the Outstanding Principal Balance of this Note in accordance with Section 17(d). Each such Replacement Note will represent such portion of such Outstanding Principal Balance as is designated by the Holder at the time of such surrender. The Original Principal Amount shall be allocated pro rata between such Replacement Notes based on the Outstanding Principal Balance designated for each.

(c) Lost, Stolen, Destroyed or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a Replacement Note (in accordance with Section 17(d)), representing the Outstanding Principal Balance.

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(d) Issuance of Replacement Notes. Whenever the Company is required to issue a Replacement Note pursuant to the terms of this Note, such Replacement Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such Replacement Note, the remaining Outstanding Principal Balance (or, in the case of a Replacement Note being issued pursuant to Section 17(a) or Section 17(c), the Outstanding Principal Balance designated by the Holder which, when added to the aggregate Outstanding Principal Balance represented by the other Replacement Notes issued in connection with such issuance, does not exceed the remaining Outstanding Principal Balance under this Note immediately prior to such issuance of Replacement Notes), (iii) shall be deemed to have an Original Principal Amount calculated in accordance with Section 17(b), (iv) shall have an issuance date, as indicated on the face of such Replacement Note, which is the same as the Issuance Date of this Note, (v) still be deemed to have accrued its proportional share of the interest under this Note from the immediately preceding Interest Payment Due Date, (vi) shall have the same rights and conditions as this Note and (vii) shall be timely prepared and issued by the Company, but in any event the Company shall issue such Replacement Note not later than five (5) Business Days after surrender of this Note or the receipt of the evidence reasonably satisfactory to the Company pursuant to Section 17(b), as the case may be.

SECTION 18. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES. The Holder shall not by any act or omission, whether by it or the Required Investors, be deemed to waive any of its rights or remedies under this Note unless such waiver shall be in writing and signed by the Holder or the Required Investors, as applicable, and then only to the extent specifically set forth therein. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at Law, in equity, in tort or otherwise, including injunctive relief or specific performance. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 19. DISPUTE RESOLUTION. If the Holder disagrees with any arithmetic calculations performed by the Company pursuant to this Note or if the Holder or Holders and the Company are unable to agree as to a value upon which they are required to agree hereunder, the Holder shall submit to the Company its calculations thereof. If the Holder and the Company are unable to agree upon such calculation within five (5) Business Days of the submission by the Holder, then the Company shall, within five (5) Business Days thereafter submit the disputed arithmetic calculation to an accountant (which is independent of both the Holder and the Company and is not the Company’s appointed outside accountant), reasonably satisfactory to the parties (which is ranked in the top twenty (20) accounting firms nationally, by revenue). The Company shall cause such accountant to perform the calculation and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed calculation. The Company shall pay the costs and expenses of such accountant unless the calculation of such accountant is mathematically closer to the Company’s calculation than the calculation submitted by the Holder, in which case, the costs and expenses of such accountant shall be paid by such Holder. Such calculation shall be binding upon all parties absent manifest error.

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SECTION 20. NOTICES AND PAYMENTS.

(a) Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally, by overnight courier, by facsimile or by electronic mail or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the Holder at the address as set forth on the Register.

(b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in cash via wire transfer of immediately available funds. The Holder shall provide the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Due Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date.

(i) All amounts payable or deliverable in respect of this Note, whether in respect of principal, interest (including accrued interest) or otherwise, will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes unless the withholding or deduction of such Taxes is required by Law. Notwithstanding the foregoing, all such amounts paid or delivered by or on behalf of the Company to (A) any Person who is a “United States person” as defined in Section 7701(a)(30) of the Code who has timely provided, on behalf of itself, a properly completed and valid Internal Revenue Service Form W-9 and (B) any Person other than a United States person who has timely provided, on behalf of itself and/or its beneficial owners, as applicable, a properly completed and valid Internal Revenue Service Form W-8BEN or Form W-8BEN-E and such other information (such as that it and/or its beneficial owner is not a 10% shareholder of the Company, a controlled foreign corporation to which the Company is related, or a bank extending credit to the Company in the ordinary course of its trade or business) establishing an exemption from U.S. federal withholding tax, shall be free and clear of and without any deduction or withholding for or on account of, any and all Taxes, other than any Taxes imposed under FATCA, unless the withholding or deduction of such Taxes is required as a result of a change in Law after the date hereof; provided that, for the avoidance of doubt, any forms or other information provided by a transferor or predecessor with respect to a Person shall not satisfy the requirements of this sentence with respect to such Person.

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(ii) The Company will make all withholdings and deductions required by Law and will timely remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law. The Company will furnish to the Holder, within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Company, or other evidence of payments (reasonably satisfactory to the Holder).

(c) The Company will pay and indemnify the beneficial owner for any present or future stamp, issue, registration, court or documentary Taxes, or any other excise or property Taxes, charges or similar levies (including penalties, interest and any other reasonable expenses related thereto) levied on or in connection with the execution, delivery, issuance, registration or enforcement of this Note or the receipt of any payments with respect thereto.

SECTION 21. TAX MATTERS. For all U.S. federal and relevant state or local tax purposes, except as otherwise required by a tax authority or change in applicable law, the parties hereto shall not treat the Notes as contingent payment debt instruments, shall treat the accrual of interest as not constituting “contingent interest” within the meaning of Sections 871(h) and 881(c) of the Code, and shall file all relevant Tax returns consistently with the foregoing.

SECTION 22. WAIVER OF NOTICE. To the extent permitted by Law, unless otherwise provided herein, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

SECTION 23. GOVERNING LAW, JURISDICTION AND SEVERABILITY. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state that would result in the application of the laws of a state other than the State of New York. The Company hereby submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in New York City for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. In the event that any provision of this Note is invalid or unenforceable under any applicable Law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such Law. Any such provision which may prove invalid or unenforceable under any Law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.

SECTION 24. INTERPRETATION. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. In this Note, unless otherwise indicated or the context otherwise requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties required and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Note into Sections and Exhibits and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Note or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Note as a whole and not to any particular Section or Exhibit hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Exhibit or Section shall be construed as a reference to that specified Exhibit or Section of this Note; and all references to “$” or “dollars” shall be deemed references to United States dollars.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

DOORDASH, INC.

By:
Name:
Title:

Address:

DoorDash, Inc.
303 2nd Street, South Tower, 8th Floor, San Francisco, CA 94107
Attention: Prabir Adarkar
Email:

With a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304
Attention: Rezwan Pavri
Erik Franks
Telephone:
Email:

ACKNOWLEDGED AND ACCEPTED:

[                                         ]

By:
Name:
Title:

Address:

[                        ]

[Address]

[Address]

Attention:

Telephone:

Email:

With a copy (which shall not constitute notice) to:

[                        ]

[Address]

[Address]

Attention:

Telephone:

Email:

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

February 19, 2020

This Compliance Certificate is delivered to you pursuant to Section 4(c) of the Convertible Note Purchase Agreement, dated as of February 19, 2020 (as it may be amended, restated, amended and restated, modified, extended and/or supplemented from time to time, the “Purchase Agreement”), by and among DoorDash, Inc., a Delaware corporation (the “Company”), Caviar, LLC, a Delaware limited liability company, and the persons and entities listed on the schedule of investors attached thereto as Schedule I.

1. I am the duly elected, qualified and acting Chief Financial Officer of the Company.

2. The representations and warranties of the Company set forth in the Purchase Agreement are true and correct on and as of the Closing Date, except that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in such manner as of such earlier date.

3. On and as of the Closing Date, the Company is in compliance with all covenants, agreements, obligations and conditions contained in the Purchase Agreement that are required to be performed or complied with by the Company on or before the Closing Date.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Purchase Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, I have executed this Compliance Certificate as of the date first written above.

DOORDASH, INC.

By:
Name: Prabir Adarkar
Title: Chief Financial Officer

EXHIBIT C

FORM OF COUNTERPART AGREEMENT

This Counterpart Agreement, dated [______] (this “Counterpart Agreement”) is delivered pursuant to that certain Convertible Note Purchase Agreement, dated as of February 19, 2020 (as it may be amended, restated, amended and restated, modified, extended and/or supplemented from time to time, the “Purchase Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among DoorDash, Inc., a Delaware corporation (the “Company”), Caviar, LLC, a Delaware limited liability company, and the investors named in Schedule I thereto.

Section 1. Pursuant to Section 9 of the Purchase Agreement, the undersigned (the “New Guarantor”) hereby:

(a) agrees that this Counterpart Agreement may be attached to the Purchase Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Purchase Agreement and agrees to be bound by all of the terms thereof with the same force and effect as if originally named therein as a Guarantor; and

(b) represents and warrants that each of the representations and warranties set forth in the Purchase Agreement (other than such representations and warranties that relate solely to facts and conditions as of the Closing Date) and applicable to the undersigned is true and correct as of the date hereof.

Section 2. Neither this Counterpart Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the New Guarantor and the Required Investors. Any notice or other communication herein required or permitted to be given shall be given to the Company in accordance with Section 10(i) of the Purchase Agreement. In case any provision in or obligation under this Counterpart Agreement shall be invalid or unenforceable in any jurisdiction, the validity and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF NEW GUARANTOR]

By:
Name:
Title:

EXHIBIT D

SOLVENCY CERTIFICATE

February 19, 2020

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1. I am the Chief Financial Officer of DoorDash, Inc., a Delaware corporation (the “Company”).

2. Reference is made to the Convertible Note Purchase Agreement, dated as of February 19, 2020 (as it may be amended, restated, amended and restated, modified, extended and/or supplemented from time to time, the “Purchase Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, Caviar, LLC, a Delaware limited liability company (the “Guarantor”), and the persons and entities listed on the schedule of investors attached thereto as Schedule I.

3. I have reviewed the Purchase Agreement and other Transaction Documents and the contents of this Solvency Certificate and, in connection herewith, have reviewed such other documentation and information and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

4. Based upon my review and examination described in paragraph 3 above, I certify in my capacity as an officer of Company and not in any individual capacity that, as of the date hereof, the Company is, individually and together with the Guarantor, after giving effect to the transactions contemplated by the Purchase Agreement and the other Transaction Documents, Solvent.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has hereunto set his name as of the date first above written.

DOORDASH, INC.

By:
Name: Prabir Adarkar
Title: Chief Financial Officer

DOORDASH, INC.

AMENDMENT TO CONVERTIBLE NOTE PURCHASE AGREEMENT

This AMENDMENT TO CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of April 29, 2020 (the “Effective Date”) by and among DoorDash, Inc., a Delaware corporation (the “Company”), and the undersigned Investors (as defined below). Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Investors are parties to that certain Convertible Note Purchase Agreement, dated as of February 19, 2020 (the “Purchase Agreement”), by and among the Company and the persons and entities listed on the schedule of investors attached thereto as Schedule I (the “Investors”) pursuant to which the Company sold and issued to each of the Investors a Note;

WHEREAS, pursuant to Section 7(a)(i)(A) of the Purchase Agreement, the Company is required to deliver its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for each fiscal year to the Investors within 120 days after the end of such fiscal year of the Company (such date, the “Annual Financial Statement Due Date”);

WHEREAS, the Company and the undersigned Investors desire to amend the Purchase Agreement to extend the Annual Financial Statement Due Date for the fiscal year ended December 31, 2019 to June 30, 2020;

WHEREAS, Section 10(a) of the Purchase Agreement provides that any provision of the Purchase Agreement may be amended, waived or modified only upon the written consent of the Company and the Required Investors; and

WHEREAS, the undersigned Investors constitute the Required Investors.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment to Section 7(a)(i) of the Purchase Agreement. Effective as of the Effective Date, Section 7(a)(i) of the Purchase Agreement is hereby amended, restated and replaced in its entirety with the following language:

(i) (A) in each fiscal year prior to an IPO, within 120 days after the end of such fiscal year of the Company and (B) in each fiscal year following an IPO, within 90 days after the end of such fiscal year of Company, it shall furnish its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (other than a qualification related to the maturity of the Notes at the Maturity Date) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided that, for the delivery of such financial statements and materials in accordance with this paragraph as of and for the fiscal year ended December 31, 2019, the Company shall furnish such materials to the Investors as soon as available, but in no event later than June 30, 2020;

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, as of the Effective Date:

(a) Organization; Good Standing and Qualification.

(i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(ii) Each Guarantor is duly organized, validly existing and in good standing under the laws of its state of formation and has all requisite corporate or other entity power and authority to carry on its business as conducted as of the date of execution hereof. Each Guarantor is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b) Authorization.

(i) All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Amendment has been taken or will be taken prior to the Effective Date, and this Amendment will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(ii) All corporate or other action on the part of each Guarantor, its officers, directors and stockholders or other equityholders, as applicable, necessary for the authorization, execution and delivery of this Amendment has been taken or will be taken prior to execution thereof, and this Amendment constitutes a valid and legally binding obligation of each Guarantor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Default; Event of Default. No Default or Event of Default has occurred and is continuing.

(d) Material Adverse Effect. Since the Closing Date, no event, development or circumstance exists or has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(e) No Violation. The Company is not in violation, default, conflict or breach of any provision of the Restated Certificate or Bylaws of the Company, or in any material respect of any instrument, judgment, order, writ, decree, privacy policy or material contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any law, federal or state statute, rule or regulation applicable to the Company (including, without limitation, those related to privacy, personally identifiable information, export control or digital tokens, coins, cryptocurrency or other blockchain-based assets).

3. Conditions Precedent for Effectiveness

(a) Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made and shall be true and correct on the Effective Date.

(b) Performance. The Company shall have performed and complied with all obligations and conditions contained in this Amendment that are required to be performed or complied with by the Company on or before the Effective Date.

(c) Transaction Documents. The Company shall have duly executed and delivered to the Investors this Amendment.

(d) The Company shall have obtained any necessary approvals by the Company’s Board of Directors, the Company’s stockholders or applicable third parties.

4. Miscellaneous.

(a) Amendment. This Amendment may not be amended, waived, discharged or terminated other than by a written instrument referencing this Amendment and signed by the Company and the Required Investors. The Purchase Agreement, as amended by this Amendment, may be amended only in accordance with Section 10(a) of the Purchase Agreement.

(b) Governing Law. This Amendment and all actions arising out of or in connection with this Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York, or of any other state.

(c) Entire Agreement. This Amendment, the Purchase Agreement and the Notes (each to the extent not hereby amended), including the exhibits attached thereto, constitute the full and entire understanding and agreement between the parties for the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner for the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

(d) Fees and Expenses. On the Effective Date or within a reasonable time thereafter, the Company shall pay the reasonable fees and expenses of the undersigned Investors incurred in connection with this Amendment.

(e) Severability. If any provision of this Amendment becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Amendment, and such court will replace such illegal, void or unenforceable provision of this Amendment with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Amendment shall be enforceable in accordance with its terms.

(f) Counterparts. This Amendment may be executed in one (1) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile or PDF electronic copies of signed signature pages will be deemed binding originals.

(g) Effectiveness. This amendment shall be effective upon the later of (a) the due execution and delivery of this Amendment to the Investors by the Company; and (b) the due execution and delivery of this Amendment to the Company by the Required Investors.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have caused this Amendment to Convertible Note Purchase Agreement to be duly executed and delivered by their properly and duly authorized officers, effective as of the Effective Date.

COMPANY:

DOORDASH, INC.
a Delaware corporation

By:	/s/ Prabir Adarkar
Name:	Prabir Adarkar
Title:	Chief Financial Officer

DoorDash, Inc. – Amendment to Convertible Note Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment to Convertible Note Purchase Agreement to be duly executed and delivered by their properly and duly authorized officers, effective as of the Effective Date.

INVESTOR:

OWL ROCK TECHNOLOGY FINANCE CORP.

By:	/s/ Alexis Maged
Name:	Alexis Maged
Title:	Authorized Signatory

Address:

OR Tech Lending LLC
399 Park Avenue, 38th Floor
New York, New York 10022
Attention: Matt Swatt
Email:

DoorDash, Inc. – Amendment to Convertible Note Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment to Convertible Note Purchase Agreement to be duly executed and delivered by their properly and duly authorized officers, effective as of the Effective Date.

INVESTOR:

KING STREET CAPITAL, L.P.

By:	King Street Capital Management, L.P.
Its Investment Manager

By:	King Street Capital Management GP, L.L.C.
Its General Partner

By:	/s/ Jay Ryan
Name: Jay Ryan
Title: Chief Financial Officer

Address:

King Street Capital Management GP, L.C.C
299 Park Avenue, 40th Floor
New York, NY 10171
Attention: Randy Stuzin, Member and General Counsel
Telephone:
Email:

DoorDash, Inc. – Amendment to Convertible Note Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment to Convertible Note Purchase Agreement to be duly executed and delivered by their properly and duly authorized officers, effective as of the Effective Date.

INVESTOR:

ATFORD RIDGE, LTD.

By:	/s/ Jay Ryan
Name: Jay Ryan
Title: Director

Address:

King Street Capital Management GP, L.C.C
299 Park Avenue, 40th Floor
New York, NY 10171
Attention: Randy Stuzin, Member and General Counsel
Telephone:
Email:

DoorDash, Inc. – Amendment to Convertible Note Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment to Convertible Note Purchase Agreement to be duly executed and delivered by their properly and duly authorized officers, effective as of the Effective Date.

INVESTOR:

BENEFIT STREET PARTNERS DEBT FUND IV LP

By: Benefit Street Partners Debt Fund IV GP LP, its general partner
By: Benefit Street Partners Debt Fund IV Ultimate GP Ltd., its general partner

By:	/s/ Todd Marsh
Name: Todd Marsh
Title: Authorized Signatory

DoorDash, Inc. – Amendment to Convertible Note Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment to Convertible Note Purchase Agreement to be duly executed and delivered by their properly and duly authorized officers, effective as of the Effective Date.

INVESTOR:

BENEFIT STREET PARTNERS SMA LM LP

By: Benefit Street Partners SMA LM GP L.P., its general partner
By: Benefit Street Partners SMA LM Ultimate GP LLC, its general partner

By:	/s/ Todd Marsh
Name: Todd Marsh
Title: Authorized Signatory

DoorDash, Inc. – Amendment to Convertible Note Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment to Convertible Note Purchase Agreement to be duly executed and delivered by their properly and duly authorized officers, effective as of the Effective Date.

INVESTOR:

BENEFIT STREET PARTNERS SMA-C II L.P.

By:	Benefit Street Partners L.L.C. its investment advisor

By:	/s/ Todd Marsh
Name: Todd Marsh
Title: Authorized Signatory

DoorDash, Inc. – Amendment to Convertible Note Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment to Convertible Note Purchase Agreement to be duly executed and delivered by their properly and duly authorized officers, effective as of the Effective Date.

INVESTOR:

BENEFIT STREET PARTNERS SMA-K L.P.

By: Benefit Street Partners SMA-K GP L.P., its general partner
By: Benefit Street Partners SMA-K Ultimate GP LLC, its general partner

By:	/s/ Todd Marsh
Name: Todd Marsh
Title: Authorized Signatory

DoorDash, Inc. – Amendment to Convertible Note Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment to Convertible Note Purchase Agreement to be duly executed and delivered by their properly and duly authorized officers, effective as of the Effective Date.

INVESTOR:

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

By:	/s/ Todd Marsh

Name:	Todd Marsh
Title:	Authorized Signatory

DoorDash, Inc. – Amendment to Convertible Note Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment to Convertible Note Purchase Agreement to be duly executed and delivered by their properly and duly authorized officers, effective as of the Effective Date.

INVESTOR:

BENEFIT STREET PARTNERS DEBT FUND IV MASTER (NON-US) L.P.

By: Benefit Street Partners Debt Fund IV (Non-US) GP LP, its general partner
By: Benefit Street Partners Debt Fund IV Ultimate GP Ltd., its general partner

By:	/s/ Todd Marsh

Name:	Todd Marsh
Title:	Authorized Signatory

DoorDash, Inc. – Amendment to Convertible Note Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment to Convertible Note Purchase Agreement to be duly executed and delivered by their properly and duly authorized officers, effective as of the Effective Date.

INVESTOR:

BENEFIT STREET PARTNERS SMA-C CO-INVEST L.P.

By: SMA-C II GP Ltd., its general partner

By:	/s/ Todd Marsh
Name:	Todd Marsh
Title:	Authorized Signatory

DoorDash, Inc. – Amendment to Convertible Note Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment to Convertible Note Purchase Agreement to be duly executed and delivered by their properly and duly authorized officers, effective as of the Effective Date.

INVESTOR:

PETRUS YIELD OPPORTUNITY FUND, L.P.

By:	/s/ Jonathan Covin

Name:	Jonathan Covin
Title:	General Counsel

Address:

Petrus Yield Opportunity Fund, L.P. 3000 Turtle Creek Blvd. Dallas, TX 75219 Attention: Jonathan Covin Telephone: Email:

With a copy (which shall not constitute notice) to:

Haynes and Bonne, LLP 2323 Victory Avenue Suite 700 Dallas, TX 75219 Attention: Taylor Wilson Telephone: Email:

DoorDash, Inc. – Amendment to Convertible Note Purchase Agreement

DOORDASH, INC.

AMENDMENT NO. 2 TO CONVERTIBLE NOTE PURCHASE AGREEMENT

This AMENDMENT NO. 2 TO CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of June 29, 2020 (the “Effective Date”) by and among DoorDash, Inc., a Delaware corporation (the “Company”), and the undersigned Investors (as defined below). Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Investors are parties to that certain Convertible Note Purchase Agreement, dated as of February 19, 2020, by and among the Company and the persons and entities listed on the schedule of investors attached thereto as Schedule I (the “Investors”), as amended by that certain Amendment to Convertible Note Purchase Agreement, dated as of April 29, 2020 (as amended, the “Purchase Agreement”), pursuant to which the Company sold and issued to each of the Investors a Note;

WHEREAS, pursuant to Section 7(a)(i) of the Purchase Agreement, the Company is required to deliver its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of and for the fiscal year ended December 31, 2019 to the Investors as soon as available, but in no event later than June 30, 2020 (such date, the “2019 Annual Financial Statement Due Date”);

WHEREAS, the Company and the undersigned Investors desire to amend the Purchase Agreement to extend the 2019 Annual Financial Statement Due Date for the fiscal year ended December 31, 2019 to July 31, 2020;

WHEREAS, Section 10(a) of the Purchase Agreement provides that any provision of the Purchase Agreement may be amended, waived or modified only upon the written consent of the Company and the Required Investors; and

WHEREAS, the undersigned Investors constitute the Required Investors.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment to Section 7(a)(i) of the Purchase Agreement. Effective as of the Effective Date, Section 7(a)(i) of the Purchase Agreement is hereby amended, restated and replaced in its entirety with the following language:

(i) (A) in each fiscal year prior to an IPO, within 120 days after the end of such fiscal year of the Company and (B) in each fiscal year following an IPO, within 90 days after the end of such fiscal year of Company, it shall furnish its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (other than a qualification related to the maturity of the Notes at the Maturity Date) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided that, for the delivery of such financial statements and materials in accordance with this paragraph as of and for the fiscal year ended December 31, 2019, the Company shall furnish such materials to the Investors as soon as available, but in no event later than July 31, 2020;

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, as of the Effective Date:

(a) Organization; Good Standing and Qualification.

(i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(ii) Each Guarantor is duly organized, validly existing and in good standing under the laws of its state of formation and has all requisite corporate or other entity power and authority to carry on its business as conducted as of the date of execution hereof. Each Guarantor is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b) Authorization.

(i) All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Amendment has been taken or will be taken prior to the Effective Date, and this Amendment will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(ii) All corporate or other action on the part of each Guarantor, its officers, directors and stockholders or other equityholders, as applicable, necessary for the authorization, execution and delivery of this Amendment has been taken or will be taken prior to execution thereof, and this Amendment constitutes a valid and legally binding obligation of each Guarantor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Default; Event of Default. No Default or Event of Default has occurred and is continuing.

(d) Material Adverse Effect. Since the Closing Date, no event, development or circumstance exists or has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(e) No Violation. The Company is not in violation, default, conflict or breach of any provision of the Restated Certificate or Bylaws of the Company, or in any material respect of any instrument, judgment, order, writ, decree, privacy policy or material contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any law, federal or state statute, rule or regulation applicable to the Company (including, without limitation, those related to privacy, personally identifiable information, export control or digital tokens, coins, cryptocurrency or other blockchain-based assets).

3. Conditions Precedent for Effectiveness

(a) Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made and shall be true and correct on the Effective Date.

(b) Performance. The Company shall have performed and complied with all obligations and conditions contained in this Amendment that are required to be performed or complied with by the Company on or before the Effective Date.

(c) Transaction Documents. The Company shall have duly executed and delivered to the Investors this Amendment.

(d) The Company shall have obtained any necessary approvals by the Company’s Board of Directors, the Company’s stockholders or applicable third parties.

4. Miscellaneous.

(a) Amendment. This Amendment may not be amended, waived, discharged or terminated other than by a written instrument referencing this Amendment and signed by the Company and the Required Investors. The Purchase Agreement and this Amendment, may be amended only in accordance with Section 10(a) of the Purchase Agreement.

(b) Governing Law. This Amendment and all actions arising out of or in connection with this Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York, or of any other state.

(c) Entire Agreement. This Amendment, the Purchase Agreement and the Notes (each to the extent not hereby amended), including the exhibits attached thereto, constitute the full and entire understanding and agreement between the parties for the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner for the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

(d) Fees and Expenses. On the Effective Date or within a reasonable time thereafter, the Company shall pay the reasonable fees and expenses of the undersigned Investors incurred in connection with this Amendment.

(e) Severability. If any provision of this Amendment becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Amendment, and such court will replace such illegal, void or unenforceable provision of this Amendment with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Amendment shall be enforceable in accordance with its terms.

(f) Counterparts. This Amendment may be executed in one (1) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile or PDF electronic copies of signed signature pages will be deemed binding originals.

(g) Effectiveness. This Amendment shall be effective upon the later of (a) the due execution and delivery of this Amendment to the Investors by the Company; and (b) the due execution and delivery of this Amendment to the Company by the Required Investors.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to Convertible Note Purchase Agreement to be duly executed and delivered by their properly and duly authorized officers, effective as of the Effective Date.

COMPANY:

DOORDASH, INC.
a Delaware corporation

By:	/s/ Prabir Adarkar

Name:	Prabir Adarkar
Title:	Chief Financial Officer

DoorDash, Inc. – Amendment No. 2 to Convertible Note Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to Convertible Note Purchase Agreement to be duly executed and delivered by their properly and duly authorized officers, effective as of the Effective Date.

INVESTOR:

OWL ROCK TECHNOLOGY FINANCE CORP.

By:	/s/ Alexis Maged
Name:	Alexis Maged
Title:	Authorized Signatory

Address:

OR Tech Lending LLC 399 Park Avenue, 38th Floor New York, New York 10022 Attention: Matt Swatt Email:

DoorDash, Inc. – Amendment No. 2 to Convertible Note Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to Convertible Note Purchase Agreement to be duly executed and delivered by their properly and duly authorized officers, effective as of the Effective Date.

INVESTOR:

KING STREET CAPITAL, L.P.

By:	King Street Capital Management, L.P.
Its Investment Manager

By:	King Street Capital Management GP, L.L.C.
Its General Partner

By:	/s/ Jay Ryan
Name: Jay Ryan
Title: Chief Financial Officer

Address:

King Street Capital Management GP, L.C.C 299 Park Avenue, 40th Floor New York, NY 10171 Attention: Randy Stuzin, Member and General Counsel Telephone: Email:

DoorDash, Inc. – Amendment No. 2 to Convertible Note Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to Convertible Note Purchase Agreement to be duly executed and delivered by their properly and duly authorized officers, effective as of the Effective Date.

INVESTOR:

ATFORD RIDGE, LTD.

By:	/s/ Jay Ryan
Name: Jay Ryan
Title: Director

Address:

King Street Capital Management GP, L.C.C 299 Park Avenue, 40th Floor New York, NY 10171 Attention: Randy Stuzin, Member and General Counsel Telephone: Email:

DoorDash, Inc. – Amendment No. 2 to Convertible Note Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to Convertible Note Purchase Agreement to be duly executed and delivered by their properly and duly authorized officers, effective as of the Effective Date.

INVESTOR:

BENEFIT STREET PARTNERS DEBT FUND IV LP

By: Benefit Street Partners Debt Fund IV GP LP, its general partner
By: Benefit Street Partners Debt Fund IV Ultimate GP Ltd., its general partner

By:	/s/ Todd Marsh

Name:	Todd Marsh
Title:	Authorized Signatory

DoorDash, Inc. – Amendment No. 2 to Convertible Note Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to Convertible Note Purchase Agreement to be duly executed and delivered by their properly and duly authorized officers, effective as of the Effective Date.

INVESTOR:

BENEFIT STREET PARTNERS SMA LM LP

By: Benefit Street Partners SMA LM GP L.P., its general partner
By: Benefit Street Partners SMA LM Ultimate GP LLC, its general partner

By:	/s/ Todd Marsh

Name:	Todd Marsh
Title:	Authorized Signatory

DoorDash, Inc. – Amendment No. 2 to Convertible Note Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to Convertible Note Purchase Agreement to be duly executed and delivered by their properly and duly authorized officers, effective as of the Effective Date.

INVESTOR:

BENEFIT STREET PARTNERS SMA-C II L.P.

By: Benefit Street Partners L.L.C. its investment advisor

By:	/s/ Todd Marsh

Name:	Todd Marsh
Title:	Authorized Signatory

DoorDash, Inc. – Amendment No. 2 to Convertible Note Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to Convertible Note Purchase Agreement to be duly executed and delivered by their properly and duly authorized officers, effective as of the Effective Date.

INVESTOR:

BENEFIT STREET PARTNERS SMA-K L.P.

By: Benefit Street Partners SMA-K GP L.P., its general partner
By: Benefit Street Partners SMA-K Ultimate GP LLC, its general partner

By:	/s/ Todd Marsh

Name:	Todd Marsh
Title:	Authorized Signatory

DoorDash, Inc. – Amendment No. 2 to Convertible Note Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to Convertible Note Purchase Agreement to be duly executed and delivered by their properly and duly authorized officers, effective as of the Effective Date.

INVESTOR:

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

By:	/s/ Todd Marsh

Name:	Todd Marsh
Title:	Authorized Signatory

DoorDash, Inc. – Amendment No. 2 to Convertible Note Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to Convertible Note Purchase Agreement to be duly executed and delivered by their properly and duly authorized officers, effective as of the Effective Date.

INVESTOR:

BENEFIT STREET PARTNERS DEBT FUND IV MASTER (NON-US) L.P.

By: Benefit Street Partners Debt Fund IV (Non-US) GP LP, its general partner
By: Benefit Street Partners Debt Fund IV Ultimate GP Ltd., its general partner

By:	/s/ Todd Marsh

Name:	Todd Marsh
Title:	Authorized Signatory

DoorDash, Inc. – Amendment No. 2 to Convertible Note Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to Convertible Note Purchase Agreement to be duly executed and delivered by their properly and duly authorized officers, effective as of the Effective Date.

INVESTOR:

BENEFIT STREET PARTNERS SMA-C CO-INVEST L.P.

By: SMA-C II GP Ltd., its general partner

By:	/s/ Todd Marsh

Name:	Todd Marsh
Title:	Authorized Signatory

DoorDash, Inc. – Amendment No. 2 to Convertible Note Purchase Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to Convertible Note Purchase Agreement to be duly executed and delivered by their properly and duly authorized officers, effective as of the Effective Date.

INVESTOR:

PETRUS YIELD OPPORTUNITY FUND, L.P.

By:	/s/ Jonathan Covin
Name: Jonathan Covin
Title: General Counsel

Address:

Petrus Yield Opportunity Fund, L.P. 3000 Turtle Creek Blvd. Dallas, TX 75219 Attention: Jonathan Covin Telephone: Email:

With a copy (which shall not constitute notice) to:

Haynes and Bonne, LLP 2323 Victory Avenue Suite 700 Dallas, TX 75219 Attention: Taylor Wilson Telephone: Email:

DoorDash, Inc. – Amendment No. 2 to Convertible Note Purchase Agreement